UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

KEENOVA THERAPEUTICS PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026	Notice of Annual General Meeting of Shareholders and Proxy Statement

PROXY STATEMENT — YOUR VOTE IS VERY IMPORTANT
Letter to Shareholders
April 27, 2026
Dear Shareholder:
This serves as notice to you of the 2026 Annual General Meeting (the “Annual General Meeting” or “AGM”) of Keenova Therapeutics plc, which will be held on Tuesday, June 2, 2026, at 12:30 p.m. local time, at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.
Whether or not you expect to attend the Annual General Meeting, we encourage you to cast your vote promptly so that your shares will be represented and voted at the meeting. This can be done in advance of the AGM by utilizing one of the options detailed in the accompanying Proxy Statement. In addition, details of the business to be presented at the AGM can also be found in the accompanying Proxy Statement.
Your vote is important and I encourage you to submit your proxy as soon as possible so that your shares will be represented at the meeting.
On behalf of the Board of Directors and the management of Keenova, I extend our appreciation for your continued support.
Yours sincerely,
MARC YOSKOWITZ
Chair

Notice of 2026 Annual General Meeting of
Shareholders to be Held June 2, 2026
KEENOVA THERAPEUTICS PUBLIC LIMITED COMPANY
Registered In Ireland — No. 522227
Registered Office and Principal Executive Office:
College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland
The 2026 Annual General Meeting of Keenova Therapeutics plc (“Keenova” or the “Company”), a company incorporated under the laws of Ireland, will be held on Tuesday, June 2, 2026, at 12:30 p.m., local time, at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, for the following purposes:
Proposal	Meeting Agenda and Voting Recommendation
1	By separate resolutions, to elect as directors and to hold office, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2026, the following individuals:
	• Paul M. Bisaro • Leslie Donato • Katina Dorton	• Paul Efron • Scott Hirsch • Sophia Langlois	• Sigurdur O. Olafsson • Marc Yoskowitz • Jonathan Zinman
2
To hold an advisory non-binding vote to approve the re-appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company and, by binding vote, to authorize the Audit Committee of the Board of Directors (the “Board”) to set the independent auditors’ remuneration.

3	To hold an advisory non-binding vote to approve the Company’s executive compensation.
4	To hold an advisory non-binding vote to approve the frequency of future advisory non-binding votes to approve the Company’s executive compensation.
5	To approve the reduction of Company capital (Special Resolution).
6	To approve an amendment to the Company’s articles of association (“Articles of Association”) (Special Resolution).
7	To act on such other business as may properly come before the meeting or any adjournment thereof.
Proposals 1 through 4 are ordinary resolutions, requiring the approval of a simple majority of the votes cast by the holders of Keenova ordinary shares present and voting, in person or by proxy. Proposals 5 and 6 are special resolutions, requiring the approval of at least three-fourths of the votes cast by the holders of Keenova ordinary shares present and voting, in person or by proxy. The foregoing items are more fully described in the Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders. Shareholders of record as of March 23, 2026, the record date for the Annual General Meeting, are entitled to vote on these matters.
During the meeting, following a review of the Company’s affairs, management will also present and the auditors will report to shareholders on Keenova’s Irish Statutory Accounts for the fiscal year ended December 31, 2025.
By Order of the Board of Directors,
Mark Tyndall,
Secretary
April 27, 2026
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 2, 2026.
The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at investor.keenova.com.

PROXY STATEMENT
KEENOVA THERAPEUTICS PUBLIC LIMITED COMPANY
Registered In Ireland — No. 522227
Registered Office and Principal Executive Office:
College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland
The 2026 Annual General Meeting (the “Annual General Meeting” or “AGM”) of Keenova Therapeutics plc (“Keenova” or the “Company,” “we,” “our,” or “us”) will be held on Tuesday, June 2, 2026, at 12:30 p.m., local time, at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be a shareholder(s) of Keenova, to act on their behalf. Proxies may be appointed via the internet or by phone in the manner set out in our proxy card or by returning a signed instrument of proxy (or proxy card) to the following location by 11:59 p.m., U.S. Eastern Time, on June 1, 2026 with Keenova Therapeutics plc c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (which Broadridge will arrange to forward to Keenova’s registered office electronically) or with Keenova at its registered office to the attention of the Corporate Secretary.
If you wish to appoint a person other than the individuals specified on our proxy card, please contact our Corporate Secretary at our registered office, and also note that your appointed proxy must attend the Annual General Meeting in person in order for your votes to be cast.
This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available to shareholders of record at www.proxyvote.com. These materials are also publicly available on the Investor Relations section of our website at investor.keenova.com. Keenova’s Irish Statutory Accounts will be available at www.proxyvote.com and on the Investor Relations section of our website at investor.keenova.com at least 21 days prior to the Annual General Meeting.
Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement.
Note Regarding Forward-Looking Statements
Statements in this Proxy Statement that are not strictly historical, including statements regarding the future financial condition and operating results of the Company, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Keenova’s businesses and any other statements regarding events or developments Keenova believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “project,” “anticipate,” “approximately,” “estimate,” “predict,” “potential,” “continue,” “may,” “could,” “should,” “will” or the negative of these terms or similar expressions.
There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the expected benefits and synergies of the business combination with Endo, Inc. may not be fully realized in a timely manner, or at all; the Company’s increased indebtedness as a result of the business combination with Endo, Inc. and significant transaction costs related to the business combination with Endo, Inc.; the expected growth opportunities, profit improvements, cost savings and other benefits as a result of the spin-off of Par Health, Inc. from Keenova may not be fully realized in a timely manner, or at all; loss of the benefits of services provided by Par Health or certain of its subsidiaries; risks associated with being a smaller, less diversified company as a result of the spin-off of Par Health, Inc.; unanticipated costs, litigation and/or regulatory inquiries and investigations, including as a result of the business combination with Endo, Inc. or the spin-off of Par Health, Inc.; potential changes in the estimated fair value of the net assets acquired in the business combination with Endo, Inc.; potential changes in the Company’s business strategy and performance; exposure to global economic conditions and market uncertainty; governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to the Company or its officers; the Company’s contractual and court-ordered compliance obligations that, if violated, could result in penalties; matters related to Acthar® Gel (repository corticotropin injection), including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with the Company’s suppliers, customers, employees and other third parties; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of the Company’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; any undesirable side effects caused by the Company’s approved and investigational products, which could limit their commercial profile or result in other negative consequences; the Company’s and its partners’ ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products, including Acthar Gel SelfJect, the INOmax® Evolve DS delivery system, and XIAFLEX® (collagenase clostridium histolyticum); the Company’s ability to successfully pursue additional indications for XIAFLEX, including the timing and outcome of clinical results and regulatory submissions; the Company’s ability to successfully identify or discover additional products or product candidates; the Company’s ability to navigate price fluctuations and pressures, including the ability to achieve anticipated benefits of price increases of its products; competition; the Company’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; the timing, expense and uncertainty associated with clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental laws and related liabilities; business development activities or other strategic transactions; attraction and retention of qualified personnel in key fields; the effectiveness of information technology infrastructure, including risks of external attacks or failures; customer concentration; the Company’s reliance on certain individual products that are material to its financial performance; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers and related market disruptions; conducting business internationally; new or increased tariffs and evolving trade relations and changes in trade and taxation policy; the Company’s significant levels of intangible assets and related impairment testing; natural disasters or other catastrophic events; the Company’s substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions contained in the agreements governing the Company’s indebtedness and settlement obligation on the Company’s operations, future financings and use of proceeds; the Company’s variable rate indebtedness; the Company’s tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; the comparability of the Company’s financial results to historical financial statements in light of its emergence from Chapter 11 bankruptcy proceedings in 2023, the divestiture of the Therakos business, the business combination with Endo, Inc. and spin-off of Par Health, Inc.
The “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC, and other filings with the SEC, all of which are on file with the SEC and available from the SEC’s website (www.sec.gov) and the Company’s website (www.keenova.com), identify and describe in more detail the risks and uncertainties to which the Company’s businesses are subject. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. The forward-looking statements made herein speak only as of the date hereof and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements.

Page
HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	32
EXECUTIVE COMPENSATION	33
Summary Compensation Table	33
Grants of Plan-Based Awards	35
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	36
Outstanding Equity Awards at Fiscal Year-End	37
Option Exercises and Stock Vested	39
Non-Qualified Deferred Compensation	39
Potential Payments Upon Termination or Change in Control	40
CEO Pay Ratio	44
Pay Versus Performance	44
SECURITY OWNERSHIP AND REPORTING	50
Security Ownership of Management and Certain Beneficial Owners	50
AUDIT AND AUDIT COMMITTEE MATTERS	52
Audit and Non-Audit Fees	52
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	52
Audit Committee Report	52
EQUITY COMPENSATION PLAN INFORMATION	54
2025 Plan	54
2024 Plan	55
PROPOSALS REQUIRING YOUR VOTE	56
Proposals 1(a) Through 1(i): Election of Directors	56
Proposal 2: Advisory Non-Binding Vote to Approve The Re-Appointment of The Independent Auditors and Binding Vote to Authorize The Audit Committee to Set The Independent Auditors’ Remuneration	60
Proposal 3: Advisory Non-Binding Vote to Approve The Company’s Executive Compensation	61
Proposal 4: Advisory Non-Binding Vote on Frequency of Future Advisory Non-binding Votes to Approve The Company’s Executive Compensation	62
Proposal 5: Reduction of Company Capital	63
Proposal 6: Amendment to The Company’s Articles of Association	65
OTHER MATTERS	69
Change in Auditor	69
Presentation of Irish Statutory Accounts	69
Registered and Principal Executive Offices	69
Shareholder Proposals for the 2027 Annual General Meeting	69
U.S. Securities and Exchange Commission Reports	70
Delivery of Documents to Shareholders Sharing an Address	70
General	70
ANNEX A: DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES	A-1

Proxy Statement Summary
PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider, and you should read this entire Proxy Statement carefully before voting. For information regarding fiscal year ended December 31, 2025 (“fiscal 2025”) operating performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. We are making this Proxy Statement available to you on or about April 27, 2026.
2026 Annual General Meeting of Shareholders

DATE AND TIME	RECORD DATE	PLACE
Tuesday, June 2, 2026, at 12:30 p.m., local time	March 23, 2026	Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland
Voting:
If you owned Keenova ordinary shares at the close of business on the record date, then you are entitled to vote. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting

Ordinary Shares Outstanding as of Record Date:	39,581,987
Transfer Agent:	Computershare Trust Company, N.A. (“Computershare”)
Place of Incorporation:	Ireland
Meeting Agenda and Voting Recommendations
Proposal		Our Board’s Recommendation	Page #
1	Election of directors	FOR each nominee	56
2	Advisory non-binding vote to approve the re-appointment of the independent auditors and binding vote to authorize the Audit Committee of the Board of Directors (the “Board”) to set the independent auditors’ remuneration	FOR	60
3	Advisory non-binding vote to approve the Company’s executive compensation	FOR	61
4	Advisory non-binding vote on frequency of future advisory non-binding votes to approve the Company’s executive compensation	ONE YEAR	62
5	Approve the reduction of Company capital (Special Resolution)	FOR	63
6	Approve an amendment to the Company’s Articles of Association (Special Resolution)	FOR	65

2026 Proxy Statement | 1

Proxy Statement Summary
Company Performance Highlights
Fiscal 2025 was a transformational year for the Company, including our merger (the “Business Combination” or the “merger”) with Endo, Inc. (which has since been converted to Endo LP, “Endo”) and the later separation of the Company’s generics and sterile businesses into an independent, private company named Par Health (the “Separation” or the “Spin-off”).
We are now Keenova Therapeutics — a leading U.S.-focused branded therapeutics company that strives to help patients with rare or unaddressed conditions live happier and healthier lives. Keenova’s rare disease capabilities underpin our diversified brands portfolio, which is focused across a wide range of therapeutic areas of significant unmet need. These include rheumatology, ophthalmology, nephrology, neurology, pulmonology, orthopedics, urology, and neonatal respiratory critical care.
Our performance for fiscal 2025 underscores the positive momentum in the business and our team’s disciplined execution. Key performance highlights for fiscal 2025 include:
•
Net sales from continuing operations of $1.93 billion and Adjusted EBITDA from continuing operations of $609 million, reflecting continued momentum across our core franchises, partially offset by the impact of merger-related compensation costs.1

•
We realized $13 million in pre-tax merger synergies in the fourth quarter of 2025, and we expect to realize pre-tax merger synergies of approximately $100 million in 2026 as we remain on track to achieve $150 million of annual pre-tax, run-rate synergies by the merger’s three-year anniversary.

•
Acthar® Gel delivered its second consecutive year of double-digit growth with 39% full-year net sales growth.

•
XIAFLEX® net sales grew mid-single digits for full year, and INOmax® demonstrated resilience globally despite U.S. competitive pressures.

•
XIAFLEX® clinical trial progress in additional indications, with our program for hammer toe expected to progress into a Phase 3 study, which, subject to the outcome of discussions with the FDA, we expect to start in the fourth quarter of 2026. In addition, patient enrollment for a Phase 3 study for plantar fibromatosis was completed on March 5, 2026. Topline results are expected in the third quarter of 2026, with a regulatory submission targeted for the fourth quarter of 2026.

You should refer to the more comprehensive discussions contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for additional information.

1
The financial results presented reflect the continuing operations of Keenova Therapeutics plc as if the Business Combination and the Separation had each occurred at the beginning of fiscal 2025. Please see Annex A to this proxy statement for a discussion of non-GAAP measures and reconciliation of GAAP and non-GAAP financial measures.

2 | 2026 Proxy Statement

Proxy Statement Summary
Our Director Nominees
			COMMITTEES
Name	Age	Director Since	Audit	Governance and Compliance	Human Resources and Compensation	Recent Experience
MARC YOSKOWITZ Board Chair Independent	51	2025				CEO of Evozyne
SIGURDUR (Siggi) O. OLAFSSON President and CEO Non-Independent	57	2022				President and Chief Executive Officer of Keenova
PAUL M. BISARO Director Independent	65	2024				Former Executive Chairman of Amneal Pharmaceuticals
LESLIE DONATO Director Independent	57	2025				Former Executive Vice President and Chief Strategy Officer at Cencora
KATINA DORTON Director Independent	68	2024				Former Chief Financial Officer of NodThera
PAUL EFRON Director Independent	71	2025				Senior Advisor to Star Mountain Capital
SCOTT HIRSCH Director Non-Independent	49	2025				Former Interim CEO at Endo
SOPHIA LANGLOIS Director Independent	56	2025				Former Partner with KPMG LLP
JONATHAN ZINMAN Director Independent	45	2023				Managing Member of JZ Advisors LLC
Chair of the Board	Chair	Member

2026 Proxy Statement | 3

Questions and Answers About Our Annual Meeting
Questions and Answers About Our Annual Meeting
Why did I receive this Proxy Statement?
We are making this Proxy Statement available to you on or about April 27, 2026 by delivering printed versions to you by mail because our Board is soliciting your proxy to vote at our Annual General Meeting on June 2, 2026. This Proxy Statement contains information about the items being voted on at the Annual General Meeting and important information about Keenova.
This Proxy Statement and the following documents relating to the Annual General Meeting will also be available on the Investor Relations section of our website at investor.keenova.com:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and

•
Our Irish Statutory Accounts for the fiscal year ended December 31, 2025, and the reports of the Directors and auditors thereon.

How do I access the proxy materials and vote my shares?
The instructions for accessing the proxy materials and voting can be found in the information you received either by mail or e-mail if you have consented to electronic delivery. If you would like to receive proxy materials electronically, you can consent to receiving all future proxy materials via e-mail or the internet. To sign up for electronic delivery, please follow the instructions on your proxy card or voting instruction to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future. Your consent to electronic delivery of proxy materials will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and internet access charges, for which you will be responsible.
You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it by following the instructions on the proxy card or voting instruction form.

Who may vote at the Annual General Meeting and how many votes do I have?
If you owned our ordinary shares at the close of business on the record date, March 23, 2026, and your name appears in the Register of Members of Keenova maintained by our registrar, Computershare, then you may vote at the Annual General Meeting by following the procedures outlined in this Proxy Statement. At the close of business on the record date, we had 39,581,987 ordinary shares outstanding and entitled to vote. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.

May I vote my shares in person at the Annual General Meeting?
Yes, you may vote your shares in person at the Annual General Meeting as follows:
If you are a shareholder of record and you wish to vote in person at the Annual General Meeting, you may do so. If you do not wish to attend yourself, you may also appoint a proxy or proxies to attend, speak and vote in your place. A proxy does not need to be one of our shareholders.
You are not precluded from attending, speaking or voting at the Annual General Meeting, even if you have completed a proxy form or submitted a voting instruction form prior the meeting. To appoint a person other than the individuals specified on our proxy card, please contact our Corporate Secretary at our registered office, and also note that your appointed proxy must attend the Annual General Meeting in person in order for your votes to be cast.
If you are a beneficial owner of shares held in “street name” and you wish to vote in person at the Annual General Meeting, you must obtain a legal proxy from the bank, brokerage firm or other similar organization that holds your shares. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the Annual General Meeting without a legal proxy and a signed ballot. For more information on shares held in “street name” see the question below entitled “What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in ‘street name’?”
You do not need to attend the Annual General Meeting to vote your shares and even if you plan to attend the Annual General Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

4 | 2026 Proxy Statement

Questions and Answers About Our Annual Meeting
What is the deadline for voting my shares if I do not vote in person at the Annual General Meeting?
If you are a shareholder of record, you may vote by internet or by telephone until 11:59 p.m., U.S. Eastern Time, on June 1, 2026, or by mail by returning a signed instrument of proxy (or proxy card) to Keenova Therapeutics plc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (which Broadridge will arrange to forward to Keenova’s registered office electronically) or with Keenova at its registered office to the attention Corporate Secretary by 11:59 p.m., U.S. Eastern Time, on June 1, 2026.
If you are a beneficial owner of shares, please follow the voting instructions provided by your bank, brokerage firm or other similar organization.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in “street name”?
Shareholder of Record. If you hold ordinary shares and your name appears in the Register of Members of Keenova, you are considered the shareholder of record of those shares.
Beneficial Owner of Shares Held in “Street Name.” If your ordinary shares are held in an account at a bank, brokerage firm or other similar organization, then you are considered the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your bank, brokerage firm or other similar organization how to vote the shares held in your account.

Can I change or revoke my vote after I have submitted my proxy?
Yes. You have the right to change or revoke your proxy before it is voted at the Annual General Meeting. You may change your vote by voting again on a later date by internet or by telephone or by signing and returning a new proxy card with a later date, within the voting deadlines described above. Only your latest proxy submitted prior to the meeting will be counted.
Your attendance at the Annual General Meeting will not automatically revoke a previously submitted proxy unless you actually vote in person at the meeting or file a written instrument with our Corporate Secretary prior to the start of the meeting requesting that your prior proxy be revoked.
If your ordinary shares are held in an account at a bank, brokerage firm or other similar organization, you should follow the instructions provided by such organization to change or revoke your vote.

What happens if I do not give specific voting instructions when I deliver my proxy?
Shareholders of Record. If you are a shareholder of record as of the record date and you indicate when voting by internet or by telephone that you wish to vote as recommended by our Board, or sign and return a proxy card without giving specific voting instructions, then the Company-designated proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.
Beneficial Owners of Shares Held in “Street Name.” If you are a beneficial owner of shares and do not provide instructions to your bank, brokerage firm or other similar organization, your shares will not be voted on any proposal on which the bank, brokerage firm or other similar organization does not have discretionary authority to vote. This is referred to in this Proxy Statement and in general as a broker non-vote. Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Brokers have discretionary power to vote your shares with respect to “routine” matters, but they may not have discretionary power to vote your shares on “non-routine” matters. We expect that the (i) election of directors, (ii) advisory non-binding vote to approve the Company’s executive compensation, (iii) advisory non-binding vote on frequency of future advisory non-binding votes to approve the Company’s executive compensation, (iv) the approval of the reduction of the Company’s capital, and (v) the approval of an amendment to the Company’s Articles of Association will be considered non-routine matters. In the case of non-routine matters, the bank, brokerage firm or other similar organization will not be able to vote your shares on those matters for which specific authorization is required. A bank, brokerage firm or similar organization may not be permitted by its rules to vote your shares with respect to non-routine matters if you have not provided instructions. We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

2026 Proxy Statement | 5

Questions and Answers About Our Annual Meeting
What is the “quorum” requirement for the Annual General Meeting?
In order to conduct any business at the Annual General Meeting, holders of a majority of our ordinary shares outstanding and entitled to vote on the record date must be present in person or represented by valid proxies. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained if you:
•
are present and vote in person at the meeting;

•
have voted by internet or by telephone; or

•
have submitted a proxy card or voting instruction form by mail.

Assuming there is a proper quorum of shares represented at the Annual General Meeting, how many shares are required to approve the proposals being voted upon at the Annual General Meeting?	The voting requirement for each of the proposals is as follows:
		Proposal	Vote Required
	1.	Election of directors	Majority of votes cast
	2.	Advisory non-binding vote to approve the re-appointment of the independentauditors and binding vote to authorize the Audit Committee of the Board to set theindependent auditors’ remuneration	Majority of votes cast
	3.	Advisory non-binding vote to approve the Company’s executive compensation	Majority of votes cast
	4.	Advisory non-binding vote on frequency of future advisory non-binding votes toapprove the Company’s executive compensation	Majority of votes cast
	5.	Reduction of Company Capital (Special Resolution)	Three-fourths (75%) of votes cast
	6.	Amendment to the Company’s Articles of Association (Special Resolution)	Three-fourths (75%) of votes cast
Why am I being asked to approve a reduction of the Company Capital?
Under Irish law, in general, dividends and distributions to shareholders, as well as share repurchases and redemptions and spin-off or split-off transactions, may only be made from “distributable reserves” in Keenova’s unconsolidated balance sheet prepared in accordance with the Irish Companies Act 2014 (the “Irish Companies Act”). It is common for Irish companies to seek shareholder approval to create such additional “distributable reserves”, in particular to allow for flexibility in the Irish company’s future allocations of capital, should such flexibility be needed. Distributable reserves generally relate to the accumulated realized profits less accumulated realized losses and includes reserves created by way of a reduction of a capital account of the Company (including its capital redemption reserve account or share premium account).
Keenova shareholders are therefore being asked to approve a special resolution to create distributable reserves of Keenova (through a reduction of the entire amount (or such lesser amount as the directors of Keenova or the Irish High Court may determine) standing to the credit of Keenova’s share premium account and redemption reserve account of Keenova as at the date of this Proxy Statement (or such lesser amount as the directors of Keenova or the Irish High Court may determine)) in order to create additional distributable reserves to give Keenova greater flexibility with respect to allocating its capital. As of the date of this Proxy Statement, Keenova has no present plan for any such capital allocation activity.
The creation of distributable reserves of Keenova as proposed requires confirmation by the Irish High Court. Until the Irish High Court approval is obtained, the ability of Keenova to pay dividends or to repurchase or redeem any shares will be limited to (i) its currently available distributable reserves and (ii) any further additional distributable reserves created as a result of the profitable operation of Keenova. In addition, although Keenova is not aware of any reason why the Irish High Court would not approve the creation of distributable reserves, the issuance of the required order is a matter for the discretion of the Irish High Court and there is no guarantee of such confirmation from the Irish High Court.
In addition, even if Keenova shareholders approve this proposal and the Irish High Court approves the creation of distributable reserves, there is no guarantee that dividends, share repurchases and/or share redemptions, spin-off or split-off transactions or other forms of distributions to shareholders will occur. Any such transactions will depend on prevailing market conditions, Keenova’s liquidity requirements and other factors and any dividends or distributions will be made only at the discretion of the Board. As of the date of this Proxy Statement, Keenova does not anticipate making any such share repurchases or dividends or distributions for the foreseeable future.

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Questions and Answers About Our Annual Meeting

As required under Irish law, the resolution in respect of Proposal 5 is a special resolution that requires the affirmative vote of the holders of at least three-fourths (75%) of the votes cast by the holders of Keenova ordinary shares present and voting, either in person or by proxy, to approve the resolution.

Why am I being asked to approve an amendment to the Company’s Articles of Association?
At present, all of Keenova’s shares are held directly in registered form, i.e. the names of the holders are directly recorded on the Company’s register of members as owners of their respective shares. In the event of a listing of Keenova’s shares on a U.S. stock exchange, Keenova shares must be eligible for trading and settlement within the Depositary Trading Company (“DTC”) clearing and settlement system used for equity trading in the US. The DTC clearing system is an intermediated securities settlement system, where legal title to shares is held by a nominee of DTC (Cede & Co.) on the Company’s register of members and trades in underlying shares are recorded electronically through DTC’s book entry system, rather than by updating the Company’s register of members. Accordingly, in order to prepare for any future U.S. listing, the Board is proposing to amend the Company’s Articles of Association to permit Keenova shares to be eligible for deposit in the DTC clearing system and to take the necessary steps to implement this transition at the election of the Board, including providing for the automatic transfer at the effective time of any such U.S. listing of legal title to Keenova shares to Cede & Co. in its capacity as nominee for DTC (without any change to the underlying beneficial ownership of the relevant Keenova shares).
The proposed amendment to the Articles of Association will also authorize the Board to make such arrangements as are necessary, desirable or appropriate to ensure that following the effective time of any future U.S. listing, any restricted shares in the Company that are incapable or ineligible for admission to the DTC clearing and settlement system are held in a manner that is compliant in the context of any such U.S. listing. Amending the Company’s Articles of Association is, in the Board’s view, the most practical way to enable the Company to facilitate a U.S. listing in the future. The amendment proposed to the Company’s Articles of Association will be of no effect until immediately prior to a U.S. listing.
Even if Keenova shareholders approve the proposed amendment to the Company’s Articles of Association, there is no guarantee that a U.S. listing will occur. Any decision to proceed with a U.S. listing will be subject to the appropriate Board decision at the relevant time, as well as to obtaining relevant regulatory and stock exchange clearances.

What does the amendment to the Company’s Articles of Association mean for my shares?
The effect of the amendment to the Company’s Articles of Association is that immediately prior to or upon a U.S. listing, legal title to Keenova shares will be transferred to Cede & Co. (in its capacity as nominee for DTC) to be held on behalf of DTC eligible participants nominated by the Board for that purpose (“Designated DTC Participant(s)”), who will hold all the Keenova shares on behalf of the registered holders as at the record date for a U.S. listing (the “Original Holders”), subject to the interests of the underlying beneficial owner of such shares. The transfer involves a change in legal title only and it does not affect an Original Holder’s (or underlying beneficial owners’ (if any)) beneficial ownership of their shares in any way. Prior to a US listing, holders of Keenova shares will be entitled to elect to have their interests in Keenova shares transferred to a bank, broker or nominee who is a participant in DTC selected by that holder, or to elect to retain their Keenova shares directly in “registered form”, in each case by delivering a specified instruction to the Company (or such agent as the Company may designate) as described in Proposal 6 below.
Following a U.S. listing, the Company may grant a further election period of up to 6 months (or such other time period as the Directors determine is appropriate) (the “Post-Listing Election Period”) during which time, Original Holders whose interests are held by a Designated DTC Participant may elect to (i) have their interests in Keenova shares transferred to a bank, broker or nominee who is a participant in DTC selected by that holder, or (ii) transfer their Keenova shares into registered form to be held in their own name on the Company’s register of members. If no election is made by the expiry of the Post-Listing Election Period, shares held by a Designated DTC Participant on behalf of such holders will be transferred into the registered name of the Original Holder to which such shares related.

How are abstentions and broker non-votes treated?
Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered votes properly cast at the Annual General Meeting pursuant to our memorandum (“Memorandum”) and Articles of Association. Because the approval of all of the proposals is based on the votes properly cast at the Annual General Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on these proposals under Irish law.

2026 Proxy Statement | 7

Questions and Answers About Our Annual Meeting
How do I attend the Annual General Meeting?
The Annual General Meeting will be held at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland on Tuesday, June 2, 2026.
Shareholders of Record. For admission to the Annual General Meeting, shareholders of record should bring picture identification to the Registered Shareholders check-in area, where ownership will be verified. If you would like someone to attend on your behalf, please contact our Corporate Secretary prior to the meeting.
Beneficial Owners of Shares Held in “Street Name.” Those who have beneficial ownership of ordinary shares held by a bank, brokerage firm or other similar organization should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring picture identification, as well as proof from their banks or brokers (i.e., a legal proxy) that they owned our ordinary shares on March 23, 2026, the record date for the Annual General Meeting.
Registration will begin at 12:00 p.m., local time, and the Annual General Meeting will begin at 12:30 p.m., local time. For directions to the Annual General Meeting, please call +353 1 696 0000.

How will voting on any other business be conducted?
Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on such matters at their discretion.

Who will count the votes?	A representative of Broadridge Financial Solutions, Inc. will act as the inspector of elections and will tabulate the votes.
Who will pay the costs of soliciting the proxies?
Keenova will pay the costs of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, facsimile or other electronic means. We have retained Innisfree M&A Incorporated (“Innisfree”) to assist in solicitation of proxies and have agreed to pay Innisfree approximately $40,000, plus certain reimbursable expenses. We have also agreed to indemnify Innisfree against certain liabilities relating to, or arising out of, its engagement. We also will reimburse banks, brokerage firms and other similar organizations, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our ordinary shares.

Who is Keenova’s transfer agent?
Keenova’s transfer agent is Computershare. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Keenova ordinary shares and similar issues, can be handled by calling 1-866-644-4127 (within the U.S. and Canada) or 1-781-575-2906 (outside the U.S. and Canada) or by accessing Computershare’s website at www.computershare.com/investor.

What if I have purchased Keenova ordinary shares but I am not listed as the registered holder on Keenova’s Register of Members?
Under Irish law and our Memorandum and Articles of Association, rights in respect of our ordinary shares are exercisable by the registered shareholder as entered in the Register of Members. For example, the exercise of voting rights and rights related to the appointment or nomination of directors is only effective under Irish law if executed by the registered shareholder. Because administrative steps to record the legal transfer of our ordinary shares on the Register of Members take additional time, there is a delay between the contractual transfer of shares and the recording of such transfer on the Register of Members, and as a result, there is a delay between when a new shareholder purchases our ordinary shares and when that shareholder is able to directly exercise their rights as a shareholder over those shares. Where any transfer of ordinary shares occurs at less than market value, the transferor can be liable for all of the obligations of the transferee in relation to Irish stamp duty. Additional information on transfer forms and the payment of the stamp duty on transfers is available on our Investor Relations website investor.keenova.com.

Where can I find more information about Keenova?
For other information about Keenova, you can visit our website at www.keenova.com. We use our website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. We also use our website to expedite public access to time-critical information regarding us in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations page of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of our website.
We make our website content available for information purposes only. Our website should not be relied upon for investment decision purposes, and nothing on our website shall be deemed incorporated by reference into this Proxy Statement.

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Corporate Governance
Corporate Governance
Because our ordinary shares are not listed on any national securities exchange, we are not subject to the listing rules or standards of an exchange with particular corporate governance requirements. However, our corporate governance documents, policies and procedures are guided by what we believe is appropriate in light of our governance structure, U.S. practices and applicable federal securities laws and regulations.
Although we are an Irish public limited company, we are not subject to the listing rules of the Euronext Dublin or the listing rules of the U.K. Listing Authority and we are therefore not subject to, nor have we adopted, the U.K. Corporate Governance Code or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities between the U.S. corporate governance standards we apply and the U.K. Corporate Governance Code and other Irish and U.K. governance standards or guidelines, there are differences, relating in particular to the extent of the authorization to issue share capital and effect share repurchases that may be granted to the board of directors and the criteria for determining the independence of directors.
Our Board believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility throughout an organization, and governance at Keenova is intended to achieve both. Our Board also believes that good governance ultimately depends on the quality of an organization’s leadership, and it is committed to recruiting and retaining directors and officers of proven leadership ability and personal integrity.
Recent Corporate Governance Changes
During fiscal 2025, our Board adopted amendments to various corporate governance documents, policies and procedures. In connection with the Business Combination, our shareholders approved amendments to our Articles of Association to facilitate the Business Combination and to reflect a form that is customary for an Irish public limited company considering a potential listing of its ordinary shares on the New York Stock Exchange (“NYSE”). Additionally, in connection with the Business Combination, our Board adopted amendments to the charters of our Board committees and our Corporate Governance Guidelines to align with our current governance structure as set forth in our Articles of Association.
The adoption of the Articles of Association, among other things, (1) created a new class of preferred shares, (2) removed existing pre-emption rights over certain newly issued shares, (3) removed the cap on shares issuable pursuant to Mallinckrodt Pharmaceuticals 2024 Stock and Incentive Plan, (4) removed certain restrictions on the ability of our shareholders to deal in their shares under certain conditions, (5) aligned the circumstances in which directors can decline to register a transfer of their shares with the customary approach of Irish-incorporated U.S. listed issuers, (6) removed drag-along and tag-along rights, (7) set the quorum for general meetings of holders of any class of shares at two or more persons holding (or representing by proxy) at least one half in nominal value of the issued shares of the class, (8) amended the procedures governing shareholder votes such that all voting will be carried out by way of a poll and clarified the manner in which such poll will be conducted, (9) amended the procedures required for advance notice of shareholders’ business and nominations to align with current market practices, (10) removed the right of holders of more than one half of our shares to require the Board to initiate a process for review of strategic alternatives, (11) removed the requirement for the Board to obtain approval of the holders of more than one half of our shares before selling, leasing or exchanging all or substantially all of the Company’s property and assets, (12) aligned the provisions regarding shareholder rights plan with the customary approach adopted by Irish-incorporated U.S. listed companies, (13) restricted us from engaging in business combinations with “interested members” for a period of time, (14) allowed the Board to determine its own size subject to certain limitations and elect its chair, (15) allowed for the vacation ipso facto of the office of a director where he/she is requested to resign in writing by not less than three quarters of the other directors, (16) implemented plurality voting of directors in contested elections, (17) removed director appointment rights for certain classes of shareholders, (18) dissolved the Nominating and Selection Committee and (19) removed certain board observer and information rights.
In connection with the Spin-off, the Articles of Association were updated to reflect the increase in the Company’s authorized share capital, which was necessary to implement the Spin-off, and we subsequently amended the Articles of Association further to reflect the Company’s name change to Keenova Therapeutics plc. Following the Spin-off, our Board also adopted amendments to our Code of Conduct to integrate the Company’s and Endo’s practices, and to ensure the Code of Conduct’s continued accuracy, relevance and applicability to the Company’s diversified operations.
Current Directors and Director Nominees
All nine of our director nominees are current members of the Board, and were appointed pursuant to the terms of the Transaction Agreement, dated as of March 13, 2025 (as amended on April 23, 2025) by and among the Company, Endo and Salvare Merger Sub LLC (the “Transaction Agreement”), which required the Board following the completion of the Business Combination to consist of nine directors, including (i) four individuals who were members of the Board as of immediately prior to the effective time of the merger (“Merger Effective Time”) (the “Mallinckrodt Selected Directors”), (ii) four individuals who were members of the Endo board of directors as of immediately prior to the Merger Effective Time (the “Endo Selected Directors”) and (iii) one individual selected prior

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Corporate Governance
to the completion of the Business Combination by a majority of the persons designated to be Endo Selected Directors or Mallinckrodt Selected Directors to become a member of the Board (the “Jointly Selected Director”). Paul Bisaro, Katina Dorton, Sigurdur O. Olafsson (who is our President and Chief Executive Officer (“CEO”)) and Jonathan Zinman were designated as the Mallinckrodt Selected Directors; Paul Efron, Scott Hirsch, Sophia Langlois and Marc Yoskowitz were designated as the Endo Selected Directors; and Leslie Donato was designated as the Jointly Selected Director.
The Governance and Compliance Committee used the guidelines described below to evaluate the current members of the Board. Based on its evaluation, the Governance and Compliance Committee recommended each of the current directors to be nominees for election by our shareholders at the Annual General Meeting. More information regarding each director nominee’s qualifications can be found in Proposal 1 later in this Proxy Statement.
Director Nominations Process
The Governance and Compliance Committee is responsible for developing the general criteria, subject to approval by the full Board, used in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Governance and Compliance Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the then-current make-up of the Board. Final approval of director candidates is determined by the full Board.
The Governance and Compliance Committee, in accordance with our Corporate Governance Guidelines, seeks to create and maintain a Board that is strong in its collective knowledge and has a diversity of backgrounds, skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Governance and Compliance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of our needs and the needs of the Board at that time, given the then-current mix of director attributes.
As described in our Corporate Governance Guidelines:
•
Directors should be individuals of the highest ethical character and integrity;

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Directors should have demonstrated management ability at senior levels in successful organizations, including as the chief executive officer of a company in a similar industry, or as the leader of a large, multifaceted organization, including government, educational and other non-profit organizations;

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Each director should have the ability to provide wise, informed and thoughtful counsel to senior management on a range of issues and be able to express independent opinions, while at the same time working as a member of a team;

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Each director should have qualifications to enable the Company to comply with its commitments and obligations, including under the Corporate Integrity Agreement;

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Directors should be free from any conflict of interest or business or personal relationship that would interfere with their fiduciary duties to the Company; and

•
Directors should exercise independent judgment in carrying out their responsibilities as a director, having regard to the interests of shareholders as a whole.

The Governance and Compliance Committee will also consider nominations for director submitted by shareholders and will evaluate shareholder candidates in the same manner as candidates proposed from all other sources. To recommend a nominee for director, a shareholder must comply with the provisions relating to the advance notice of shareholders’ business and nominations set out in our Articles of Association and must submit the recommendation in writing to our Corporate Secretary at our registered office, Keenova Therapeutics plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, D15 TX2V, Ireland.
Any such recommendation must include a written questionnaire with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made, and a written representation and agreement (each in the form provided by the Corporate Secretary upon written request) that such person (A)(1) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company and (b) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Company, with such individual’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (B) agrees to promptly provide the Company such other information as the Company may reasonably request and (C) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company publicly disclosed from time to time.

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Corporate Governance
The recommendation must also include documentary evidence of ownership of our ordinary shares, as well as the date the shares were acquired and the name and address of the shareholder, in each case, as required by our Articles of Association.
To be considered by the Governance and Compliance Committee for nomination and inclusion in our Proxy Statement for the 2027 Annual General Meeting, such shareholder recommendation for director must be received by our Corporate Secretary at our registered office not earlier than the close of business on February 2, 2027 and not later than the close of business on March 4, 2027; provided, that in the event the date of the 2027 Annual General Meeting is more than 30 days before or more than 60 days after the anniversary of the 2026 Annual General Meeting, notice must be received no earlier than the close of business on the 120th day prior to the date of the 2027 Annual General Meeting and no later than the close of business on the later of the 90th day prior to the date of the 2027 Annual General Meeting or, if the first public announcement of the date of the 2027 Annual General Meeting is less than 100 days prior to the date of the 2027 Annual General Meeting, the 10th day following the day on which public announcement of the date of the 2027 Annual General Meeting is first made. Once our Corporate Secretary receives the recommendation, we will deliver to the candidate a further questionnaire requesting additional information about the candidate’s independence, qualifications and other information that would assist the Governance and Compliance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our Proxy Statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Governance and Compliance Committee.
The Governance and Compliance Committee may also receive suggestions for director candidates from others and, in its discretion, may also employ a third-party search firm to assist in identifying candidates for director.
Majority Vote for Election of Directors
Pursuant to our Articles of Association, in uncontested elections, directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting (present in person or by proxy) and serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board and the position that would have been filled by such nominee will become vacant. Given that Irish law does not recognize the concept of a holdover director, incumbent directors who are subject to re-election who do not receive a majority of the votes cast at an annual general meeting are not re-elected to the Board, and immediately following such annual general meeting, will no longer be members of the Board unless re-appointed in accordance with our Articles of Association.
Irish law does require, however, a minimum of two directors at all times. If an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees receiving the greatest number of votes in favor of his or her re-election shall, in accordance with our Articles of Association, be re-elected and hold office until such director’s successor(s) is elected.
Pursuant to our Articles of Association, in the event that the number of persons who are validly nominated for election or re-election as directors at any annual general meeting exceeds the maximum number of directors (i.e., a contested election), then those nominees in number equal to the available director positions who receive the highest number of votes in favor of their election by the shareholders at such annual general meeting (present in person or by proxy) shall be appointed.
Independence of Directors
The Board consists of a substantial majority of independent, non-employee directors. The Board has established guidelines for determining director independence that are consistent with the current listing standards of the NYSE. To be considered independent, a director must be determined by the Board to have no material relationship, directly or indirectly, with us. In assessing independence, the Board considers all relevant facts and circumstances. The Governance and Compliance Committee assesses independence and also monitors adherence by the members of the Board with the NYSE corporate governance listing standards for populating the Audit Committee, Human Resources and Compensation Committee (“HRCC”) and Governance and Compliance Committee.
The Board has considered the independence of its members in light of these criteria. Based on these considerations, the Board has determined that each of our directors, other than Sigurdur O. Olafsson, our President and CEO, and Scott Hirsch, who was employed by the Company for three months following the Business Combination, satisfies our independence criteria and is independent. Additionally, each of our then-incumbent directors who resigned on July 31, 2025, in connection with the completion of the Business Combination, was previously determined by the Board to have satisfied our independence criteria and deemed to independent. Each independent director must notify the chair of the Governance and Compliance Committee, as soon as reasonably practicable, of changes in such director’s personal circumstances that may affect the Board’s evaluation of the director’s independence.
Executive Sessions of the Board
The independent directors generally meet in executive session, without members of management present, at such times as may be deemed appropriate. These executive sessions may include a discussion with our CEO.

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Corporate Governance
Board Leadership Structure
Our Board believes it is important to retain flexibility to determine whether the interests of the Company and our shareholders are best served by having the same individual serve as both Chair of the Board and CEO, or by separating these roles, based on the circumstances at a given time. The positions of Chair of the Board and CEO are currently held separately. The Chair of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chair of the Board also sets the Board agendas with Board and management input, facilitates communication among directors, provides an appropriate information flow to the Board and presides at meetings of the Board and shareholders. Our Board determined that the foregoing Board leadership structure has served the best interest of the Company and its shareholders during the period of the Company’s significant transformation.
As previously announced, on February 23, 2026, our Board approved the Fourth Amended & Restated Employment Agreement with Mr. Olafsson (“2026 CEO Agreement”), pursuant to which Mr. Olafsson will remain in his role as CEO until January 1, 2028 (the “Expiration Date”), and will be appointed as Chair of the Board not later than May 14, 2026. If a successor CEO is appointed prior to the Expiration Date, Mr. Olafsson’s role will transition to Executive Chair of the Board (“Executive Chair”). If the Company and Mr. Olafsson do not mutually agree to extend the term of Mr. Olafsson’s employment prior to the Expiration Date, Mr. Olafsson’s service as CEO, Chair and/or Executive Chair, as applicable, shall automatically terminate on the Expiration Date, which termination shall constitute a termination by the Executive with Good Reason (as defined in the 2026 CEO Agreement). Our Board determined that having Mr. Olafsson serve as Chair or Executive Chair will provide unified leadership and direction in the management of the Company, contributing to cohesive, strong, and effective long-term vision and strategy. This perspective takes into account that Mr. Olafsson has a deep understanding of the complexities of our business and operations and that his leadership was integral to the Company’s success as we navigated through our recent transformation.
Future modification of the Board leadership structure will be made at the sole discretion of the Board.
Code of Conduct
We have adopted the Keenova Code of Conduct, which meets the requirements of a “code of ethics” as defined in Item 406 of Regulation S-K. Our Code of Conduct applies to all employees, officers and directors of Keenova, including, without limitation, our CEO, Chief Financial Officer (“CFO”) and other senior financial officers, and is reviewed periodically by our Governance and Compliance Committee. Our Code of Conduct is posted on our website at www.keenova.com under the heading “Company — Policies.”
Insider Trading Policy
We have adopted an insider trading policy that governs the purchase, sale and other dispositions and transactions in our securities by our directors, officers, employees and related persons, which is reasonably designed to promote compliance with insider trading laws, rules and regulations, a copy of which was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Transactions by us in our own securities are entered into after evaluation by our legal counsel for compliance with applicable securities laws.
Policies and Procedures Related to the Grant of Certain Equity Awards
We did not grant any awards of stock options, stock appreciation rights or similar option-like awards during fiscal 2025. In light of our current grant practices, we have not established any policies or practices on the timing of granting of stock options, stock appreciation rights or similar option-like awards in relation to the disclosure of material nonpublic information by us. We do not time the disclosure of material non-public information, or the granting of equity awards, for the purpose of impacting the value of executive compensation.
Board Risk Oversight
Our Board oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of the full Board in approving our business strategy is a key part of its assessment of management’s appetite for risk and the determination of what constitutes an appropriate level of risk for us. In this process, risk is assessed throughout the business, focusing on three primary areas: financial risk; legal/compliance risk; and operational/strategic risk.
While the full Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee oversees, conducts an annual assessment of and reports to the Board on our enterprise risk management program, focuses on financial risk, including internal controls over financial

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Corporate Governance
reporting, and receives an annual risk assessment report from our internal auditors and oversees reporting requirements related to environmental, social and governance, including under Irish law. The Governance and Compliance Committee assists the Board in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance, and best practices and public policy issues that affect us and works closely with our legal, compliance and regulatory groups. In addition, in setting compensation, the HRCC strives to create incentives that encourage an appropriate level of managed risk-taking behavior consistent with our business strategy. The full Board has primary oversight with respect to cybersecurity and information security-related risks, and management periodically reports on such matters to the Audit Committee.
Sustainability
We strive to be a force for good. We are committed to doing more and are taking steps to ensure we operate and grow responsibly. We believe that sustainability practices are foundational to creating long-term value for all our stakeholders, including shareholders, patients, employees, customers and the communities in which we operate and live. Our Board of Directors oversees the incorporation of reasonable sustainability practices into its long-term strategy and risk management. At the operational level, our Head of Sustainability, in close collaboration with cross-functional leaders as appropriate, is responsible for strategy implementation, stakeholder engagement, disclosures, reporting and communications under the oversight our Executive Vice President and Chief Transformation Officer. Cross-functional working groups manage specific sustainability programs and initiatives to support progress and ensure accountability.
Compensation Risk Assessment
At the direction of the HRCC, Keenova conducts annual risk assessments of its compensation policies and practices. For fiscal 2025, the HRCC’s independent compensation consultant assisted in this assessment, which consisted of a review of cash and equity compensation provided to our employees, including compensation payable to senior executives. The findings of this assessment were presented to and discussed with the HRCC, who reviewed the assessment. Based on the review, the HRCC concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Transactions with Related Persons
Our Related Party Transaction Policy was adopted by our Board and is available on our website at
investor.keenova.com/corporate-governance/highlights. Pursuant to this policy, our Governance and Compliance Committee is responsible for reviewing and approving transactions with related persons (as such transactions are defined by Item 404(b) of Regulation S-K), considering factors such as (i) whether the terms of the transaction are fair to our company, not inconsistent with the interests of our company and our shareholders and on the same basis as that would apply if the transaction did not involve a related person; (ii) whether there are business reasons for entering into the transaction; (iii) whether the transaction would impair director independence under NYSE and SEC standards; (iv) potential conflicts of interest; (v) availability of other sources of comparable products or services; (vi) the ongoing nature of any proposed relationship related to the transaction; and (vii) any other factors that the Governance and Compliance Committee deems relevant. After such transactions are approved, the Governance and Compliance Committee reviews and assesses ongoing relationships with the related persons to ensure that such transactions are in compliance with the Committee’s guidelines and that such transactions remain appropriate.
There were two related party transactions in 2025. On August 18, 2025, the Company sold 7,692 ordinary shares to Paul Efron, a member of the Board, in a private placement for an aggregate purchase price of $709,972, which was equal to the amount of cash Mr. Efron would have received in exchange for the cancelation of the aggregate number of outstanding RSUs in respect of Endo’s common stock held by Mr. Efron immediately prior to the Merger Effective Time. Additionally, Scott Hirsch, a member of the Board, received compensation pursuant to his Noncompetition and Consulting Agreement as described in the section entitled “Compensation of Non-Employee Directors — 2025 Director Compensation Table.”
Communications with the Board of Directors
Shareholders and interested parties may communicate with the Board, individually or as a group, by submitting written communications to board.directors@keenova.com, or to a special address published on the Company’s website at www.keenova.com/company/contact-locations/#contact or by phone to a toll-free number published on the Company’s website at www.keenova.com/company/policies.
All communications will be reviewed initially by the Office of the Chief Legal Officer and Corporate Secretary, who will relay all communications to the appropriate director or directors unless the communication is (i) an advertisement or other commercial solicitation or communication, (ii) obviously frivolous or obscene or (iii) unduly hostile, threatening or illegal. The foregoing communications will not be forwarded but may be provided to law enforcement, as appropriate, and will be made available to any director who wishes to review them.

2026 Proxy Statement | 13

Corporate Governance
Directors may decide whether any of the communications addressed to their attention should be presented to the full Board, to one or more of its committees or to the Company’s management. Each director also has the discretion to determine whether a response to the person sending the communication is appropriate. Any response will be made through the Office of the Chief Legal Officer and Corporate Secretary in accordance with the Company’s policies and procedures and applicable law, and regulations relating to the disclosure of information.
The Company’s policy on communications from shareholders and interested parties is in addition to the policies and procedures established by the Company to address integrity concerns, including those related to the Company’s accounting, internal controls, auditing matters or other issues affecting the Company’s financial statements.
The Company’s Code of Conduct prohibits any employee or director from retaliating against anyone for raising an integrity concern in good faith or assisting in a related inquiry.
Shareholder Engagement
It is and has been our practice for many years to compliantly engage with our investors on a routine basis as part of our investor relations program, during which the Company’s executives regularly meet with investors at both public conferences as well as in private meetings. Our engagement program focuses on overall performance of the business, particularly on subjects such as financial and commercial performance, research and development efforts, corporate strategy, capital allocation and business development, as well as corporate governance, social responsibility, executive compensation and other similar areas of interest.
We value our shareholders’ feedback and perspectives, and we are committed to continuing this broad scope of engagement with our shareholders across multiple channels, as we believe that the solicitation and consideration of shareholder views is a critical component of driving long-term value for the Company.

14 | 2026 Proxy Statement

Board of Directors and Board Committees
BOARD OF DIRECTORS AND BOARD COMMITTEES
General
Our business, property and affairs are managed under the direction of the Board. Directors are kept informed about our business through discussions with the Chair of the Board and the CEO and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.
During fiscal 2025, the Board held 13 meetings, both in person and telephonically. During fiscal 2025, each of our incumbent directors attended 75% or more of the aggregate of the total number of (i) meetings of our Board (held during the period for which he or she was a director), and (ii) meetings held by all committees of our Board on which he or she served (during the period for which he or she served). Our Board members are expected to attend our Annual General Meeting. All of our directors who were members of the Board at the time attended our 2025 Annual General Meeting in person or by phone.
Board Committees
The Board has three standing committees: a separately designated Audit Committee established in accordance with the Securities Exchange Act of 1934 (the “Exchange Act”); a Governance and Compliance Committee; and an HRCC. Membership and chairs of the committees are recommended to the Board by the Governance and Compliance Committee. The Board may establish other committees from time to time as it deems appropriate. The Memorandum and Articles of Association provide that members of committees of the Board are appointed by a majority of the Board (subject to customary exclusions of directors from meetings of committees considering affiliated transactions). The Board dissolved the Transaction Review Committee on July 31, 2025, in connection with the new Board and committee structure after the completion of the merger with Endo.
The committees report on their activities to the Board at each regular Board meeting. The table below provides standing committee membership information as of the date of this Proxy Statement. Each of these committees operates under a written charter approved by the Board, each of which is available on our website at investor.keenova.com/corporate-governance/highlights.
Directors(1)	Audit Committee(3)	Governance and Compliance Committee(4)	Human Resources and Compensation Committee(5)
Marc Yoskowitz (1)
Paul M. Bisaro
Leslie Donato(1)
Katina Dorton
Paul Efron(1)
Sophia Langlois(1)
Jonathan Zinman
Number of Meetings Held in Fiscal 2025(2)	11	5	5
Chair of the Board	Chair	Member

(1)
Each of Mr. Yoskowitz, Ms. Donato, Mr. Efron and Ms. Langlois was appointed as a director of the Company on July 31, 2025. Mr. Bisaro served as Chair of the Board from February 2, 2024 to July 31, 2025, Mr. Efron served as Chair of the Board from July 31, 2025 to September 17, 2025, and Mr. Yoskowitz was appointed Chair of the Board on September 17, 2025.

(2)
The Transaction Review Committee was dissolved on July 31, 2025, in connection with the new Board and committee structure and the completion of the merger with Endo. The Transaction Review Committee held two meetings in fiscal 2025.

(3)
Ms. Dorton served as the Chair of the Audit Committee from February 2, 2024 to July 31, 2025. Ms. Langlois was appointed Chair of the Audit Committee on July 31, 2025.

(4)
David Stetson served as the Chair of the Governance and Compliance Committee from October 4, 2024 to July 31, 2025. Mr. Bisaro was appointed Chair of the Governance and Compliance Committee on July 31, 2025.

(5)
Abbas Hussain served as the Chair of the Human Resources and Compensation Committee from February 2, 2024 to July 31, 2025. Ms. Dorton was appointed Chair of the Human Resources and Compensation on July 31, 2025.

2026 Proxy Statement | 15

Board of Directors and Board Committees
Committee	Responsibilities and Composition(1)
Audit Committee
The Audit Committee monitors the integrity of our financial statements, the independence and qualifications of the independent auditors, the performance of our internal auditors and independent auditors, our compliance with certain legal and regulatory requirements and the effectiveness of our internal controls. The Audit Committee is responsible for selecting, retaining, evaluating, setting the remuneration of and, if appropriate, recommending the termination of our independent auditors to the Board. The current members of the Audit Committee are Sophia Langlois, Katina Dorton and Jonathan Zinman. Each of them is independent under SEC rules and NYSE corporate governance listing standards applicable to audit committee members and each of them is financially literate. Sophia Langlois is the Chair of the Audit Committee. The Board has determined that each of Sophia Langlois and Katina Dorton is an audit committee financial expert. Katina Dorton serves on three public company audit committees in addition to being a member of our Audit Committee. The Board has determined that this simultaneous service would not impair Katina Dorton’s ability to effectively serve on our Audit Committee.

Governance and Compliance Committee
The Governance and Compliance Committee is responsible for developing and recommending to the Board our Corporate Governance Guidelines and assisting the Board in fulfilling its oversight responsibility with respect to our corporate governance. The committee is also responsible for overseeing and monitoring the effectiveness of our compliance program.
The current members of the Governance and Compliance Committee are Paul Bisaro, Paul Efron and Sophia Langlois, each of whom is independent under NYSE corporate governance listing standards. Paul Bisaro is the Chair of the Governance and Compliance Committee.

Human Resources and Compensation Committee
The HRCC reviews and approves the Company’s executive compensation philosophy and compensation and benefits policies and objectives, determines whether our officers and employees are compensated according to those objectives and carries out the Board’s responsibilities relating to compensation of our executive officers (other than CEO). The HRCC establishes the compensation of our executive officers (other than the CEO) after reviewing the recommendations of the CEO. The HRCC also reviews the succession planning process relating to senior executives (other than CEO). The current members of the HRCC are Katina Dorton, Marc Yoskowitz and Leslie Donato, each of whom is independent under NYSE corporate governance listing standards applicable to compensation committee members. Katina Dorton is the Chair of the HRCC.

(1)
Each of the three standing committees may delegate its authority and duties to subcommittees or individual members of such committee as it deems appropriate.

16 | 2026 Proxy Statement

Compensation of Non-Employee Directors
Compensation of Non-Employee Directors
The 2025 compensation of our non-employee directors reflects the compensation program established by the Board in February 2024 following our emergence from bankruptcy in 2023, and a new director compensation program established in August 2025 following the completion of the Business Combination. The following sections describe the features of the non-employee director compensation program before and after the Business Combination.
Pre-Business Combination
As further described below, prior to the Business Combination, our non-employee directors’ compensation comprised an annual cash retainer, equity awards, and participation in our Transaction Incentive Plan.
Annual Cash Retainers
Board Members. Each non-employee director (other than the Non-Executive Chair) was entitled to receive an annual cash retainer of $150,000.
Non-Executive Chair of the Board. The Non-Executive Chair of the Board was entitled to receive an annual cash retainer of $250,000.
Committee Chairs. The chairs of the Audit Committee and Transaction Review Committee each was entitled to receive a supplemental annual cash retainer of $50,000, and the chairs of the HRCC and the Governance and Compliance Committee each was entitled to receive a supplemental annual cash retainer of $25,000. The Transaction Review Committee was dissolved following the Business Combination.
Committee Members. Each member of the Audit Committee, the HRCC, the Governance and Compliance Committee and the Transaction Review Committee (excluding the Committee Chairs) was entitled to receive a supplemental annual cash retainer of $15,000.
2024 Equity Awards
In February 2024, each then-serving non-employee director received three-year equity awards under our 2024 Plan comprised of one-third RSUs (the “2024 Director RSUs”) and two-thirds PSUs (the “2024 Director PSUs”). The 2024 Director RSUs vest in equal installments, with the first and second thirds having vested on January 1, 2025 and 2026, respectively, and the remaining third scheduled to vest on January 1, 2027. The award agreements for the 2024 Director PSUs, as amended in 2024, provided that, if a “Qualifying Significant Event” occurred that was not also a “Change in Control,” the 2024 Director PSUs would automatically convert to time-vesting awards scheduled to fully vest on the last day of the three-year period of fiscal 2024 through fiscal 2026 (the “Performance Cycle”) (i.e., December 25, 2026). The Business Combination, which occurred in 2025, was an event that triggered these provisions and, as such, resulted in the 2024 Director PSUs being converted into time-vesting awards that are now scheduled to fully vest on the last day of the Performance Cycle.
The applicable award agreements provide that in the event of a director’s termination of service by us without Cause (as defined in the 2024 Plan), the director’s unvested 2024 Director RSUs, including the 2024 Director PSUs that converted into time-vesting awards, will vest in full effective as of the director’s execution of a release of claims in the Company’s customary form. As further described in the applicable award agreements, in the event of a director’s death or disability, the director’s unvested 2024 Director RSUs, including the 2024 Director PSUs that converted into time-vesting awards, will vest in full. For a description of vestings of relevant stock awards for directors whose service terminated upon the Business Combination, see the 2025 Director Compensation Table below. For additional information regarding the features of 2024 Director RSUs and 2024 Director PSUs granted under the 2024 Plan, see the section entitled “Equity Compensation Plan Information — 2024 Plan.”
Given the lack of an ordinary market for the Company’s ordinary shares, the Company provided its non-employee directors with the opportunity to forfeit a portion of the ordinary shares that they otherwise would have become entitled to receive upon the vesting of their 2024 Director RSUs on January 1, 2025 and 2026 in exchange for a cash payment from the Company in order to facilitate the ability to satisfy certain tax obligations related to such 2024 Director RSUs scheduled to vest.
Transaction Incentive Plan
In February 2024, the Board adopted the Transaction Incentive Plan to incentivize retention of non-employee directors through, and following the closing of, certain strategic transactions and to ensure alignment of incentives of non-employee directors and executive officers with the best interests of the Company. Each then-serving non-employee director was designated as a participant in the Transaction Incentive Plan. The aggregate value of the bonuses payable under the Transaction Incentive Plan varied based

2026 Proxy Statement | 17

Compensation of Non-Employee Directors
on the amount of proceeds received by or the value attributed to the Company in connection with a Qualifying Transaction (as defined in the section entitled “Compensation Discussion and Analysis — Fiscal 2025 Executive Compensation Highlights”) and when such Qualifying Transaction signed or closed. Each non-employee director was entitled to receive 3% of the bonuses under the Transaction Incentive Plan, the Board Chair was entitled to receive an additional allocation of 2% of the bonuses under the Transaction Incentive Plan, and the Chair of the now dissolved Transaction Review Committee was entitled to receive an additional allocation of 1% of the bonuses under the Transaction Incentive Plan. The aggregate value of the bonuses payable were subject to the terms of the Transaction Incentive Plan.
Each bonus payment earned under the Transaction Incentive Plan was to be generally delivered 50% in connection with closing of the applicable Qualifying Transaction and 50% on the earlier of (i) December 31, 2026 or a Qualifying Significant Event and (ii) a Significant Asset Transaction (as defined in the section entitled “Compensation Discussion and Analysis — Fiscal 2025 Executive Compensation — Transaction Incentive Plan”). The Company’s sale of the Therakos business (the “Therakos Divestiture”) qualified as a Qualifying Transaction and the Business Combination qualified as a Qualifying Transaction and a Qualifying Significant Event under the Transaction Incentive Plan. As a result, the Final Payment Date (as defined in the section entitled “Compensation Discussion and Analysis — Fiscal 2025 Executive Compensation — Transaction Incentive Plan”) was triggered by the closing of the Business Combination. The Transaction Incentive Plan terminated in accordance with its terms as a result of the completion of the Business Combination, and each then-serving non-employee director was eligible for the bonuses payable under the Transaction Incentive Plan.
Post-Business Combination
In April 2025, the Company engaged Frederic W. Cook & Co. (“FW Cook”) to advise on the design of the new non-employee director compensation program, which was developed by reference to a new peer group that the Board approved after the Business Combination for benchmarking executive and non-employee director pay levels and practices. The program was designed to promote director independence and shareholder alignment and support the recruitment of directors with requisite skills and experience. The program set total director compensation near the 75th percentile of the peer group, which was determined to be appropriate given, among other things, historic challenges with recruiting qualified directors, significant workload associated with the Separation and expected NYSE listing, and in recognition of higher individual director tax liability and travel requirements for an Irish-domiciled company. In August 2025, at the Board’s first meeting following the Business Combination, FW Cook presented its recommendations for the Company’s non-employee director compensation to the Board, which the Board approved. In early September 2025, the HRCC determined to engage FW Cook as its independent consultant on executive and non-employee director compensation matters.
As further described below, after the Business Combination, our non-employee director compensation program comprises an annual cash retainer and equity awards.
Annual Retainers
Board Members. Each non-employee director is entitled to receive an annual cash retainer of $90,000.
Non-Executive Chair of the Board. The Non-Executive Chair of the Board is entitled to receive a supplemental annual retainer of $250,000, with 50% paid in cash and 50% paid in RSUs that vest on the earlier of (i) the first anniversary of the grant date and (ii) the date of the Company’s next annual general meeting of shareholders.
Committee Chairs. The chair of the Audit Committee is entitled to receive a supplemental annual cash retainer of $50,000, and the chairs of the HRCC and the Governance and Compliance Committee each is entitled to receive a supplemental annual cash retainer of $40,000.
Committee Members. Each member of the Audit Committee, the HRCC and the Governance and Compliance Committee (excluding the Committee Chairs) is entitled to receive a supplemental annual cash retainer of $15,000.
2025 Equity Awards
Annual Awards. Each non-employee director is entitled to receive an annual equity grant under the Keenova Therapeutics plc 2025 Stock and Incentive Plan (formerly, the Mallinckrodt Pharmaceuticals 2025 Stock and Incentive Plan, the “2025 Plan”) of RSUs valued at $375,000 on the date of the Annual Meeting. The RSUs vest on the earlier of (i) the first anniversary of the grant date and (ii) the date of the Company’s next annual general meeting of shareholders.
2025 Launch Awards. In August 2025, each then-serving non-employee director received an equity grant under our 2025 Plan of RSUs valued at $375,000, or $500,000 in the case of Paul Efron, the then-serving Non-Executive Chair (collectively the “Launch Awards”). In September 2025, Marc Yoskowitz was appointed as Non-Executive Chair and, in connection with such appointment,

18 | 2026 Proxy Statement

Compensation of Non-Employee Directors
received additional Launch Award RSUs such that his total Launch Award amount granted in 2025 was valued at $500,000. The Launch Awards vest on the earlier of (i) the first anniversary of the grant date and (ii) the date of the Company’s next annual general meeting of shareholders.
The applicable award agreements provide that, in the event of a director’s termination of service by us without Cause (as defined in the 2025 Plan), the director’s unvested Launch Awards will vest pro rata based on the date of termination effective as of the director’s execution of a release of claims in the Company’s customary form; provided that in the event such termination occurs in connection with a Change in Control (as defined in the 2025 Plan), the Launch Awards will not be subject to proration and will vest in full if the awards are not assumed by the acquiror or the director is terminated involuntarily within 12 months following a Change in Control. As further described in the applicable award agreements, in the event of a director’s death or disability, the director’s unvested Launch Awards will vest in full. For additional information regarding the features of Launch Awards granted under the 2025 Plan, see the section entitled “Equity Compensation Plan Information — 2025 Plan.”
Given the lack of an ordinary market for the Company’s ordinary shares, and so long as the Company is not listed on a recognized stock exchange, the Company will provide its non-employee directors with the opportunity to forfeit a portion of the ordinary shares that they would otherwise become entitled to receive upon the vesting of their Launch Awards in exchange for a cash payment from the Company in order to facilitate the ability to satisfy certain tax obligations related to the Launch Awards scheduled to vest.
Other Compensation
Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board meetings, committee meetings and shareholder meetings. Directors are typically provided with commercial aircraft airfare in order to travel to and from such meetings.
Due to the Company’s organizational structure, directors may be subject to the Irish income tax laws. For this reason, the Company makes available for directors Irish income tax services up to approximately €1,500 annually (or approximately $1,763 as of December 31, 2025). In addition, to enhance the cybersecurity of our directors, the Company makes available to directors an internet data scrubbing service for up to approximately $1,000 annually.
We are committed to supporting directors’ continuing education efforts. Therefore, we bear the cost of directors’ annual membership in the National Association of Corporate Directors (“NACD”).
2025 Director Compensation Table
The following table provides information concerning compensation for each of our non-employee directors for fiscal 2025. Compensation for Sigurdur O. Olafsson, our President and CEO, is shown in the Summary Compensation Table included in the section entitled “Executive Compensation — Summary Compensation Table.” Mr. Olafsson did not receive additional compensation for his services as a director.
Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)	Total ($)
Current Directors(1)
Marc Yoskowitz	79,011	499,897	—	—	578,908
Paul M. Bisaro	219,011	374,923	5,423,077	—	6,017,011
Leslie Donato	42,692	374,923	—	—	417,615
Katina Dorton	186,538	374,923	3,253,846	—	3,815,307
Paul Efron	93,516	499,989	—	—	593,505
Scott Hirsch	18,049(6)	374,923	—	5,390,285(7)	5,783,257
Sophia Langlois	61,044	374,923	—	—	435,967
Jonathan Zinman	170,275	374,923	4,338,462	—	4,883,660
Former Directors(2)
Abbas Hussain	112,747	58,051	3,253,846	—	3,424,644
David Stetson	112,747	58,051	3,253,846	—	3,424,644
Wesley P. Wheeler	106,813	58,051	3,253,846	—	3,418,710

(1)
Each of Mr. Yoskowitz, Ms. Donato, Mr. Efron, Mr. Hirsch and Ms. Langlois was appointed as a director of the Company effective July 31, 2025.

(2)
Each of Mr. Hussain, Mr. Stetson and Mr. Wheeler resigned as a director of the Company effective July 31, 2025.

2026 Proxy Statement | 19

Compensation of Non-Employee Directors
(3)
In connection with the Business Combination, the Board changed its committee structure (see the section entitled “Board of Directors and Board Committees — Board Committees” for details on the changes to committee membership) and implemented new cash retainer amounts for directors and for the Chair of the Board. As a result, the cash compensation for each director reflects the aggregate amount earned for Board and committee assignments prior to and following the Business Combination under the applicable compensation program.

(4)
With respect to our current non-employee directors, the amounts reported represent the aggregate grant date fair value of Launch Awards as computed in accordance with Accounting Standards Codification 718 (“ASC 718”). With respect to our former non-employee directors, the amounts were computed in accordance with ASC 718 and represent the incremental fair value of an accounting modification made in 2025 to 2024 Director RSUs. As previously disclosed, the 2024 Director RSUs were amended to provide that in the event of a director’s termination of service by us without Cause (as defined in the 2024 Plan), the director’s unvested 2024 Director RSUs will vest in full effective as of the director’s execution of a release of claims in the Company’s customary form.

(5)
The amounts reported represent the portion of the cash awards earned pursuant to our Transaction Incentive Plan in fiscal 2025 resulting from the second installment of the cash award for the Therakos Divestiture and the cash award for the Business Combination. See the section entitled “Compensation of Non-Employee Directors — Pre-Business Combination — Transaction Incentive Plan” for additional information.

(6)
Mr. Hirsch’s did not receive any cash retainer during the Transition Period (as defined below).

(7)
Pursuant to the terms of Mr. Hirsch’s Noncompetition and Consulting Agreement (the “Consulting Agreement”), dated as of July 29, 2025, Mr. Hirsch was employed as a senior advisor to the Company from July 31, 2025, through October 14, 2025 (the “Transition Period”). During the Transition Period, Mr. Hirsch received the same compensation and benefits he had received with Endo, which included a monthly base salary of $750,000. The total amount of his base salary during the Transition Period was $2,076,923. The Consulting Agreement provides that the Company will engage Mr. Hirsch as a consultant to provide transitional services for a period of six months following the Transition Period and that he will be subject to certain non-competition obligations for a period of 12 months following the Transition Period. In connection with the consulting services and the non-competition obligations under the Consulting Agreement, Mr. Hirsch is entitled to cash consideration of up to $9,000,000 as well as payment of the full premium under COBRA for 12 months for himself and his dependents. For fiscal 2025, the amount of cash consideration earned in connection with the consulting services and non-competition obligations pursuant to the Consulting Agreement was $2,557,378 and the total amount of COBRA premiums paid by the Company was $5,984. Pursuant to that certain Retention Bonus Letter dated as of April 3, 2025, by and between Mr. Hirsch and Endo (the “Retention Bonus Letter”), the Second Payment Amount (as defined in the Retention Bonus Letter) of $750,000 vested and was paid to Mr. Hirsch in accordance with the terms and conditions set forth in the Retention Bonus Letter, as if his employment with Endo had not terminated.

The number of RSUs, including 2024 Director PSUs that converted into time-vesting awards, held as of December 31, 2025 by each non-employee director is provided in the table below. Pursuant to the terms of the Employee Matters Agreement entered into by the Company and Par Health as of November 10, 2025, in connection with the Separation (the “Employee Matters Agreement”), each non-employee director who held RSUs immediately prior to the Separation received additional RSUs as a result of the adjustment to outstanding Keenova RSUs. These additional RSUs are reflected in the table below.
Name	RSUs (#)
Current Directors
Marc Yoskowitz	6,509
Paul M. Bisaro	48,721
Leslie Donato	4,882
Katina Dorton	31,186
Paul Efron	6,510
Scott Hirsch	4,882
Sophia Langlois	4,882
Jonathan Zinman	39,954
Former Directors(a)
Abbas Hussain	—
David Stetson	—
Wesley P. Wheeler	—

(a)
All outstanding unvested 2024 Director RSUs held by Messrs. Hussain, Stetson and Wheeler immediately prior to the Business Combination vested in full in connection with their departure from the Board.

20 | 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation highlights and objectives and the decisions of our Board and the HRCC regarding the fiscal 2025 compensation of our named executive officers (“NEOs”). Our NEOs for fiscal 2025 are:
•
Sigurdur O. Olafsson, President, Chief Executive Officer and Director

•
Christiana Stamoulis, President and Chief Financial Officer (appointed effective September 22, 2025)

•
Henriette Nielsen, Executive Vice President and Chief Transformation Officer

•
Lisa French, Executive Vice President and Chief Commercial Officer

•
Mark A. Tyndall, Executive Vice President, Chief Legal Officer, and Corporate Secretary

•
Bryan M. Reasons, Former Executive Vice President and Chief Financial Officer (served in this role until September 22, 2025)

Fiscal 2025 was a year of significant change for the Company, including our merger with Endo and the later separation of the Company’s generics and sterile businesses into an independent, private company named Par Health. Although 2025 compensation was largely established prior to the Business Combination, the Board and HRCC also made several important compensation decisions during the year to support continuity of leadership during this significant period of transformation and to establish the groundwork for our continued success. During fiscal 2025, we entered into new compensation arrangements with Sigurdur Olafsson for his continued service as President and CEO of the combined company, and we entered into compensation arrangements with Christiana Stamoulis in connection with her becoming President and CFO in September 2025. In fiscal 2025, following the Business Combination, the HRCC took additional steps to advance our executive compensation program in alignment with our strategic priorities as a combined company, including (i) engaging a new independent compensation consultant, (ii) adopting a realigned executive compensation philosophy for the Company and (iii) establishing a new peer group for executive compensation.
Fiscal 2025 Company Performance
In fiscal 2025, our management team led us to significant accomplishments, including the Business Combination and the Separation. Key performance highlights for fiscal 2025 include:
•
Net sales from continuing operations of $1.93 billion and Adjusted EBITDA from continuing operations of $609 million, reflecting continued momentum across our core franchises, partially offset by the impact of merger-related compensation costs.1

•
We realized $13 million in pre-tax merger synergies in the fourth quarter of 2025, and we expect to realize pre-tax merger synergies of approximately $100 million in 2026 as we remain on track to achieve $150 million of annual pre-tax, run-rate synergies by the merger’s three-year anniversary.

•
Acthar® Gel delivered its second consecutive year of double-digit growth with 39% full-year net sales growth.

•
XIAFLEX® net sales grew mid-single digits for full year, and INOmax® demonstrated resilience globally despite U.S. competitive pressures.

•
XIAFLEX® clinical trial progress in additional indications, with our program for hammer toe expected to progress into a Phase 3 study, which, subject to the outcome of discussions with the FDA, we expect to start in the fourth quarter of 2026. In addition, patient enrollment for a Phase 3 study for plantar fibromatosis was completed on March 5, 2026. Topline results are expected in the third quarter of 2026, with a regulatory submission targeted for the fourth quarter of 2026.

Please refer to the more comprehensive discussions contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for additional information.
Executive Summary
We believe our executive compensation practices play a key role in driving our performance. These practices are designed to maximize shareholder value and reward performance when financial, operational and strategic performance goals that drive long-term value for our shareholders are achieved. We believe our compensation practices are designed to align the long-term interests of executive officers with those of our shareholders. By utilizing performance-based compensation as a significant portion of total compensation, actual realized compensation is expected to be higher when we overperform and lower when we underperform.

1
The financial results presented reflect the continuing operations of Keenova Therapeutics plc as if the Business Combination and the Separation had each occurred at the beginning of fiscal 2025. Please see Annex A to this proxy statement for a discussion of non-GAAP measures and reconciliation of GAAP and non-GAAP financial measures.

2026 Proxy Statement | 21

COMPENSATION DISCUSSION AND ANALYSIS
What We Do	What We Don’t Do
Ensure a substantial portion of compensation is at risk, tied to performance and linked to shareholder value creation	Provide excessive executive perquisites
Balance short- and long-term incentives aligned with performance to incentivize achievement of short- and long-term goals	Reprice equity awards without shareholder approval
Establish challenging threshold performance goals and maximum performance goals that reflect stretch levels of performance	Allow hedging and pledging of Company securities
Ensure that the HRCC has the discretion to apply negative adjustments to incentive awards	Provide for minimum payments under our performance-based incentives

Maintain an executive compensation recoupment (clawback) policy that provides for the recovery of performance-based cash and equity incentive compensation paid to executive officers in various circumstances, including for misconduct and certain financial restatements

Review annually our incentive compensation programs to ensure they do not encourage excessive risk-taking
Conduct annual “say-on-pay” advisory votes, a practice we are recommending continuing in future years
Fiscal 2025 Executive Compensation Highlights
Our executive compensation program for fiscal 2025, overseen by the HRCC, helped drive our business strategy and objectives and reflected a pay-for-performance philosophy aligned with long-term shareholder interests. Our 2025 executive compensation program was designed to:
•
Align the interests of executive officers with those of our shareholders with the objective of increasing shareholder value through the use of performance-based incentives, including equity;

•
Be competitive, but not excessive, in order to attract, motivate and retain talented executive officers who can achieve our long-term strategic goals and create shareholder value;

•
Focus on total compensation opportunity (base salary, annual incentive compensation and long-term incentive compensation) with an explicit role for each element;

•
Reward corporate and individual performance to encourage collaboration and collective interests, and recognize key contributors;

•
Maintain a balanced mix of compensation elements, with an emphasis on performance-based compensation;

•
Incorporate rigorous goal setting as a key activity resulting in targets that reflect challenging, yet achievable, levels of performance; and

•
Include oversight to avoid excessive compensation risk that could adversely impact the Company.

In light of the planning for and implementation of the Business Combination and later Separation, during fiscal 2025, the HRCC also considered the importance of promoting leadership stability during a critical transformational period for the Company, planning our longer-term compensation strategy, and maintaining strong HRCC oversight over decision processes and outcomes, including consideration of compensation risk and the potential for unintended outcomes during a period of significant change.
The following table summarizes the major elements of our fiscal 2025 executive compensation program for our NEOs and the objectives of each element. The elements were designed to work together, as the HRCC views the executive compensation program as an integrated total compensation program. The HRCC considered the mix of variable and fixed compensation when determining base salary and short- and long-term incentives with an emphasis on variable compensation rather than fixed compensation. Each element is described in greater detail below under the heading “Fiscal 2025 Executive Compensation.”

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COMPENSATION DISCUSSION AND ANALYSIS
Element	Key Features	Objectives
Base salary	Fixed cash compensation.	Offer a stable income, with differentiation for strategic significance, individual capability and experience.
2025 Annual short-term incentive compensation (“STIP”) awards
Performance-based cash bonus opportunity:
•
Calculation for each executive officer’s cash incentive is based on performance versus pre-determined financial and strategic objectives of the Company.

•
Each executive officer’s individual performance can modify the amount received up or down.

•
Bonus payments are subject to certain caps, including a maximum Company performance multiplier of 200%.

Focus executive officers on shareholder value objectives and drive specific behaviors that foster short- and long-term value creation.
Long-term incentive compensation
No annual long-term incentive awards were granted as part of the executive compensation program for fiscal 2025 because the equity awards granted in February 2024 to the Company’s then-serving executive officers were intended to cover fiscal 2025. These included:
•
PSUs with vesting provisions based on our attainment of specified metrics over a three-year performance period; and

•
RSUs scheduled to vest in equal installments on each of January 1, 2025, 2026 and 2027.

As further described below, the PSUs granted in 2024 were converted into time-vesting awards in 2025 in connection with the Business Combination (as converted, the “Converted PSUs”).

Align the interests of executive officers with the interests of shareholders in long-term stock price appreciation, reward executive officers for the achievement of a multi-year performance objective that reflects shareholder value creation and promote retention.

Transaction Incentive Plan
In February 2024, the Company adopted a Transaction Incentive Plan, applicable to its then-serving executive officers, for cash bonus payments earned based on the amount of proceeds received in connection with the consummation of qualifying strategic transactions and dispositions (each, a “Qualifying Transaction”).
The aggregate value of bonuses payable with respect to a Qualifying Transaction would not exceed 3% of the proceeds received by, or the value attributed to, the Company in connection with such Qualifying Transaction.
As further described below, the Therakos Divestiture and the Business Combination each qualified as a Qualifying Transaction, and the Transaction Incentive Plan terminated in accordance with its terms as a result of the Business Combination.

Designed to provide an incentive to retain executive officers through and following the closing of certain strategic transactions and dispositions and to align incentives of executive officers with the Board acting in the best interests of the Company.

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COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2025 Compensation Decision-Making
The HRCC oversees the Company’s compensation programs and policies and determines compensation of our executive officers, other than the CEO for whom the HRCC recommends compensation for full Board determination. References to the HRCC with respect to decisions in fiscal 2025 described below reflect committee composition of Abbas Hussain (Chair), Katina Dorton, and Jon Zinman for the pre-merger portion of the year, and Katina Dorton (Chair), Leslie Donato, and Marc Yoskowitz for the post-merger portion of the year.
Fiscal 2025 Executive Compensation
Base Salary
In March 2025, the HRCC evaluated and approved increases to the base salaries of our NEOs, other than the CEO, and recommended to the Board an increase to the CEO’s base salary, which the Board approved in March 2025. The salary increases were based in part upon the recommendation of our CEO (or the HRCC in the case of the CEO) and the consideration of each NEO’s level of responsibility, skillset, and experience, in addition to the Company’s strategy, market data regarding base salary changes, and internal pay equity among the members of the executive team. Prior to this, Mr. Olafsson had not received a salary increase since his appointment as President and Chief Executive Officer in 2022.
2025 NEO salary adjustments are summarized in the table below.
NEO Annual Base Salaries and Adjustments During Fiscal 2025
	Initial Salary	Ending Salary	Change
Sigurdur O. Olafsson	$1,100,000	$1,200,000	9.1%
Christiana Stamoulis(1)	$875,000	$875,000	—
Henriette Nielsen	$641,700	$664,160	3.5%
Lisa French	$615,000	$636,525	3.5%
Mark A. Tyndall	$610,000	$631,350	3.5%
Bryan M. Reasons(2)	$652,050	$674,872	3.5%

(1)
The Initial Salary for Ms. Stamoulis represents her salary as of her September 22, 2025 appointment as the Company’s President and Chief Financial Officer.

(2)
The Ending Salary for Mr. Reasons represents his salary as of September 22, 2025, the day he ceased to be an officer of the Company.

2025 STIP Awards
During fiscal 2025, each NEO participated in the 2025 STIP, which provided our NEOs with the opportunity to receive an incentive payment determined by multiplying their individual incentive target by the Company’s achievement against pre-determined performance measures and then by an individual performance modifier. The following illustrates the formula for the 2025 STIP established at the beginning of 2025:
Individual STIP targets in effect for our NEOs for 2025 are summarized in the table below. These targets were established by the HRCC (or the full Board in the case of the CEO’s target).

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COMPENSATION DISCUSSION AND ANALYSIS
2025 STIP Target as a % of Salary
Sigurdur O. Olafsson(1)	200%
Christiana Stamoulis	80%
Henriette Nielsen	75%
Lisa French	75%
Mark A. Tyndall	75%
Bryan M. Reasons	75%

(1)
The percentage reported for Mr. Olafsson represents the target in effect for Mr. Olafsson following effectiveness of the 2025 CEO Agreement (as defined below). Prior to this, his target was 135% of salary. Pursuant to the terms of the 2025 CEO Agreement, Mr. Olafsson’s 2025 target STIP amount was determined separately on a prorated basis for the pre-merger and post-merger portions of fiscal 2025 based on (i) with respect to the pre-merger portion of fiscal 2025, the terms in effect immediately prior to effectiveness of the 2025 CEO Agreement (target of 135% of prorated base salary, equal to $936,493) and (ii) with respect to the post-merger portion of fiscal 2025, the terms in effect following effectiveness of the 2025 CEO Agreement (target of 200% of prorated base salary, equal to $1,012,603).

Certain annual bonus caps were also established for the NEOs in the terms of their employment agreements and/or through limits otherwise set by the HRCC and/or the Board. The 2025 STIP caps were (i) for Mr. Olafsson, 250% of prorated base salary for the pre-merger portion of fiscal 2025 and 400% of prorated base salary for the post-merger portion of fiscal 2025 and (ii) for the other NEOs, 200% of individual target amounts.
Company performance is designed to be achieved in a range from 0% (achievement at less than threshold) to 200% (achievement at maximum or above) of target based upon the Company’s performance. The Company performance measures applicable to the 2025 STIP program are further described below.
The inclusion of an individual performance modifier component supports our pay-for-performance philosophy by allowing for downward or limited upward adjustments to individual bonus payments.
2025 STIP Performance Measures. For fiscal 2025, the performance measures set at the beginning of the year were Adjusted EBITDA and Adjusted Operating Cash Flow (each as defined below), each equally weighted as 50%. These performance measures were set in relation to our annual budget for the enterprise as approved by the Board.
Due to the transformative nature of the Business Combination that occurred on July 31, 2025, the HRCC and the Board evaluated whether these performance measures continued to appropriately capture our most critical performance objectives in the context of the Business Combination and anticipated Separation, and ultimately approved new performance measures to be used for the post-merger portion of fiscal 2025 (leaving in place the original performance measures for the pre-merger portion of fiscal 2025, adjusted to reflect the portion of the year up to the date of the Business Combination). The new post-merger measures included: 40% tied to Adjusted EBITDA, 40% tied to net sales, and 20% tied to the successful completion of the Separation. The post-merger financial performance measures were set in relation to our July financial forecast for this period as approved by the Board.
The HRCC believes these measures represented key indicators of the strength of our business and key drivers of longer-term value creation for the respective pre- and post-merger portions of fiscal 2025.
“Adjusted EBITDA” means earnings for the fiscal year before interest, income taxes, depreciation and amortization (adjusted for non-GAAP items as defined in the disclaimers “Non-GAAP Financial Measures” consistent with our regular Exchange Act filings), adjusted to exclude the following items: share-based compensation (settled in either stock or cash); executive or Board compensation changes that were not planned in the budget; opioid defense costs / subpoena preparation in excess of the budget; impacts of acquisitions, divestitures, mergers, and business exits not planned in the budget; if significant unbudgeted foreign exchange (gain)/loss occurs in SG&A and other income/expense; and any other unusual or nonrecurring items approved by the HRCC or the Board.
“Adjusted Operating Cash Flow” means net cash from operating activities and excludes the following items: interest payments on debt; share-based compensation (settled in either stock or cash); opioid defense costs / subpoena preparation in excess of the budget; restructuring / severance payments in excess of the budget; executive or Board compensation changes that were not planned in the budget; Department of Justice and Centers for Medicare & Medicaid Services settlements not budgeted; impacts of acquisitions, divestitures, mergers, and business exits not planned in the budget; timing of payments related to cumulative Terlivaz® milestone achievement; and any other unusual or nonrecurring items approved by the HRCC or the Board.
The weighted average funding for the 2025 STIP was designed to range from 0% (achievement at less than threshold) to 200% (achievement at maximum or above) of target based upon our performance against the measures noted above.

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COMPENSATION DISCUSSION AND ANALYSIS
2025 STIP Achievement and Payout. The following tables summarize the 2025 STIP performance measures, the Company’s level of achievement against such measures and the corresponding STIP funding level (dollars in millions).
2025 STIP Performance Measures (Pre-Merger Portion of Fiscal 2025)
Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Results	Actual Weighted Average Funding
Adjusted EBITDA(1)	50%	$222	$261	$300	$296	94.2%
Adjusted Operating Cash Flow(1)	50%	$156	$183	$211	$343	100.0%
						194.2%

(1)
Adjusted EBITDA and Adjusted Operating Cash Flow are non-GAAP financial measures that are used for compensation purposes.

2025 STIP Performance Measures (Post-Merger Portion of Fiscal 2025)
Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Results	Actual Weighted Average Funding
Net Sales	40%	$687	$809	$930	$857	55.8%
Adjusted EBITDA(1)	40%	$237	$278	$320	$336	80.0%
Successful completion of the Separation	20%	N/A	Achieved	N/A	Achieved	20.0%
						155.8%

(1)
Adjusted EBITDA is a non-GAAP financial measure that is used for compensation purposes.

The actual results and corresponding funding levels summarized in the tables above were determined by the HRCC following the conclusion of fiscal 2025. The HRCC further approved that 2025 STIP payments to the NEOs except the CEO would be based on a Company achievement multiplier of 178.1% (a time-weighted blend of 194.2% for the pre-merger portion of fiscal 2025 and 155.8% for the post-merger portion of fiscal 2025). With respect to individual NEO performance, the Board and the HRCC individually, with input from our CEO on the performance of the other NEOs, considered that each of the NEOs contributed to the achievement of the 2025 STIP financial targets. Therefore, the Board and HRCC did not utilize the individual performance modifier as a means to increase or decrease any individual NEO’s 2025 STIP payout and applied a 100% individual performance modifier to each of the NEOs payout calculation.
The following table shows the HRCC-approved payout multiplier, individual performance modifier and final 2025 STIP payout for our NEOs, other than the CEO.
Fiscal 2025 STIP Payout (NEOs Other Than CEO)
	Target Bonus Opportunity	x	Company Multiplier	=	Preliminary Payout	x	Individual Performance Modifier	=	Final 2025 STIP Payout(1)
Christiana Stamoulis	$700,000		178.1%		$1,246,700		100%		$1,246,700
Henriette Nielsen	$498,120		178.1%		$887,152		100%		$887,152
Lisa French	$477,394		178.1%		$850,239		100%		$850,239
Mark A. Tyndall	$473,513		178.1%		$843,327		100%		$843,327

(1)
The HRCC concluded that 2025 STIP payouts to the NEOs in the table above were not reduced by the maximums in effect for fiscal 2025.

Per the terms of the 2025 CEO Agreement, which changed the target and maximum amounts of Mr. Olafsson’s STIP as further described above, Mr. Olafsson’s 2025 STIP payout was determined separately on a prorated basis for the pre- and post-merger portions of fiscal 2025 using the targets, performance and maximums in respect of each period on a prorated basis. The calculation of his 2025 STIP is illustrated in the table below.

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COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2025 STIP Payout (CEO)
	Prorated Target Bonus Opportunity	x	Company Multiplier	=	Preliminary Payout	x	Individual Performance Modifier	=	Final 2025 STIP Payout(1)
Pre-merger portion of fiscal 2025	$936,493		194.2%		$1,818,670		100%		$1,818,670
Post-merger portion of fiscal 2025	$1,012,603		155.8%		$1,577,635		100%		$1,577,635
Combined									$3,396,305

(1)
The Board concluded that Mr. Olafsson’s 2025 STIP payout was not reduced by the maximums in effect for the pre-merger or post-merger portions of fiscal 2025. In reaching this conclusion, the Board approved applying the post-merger maximum (400% of prorated base salary) to both the pre-merger and the post-merger periods.

Long-Term Incentive Compensation
2025 Awards
No annual long-term incentive awards were granted as part of the executive compensation program for fiscal 2025 because the equity awards granted in February 2024 to the Company’s then-serving executive officers were intended to cover fiscal 2025. Refer to the discussion below for additional information on these 2024 awards. However, as further described below, special 2025 long-term incentive awards, including equity- and cash-based awards, were granted to Mr. Olafsson in connection with effectiveness of the 2025 CEO Agreement and to Ms. Stamoulis in connection with her appointment as President and Chief Financial Officer.
2024 Awards
In February 2024, the Company granted to its then-serving executive officers three-year equity awards comprised of two-thirds PSUs (the “2024 PSUs”) and one-third RSUs (the “2024 RSUs”). At grant, these equity awards represented restricted units that would result in the issuance of ordinary shares only after (and in the case of PSUs, only to the extent that) the vesting and/or other requirements set forth in the applicable award agreement were satisfied, and only to the extent vesting was not affected by our executive compensation recoupment (clawback) policy.
2024 PSUs. As more fully described in the Company’s 2025 Proxy Statement, the 2024 PSUs were designed to vest based on our attainment of specified performance targets for the Performance Cycle, thereby creating incentives for executive officers to achieve long-term performance goals aligned with our multi-year business strategy at the time of grant. The award agreements for such PSUs, as amended in 2024, provided that, if a “Qualifying Significant Event” occurred that was not also a “Change in Control,” the 2024 PSUs would automatically convert to time-vesting awards scheduled to fully vest on the last day of the Performance Cycle. The Business Combination, which occurred in 2025, was an event that triggered these provisions and, as such, resulted in the 2024 PSUs being converted into time-vesting awards that are now scheduled to fully vest on the last day of the Performance Cycle.
2024 RSUs. The 2024 RSUs were intended to align the interests of executive officers and shareholders and promote retention of key talent over the vesting period, with one-third scheduled to vest on each of January 1, 2025, January 1, 2026 and January 1, 2027.
With respect to the awards summarized in this “Long-Term Incentive Compensation” section, the applicable award agreements, as amended, generally provide our NEOs with accelerated vesting upon certain qualifying terminations and, in the case of equity awards, upon a Change in Control. We believe these provisions provide equitable treatment for our executive officers and align their interests with those of our shareholders.
Transaction Incentive Plan
On February 2, 2024, the Board adopted the Transaction Incentive Plan. As subsequently amended, the Transaction Incentive Plan was designed to compensate our then-serving executive officers, including our NEOs, with cash bonus payments to be made in connection with the consummation of “Qualifying Transactions.” The Transaction Incentive Plan was in effect from January 1, 2024 until the earlier of January 1, 2027, and the occurrence of a Qualifying Significant Event (as defined below). The Business Combination qualified as a Qualifying Significant Event under the terms of the Transaction Incentive Plan. Thus, the Transaction Incentive Plan terminated in accordance with its terms as a result of the closing of the Business Combination in 2025.
The aggregate value of the bonuses payable under the Transaction Incentive Plan varied based on both (i) the amount of proceeds received by us, or the value attributed to us, in connection with the applicable Qualifying Transaction and (ii) when such Qualifying Transaction signed or closed, and was expressed as a percentage of the proceeds received by or the value attributed to us in connection with such Qualifying Transaction, provided that in no instance would the aggregate value of bonuses payable to eligible executive officers with respect to a Qualifying Transaction exceed 3%. To be eligible to receive a bonus payment, the executive officer generally must have been continuously employed by the Company from January 1, 2024 through the closing date of the Qualifying Transaction.

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COMPENSATION DISCUSSION AND ANALYSIS
Each bonus payment earned under the Transaction Incentive Plan was to be generally delivered 50% in connection with closing of the applicable Qualifying Transaction and 50% on the earlier of (i) December 31, 2026 or a Qualifying Significant Event and (ii) certain sales, dispositions or similar transactions (a “Significant Asset Transaction”) that met criteria specified in the Transaction Incentive Plan (“Final Payment Date”). The service period required for the Transaction Incentive Plan was January 1, 2024 through the Final Payment Date, subject to certain exceptions. A “Qualifying Significant Event,” was defined in the Transaction Incentive Plan as the consummation of a reorganization, merger, takeover, scheme of arrangement or consolidation or sale, or similar transaction that meets certain criteria specified in the Transaction Incentive Plan.
The 2024 Therakos Divestiture qualified as a Qualifying Transaction and the July 2025 Business Combination qualified as both a Qualifying Transaction and a Qualifying Significant Event under the Transaction Incentive Plan. As a result, the Final Payment Date was triggered by the closing of the Business Combination. The amounts paid to the NEOs pursuant to the Transaction Incentive Plan during fiscal 2025 are summarized in the table below.
2025 Transaction Incentive Plan Bonus Payments
Bonus Payment at Final Payment Date
Sigurdur O. Olafsson	$34,436,542
Henriette Nielsen	$6,507,693
Lisa French	$6,507,693
Mark A. Tyndall	$6,507,693
Bryan M. Reasons	$8,134,616
Other Benefits
We provide our NEOs with the same benefits that are provided to all employees, including defined contribution retirement benefits and health and welfare benefits. Our executive officers are provided with certain additional benefits, intended to be competitive with the practices at similar companies.
Retirement Benefits. The NEOs are eligible to participate in our 401(k) plan available to all eligible U.S. employees and our Supplemental Savings and Retirement Plan (the “Supplemental Savings Plan”), which is our non-qualified deferred compensation plan in which executive officers and other senior employees may participate. The Supplemental Savings Plan is a so-called “excess” plan that extends the 401(k) benefits beyond the Internal Revenue Code (the “Code”) limitations.
401(k) Plan. Under the 401(k) plan, we make an automatic contribution of 3% of an employee’s eligible pay, irrespective of whether the employee contributes to such plan. Additionally, we match $0.50 for every dollar employees contribute, up to the first 8% of eligible pay up to the applicable U.S. Internal Revenue Service (“IRS”) limits.
Participants are fully vested in Company contributions (including earnings on such contributions) upon the earlier of completion of two years of service or attainment of age 55.
Supplemental Savings Plan. Under the Supplemental Savings Plan, participants are eligible to receive Company credits of 6% on any cash compensation that the participant earns during a calendar year in excess of applicable IRS limits.
Participants are fully vested in Company credits (including earnings on such credits) upon the earlier of completion of two years of service and attainment of age 55. The Supplemental Savings Plan is a non-qualified deferred compensation plan that is maintained as an unfunded “top-hat” plan and is designed to comply with Section 409A of the Code. Amounts credited to the Supplemental Savings Plan as Company credits may also be credited with earnings (or losses) based upon investment selections made by each participant from investments that generally mirror investments offered under 401(k) plan. Participants may elect whether they will receive a distribution of their Supplemental Savings Plan account balances upon termination of employment or at a specified date. Distributions can be made in a lump sum or in up to 15 annual installments.
Health and Welfare Benefits. The health and welfare benefits we provide to the NEOs are offered to all eligible U.S.-based employees and include medical, dental, prescription drug, vision, life insurance, accidental death and dismemberment, business travel accident, personal and family accident, flexible spending accounts, short- and long-term disability coverage and an employee assistance program.
Additional Benefits. We maintain an executive physical examination program and an executive financial and tax planning program for executive officers. These programs are intended to encourage executive officers to proactively manage their health and complex financial/tax situations, thereby enabling them to focus on the business. The benefits are periodically assessed and intended to be

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COMPENSATION DISCUSSION AND ANALYSIS
competitive for our industry. In addition, when we request a spouse or partner to attend a business meeting, such as our annual national sales recognition program for top performers, we reimburse executive officers for expenses related to this travel and for the income taxes associated with these travel expenses.
Severance Benefits. For detailed information on the severance benefits provided under the employment agreements of our NEOs, see the section entitled “Executive Compensation — Potential Payments Upon Termination or Change in Control.”
Post-Merger 2025 Executive Compensation Decisions
Employment Agreements with Mr. Olafsson
In connection with entering into the transaction agreement for the Business Combination, it was agreed that Mr. Olafsson would continue to serve as the CEO of the combined company. In order to retain Mr. Olafsson’s services after the Business Combination and promote continuity of leadership during a critical transformational period, on July 7, 2025, we entered into the Third Amended & Restated Employment Agreement with Mr. Olafsson (the “2025 CEO Agreement”), which superseded his prior employment agreement. The 2025 CEO Agreement became effective upon completion of the Business Combination for a term ending on January 1, 2027. Pursuant to the 2025 CEO Agreement, Mr. Olafsson continued to be entitled to an initial annual base salary of $1,200,000, and was eligible to receive a performance-based annual bonus with a target amount of 200% of base salary and a maximum amount of 400% of base salary. Pursuant to the 2025 CEO Agreement, for fiscal 2025, Mr. Olafsson was entitled to (i) a pro-rata bonus for the pre-merger portion of the year based on the performance metrics and target and maximum bonus amounts that were in effect for that period, with such performance metrics adjusted by the HRCC in its sole discretion after consultation with Mr. Olafsson and (ii) a pro-rata bonus for the post-merger portion of the year using performance metrics mutually established and agreed upon by the Committee and Mr. Olafsson and target and maximum bonus amounts that were in effect for that period.
The 2025 CEO Agreement also provided, among other things, that the Company would (i) pay Mr. Olafsson a lump sum cash payment of $6,000,000 on or within 30 days following January 1, 2027, subject to his continued service through such date (the “CEO Cash Inducement Award”), and (ii) as soon as reasonably practicable following the effective date of the Business Combination, grant Mr. Olafsson a one-time equity grant in the form of RSUs with a fair value of $6,000,000 to vest on January 1, 2027, subject to his continued service through such date (the “CEO Equity Inducement Award” and together with the CEO Cash Inducement Award, the “CEO Inducement Awards”).
Pursuant to the 2025 CEO Agreement, the parties agreed to discuss in good faith entering into a longer-term employment agreement in the first half of 2026. On February 23, 2026, we entered into 2026 CEO Agreement with Mr. Olafsson.
For additional information regarding these awards and the employment agreements with Mr. Olafsson see the discussion in the section entitled “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements — Mr. Olafsson.”
Employment Agreement with Ms. Stamoulis
On July 31, 2025, the Board appointed Christiana Stamoulis as President and Chief Financial Officer of the Company, effective as of September 22, 2025. In connection with her appointment, we entered into an employment agreement with Ms. Stamoulis (the “CFO Agreement”). Pursuant to the CFO Agreement, Ms. Stamoulis received an initial annual base salary of $875,000. Ms. Stamoulis is also eligible to receive a performance-based annual bonus with a target amount of 80% of base salary. For fiscal 2025, Ms. Stamoulis’s annual bonus was guaranteed to equal at least $700,000 (which amount was to be to treated as her “target bonus” for purposes of the 2025 STIP) paid in accordance with the 2025 STIP.
In addition, the CFO Agreement provides that the Company will (i) pay Ms. Stamoulis a cash amount of $1,000,000 in two installments of $500,000 each, with the first installment vesting and becoming payable on July 1, 2026, and the second installment vesting and becoming payable on July 1, 2027, subject to her continued service through each such vesting date (the “CFO Cash Inducement Award”), and (ii) as soon as reasonably practicable following her start date, grant Ms. Stamoulis a one-time equity grant in the form of RSUs with a fair value of $8,400,000 to vest in substantially equal installments on each of December 15, 2025, December 15, 2026 and December 15, 2027, subject to her continued service through such dates (the “CFO Equity Inducement Award”). The CFO Equity Inducement Award was intended to partially compensate Ms. Stamoulis for forfeited equity awards granted prior to 2025 by her prior employer. The CFO Agreement also provides that commencing in fiscal 2026, Ms. Stamoulis’s target annual long-term incentive compensation grant will be no less than $5,000,000 per year. The CFO Agreement also provided that, for fiscal 2026 only, Ms. Stamoulis would receive an additional long-term incentive compensation grant of $2,000,000, intended to partially compensate her for forfeited equity awards granted in 2025 by her prior employer (the “Top-Up Award”).
For additional information regarding these awards and the CFO Agreement see the discussion in the section entitled “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements — Ms. Stamoulis.”

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COMPENSATION DISCUSSION AND ANALYSIS
Engagement of FW Cook
The HRCC utilizes the services of independent compensation consultants from time to time and has the sole authority to retain, compensate and terminate any such compensation consultants. In early September 2025, the HRCC determined to engage FW Cook as its independent consultant. FW Cook reported directly to the HRCC, and within its scope of services, FW Cook reviewed HRCC materials, attended HRCC meetings, reviewed our peer group and competitive positioning of individual executives versus market, assisted the HRCC with incentive compensation program design, conducted a compensation risk assessment, provided advice to the HRCC as compensation issues arose and provided recommendations on certain specific aspects of our compensation programs. The HRCC assessed the independence of FW Cook and determined that FW Cook was independent and that no conflicts of interest existed during fiscal 2025.
Adoption of New Peer Group
The HRCC believes that executive compensation should be competitive, but not excessive, to attract, motivate and retain talented individuals who can achieve our strategic goals and create value. As such, the HRCC considers the competitive market for executives and compensation levels provided by comparable companies in making compensation decisions with respect to the elements of Keenova’s executive compensation program. While the HRCC does not believe that it is appropriate to establish compensation levels based solely on benchmarking, the HRCC does believe that information regarding pay practices at other companies is nevertheless useful as a tool to assess the reasonableness and competitiveness of the compensation practices of Keenova.
In August 2025, upon the recommendation of FW Cook, the Board approved a new peer group that includes the 16 companies listed below for benchmarking the Company’s executive and non-employee director pay levels and practices. The specific companies were selected using objective size criteria, in a range that we believe is appropriate for benchmarking executive compensation. Other guiding principles in the peer group selection criteria included identifying companies operating in similar industries and, to the extent possible, with similar cost structures, business models and global reach. FW Cook also identified potential peers who the Company competes with for executive talent. Though the peer group was developed prior to the Separation, it was developed in contemplation of the Separation and the majority of peers remain size-appropriate and relevant following the Separation. The following table sets forth the peer group companies approved by the Board:
ACADIA Pharmaceuticals Alkermes Amneal Pharmaceuticals BioMarin Pharmaceutical Elanco Animal Health Exelixis Halozyme Therapeutics Incyte	Jazz Pharmaceuticals Moderna Neurocrine Biosciences Organon & Co. Perrigo Co. PTC Therapeutics Sarepta Therapeutics United Therapeutics
Adoption of Realigned Compensation Philosophy
After the Separation in November 2025, our HRCC realigned the Company’s executive compensation philosophy, which emphasizes the importance of attracting, motivating and encouraging continuity of experienced and well-qualified executive officers through policies, programs and strategies that advance the objectives of our Company, align the interests of our executive officers with those of our shareholders and other stakeholders and embrace the values, behaviors and Code of Conduct of Keenova. The key principles of this philosophy are further described below. We believe our compensation decisions in 2025 were consistent with this approach.
•
Compensation should strongly align the interests of executive officers and other employees with those of patients, shareholders, and other stakeholders;

•
Compensation should appropriately balance salary, short-term incentives, and long-term incentives, with an appropriate emphasis on performance-based pay;

•
Target and actual earned compensation should reflect a balanced mix of individual performance (to reward key contributors) and Company performance (to foster collaboration and align pay with investor returns);

•
Compensation goals should encourage stretch performance, while being achievable;

•
Compensation should be structured and managed to avoid undue risk-taking;

•
Compensation should align management with the long-term financial interests of shareholders, including through the use of share-based compensation;

30 | 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
•
Compensation should be competitive, but not excessive, to attract, motivate and retain talented individuals who can achieve our strategic goals and create value;

•
Compensation goals and practices should be transparent and easy to communicate, both internally and externally; and

•
Compensation policies and practices should support effective governance.

Compensation Governance, Risk Mitigation and Shareholder Matters
Prohibition on Hedging and Pledging
Our Insider Trading Policy prohibits directors, officers and employees from entering into or trading in puts, calls, cashless collars, options or similar rights and obligations or any other hedging activity involving our securities, other than the exercise of a Company-issued stock option.
Our policy also prohibits directors, officers and employees from purchasing our securities on margin, borrowing against our securities held in a margin account, or pledging our securities as collateral for a loan. However, an exception may be granted by our Chief Legal Officer if the individual clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.
Executive Financial Recoupment Program (“Clawback”)
Since the Company’s separation from Covidien plc in 2013, the Corporate Governance Guidelines have mandated that the Company have a Board-approved policy for recoupment of incentive compensation. This policy was originally implemented by the Board in 2014 and was most recently amended in 2022 in connection with the Company’s corporate integrity agreement entered into with the Office of Inspector General of the U.S. Department of Health and Human Services. Keenova’s policy states that in the event of an accounting restatement resulting from material non-compliance with financial reporting requirements under applicable law, the Board or, if so designated by the Board, the HRCC, is authorized to recover any incentive compensation that was overpaid taking into account such factors as the Board or the HRCC deems appropriate. In addition, Keenova’s policy states that in the event of certain events of significant misconduct, including a violation of law or regulation or a significant violation of a Company policy, to the extent permitted by law, the Company must seek to recoup cash awards and all or a portion of the cash awards or the realized value of equity awards for the three-year period prior to the recoupment determination.
Under Keenova’s policy, the Company agreed to disclose annually whether, at any time during the last completed fiscal year, the Board required recoupment or forfeiture of any incentive compensation received by certain employees, including NEOs, (i) if required by law, and (ii) if not required by law, so long as the disclosure (a) would not violate any individual’s privacy rights, (b) is not likely to result in or exacerbate any existing or threatened employee, shareholder or other litigation, arbitration, investigation or proceeding against the Company and (c) is not otherwise prohibited. Subject to the exceptions described in the previous sentence, if any such recoupment or forfeiture under the policy occurred, we are required to disclose the general circumstances of the recoupment and/or forfeiture, and if no such recoupment or forfeiture occurred during the last completed fiscal year, we are required to disclose that no such event occurred.
In 2025, there was no recoupment or forfeiture applied to the incentive compensation of any executive officer of the Company.
2025 Say-on-Pay Vote
We consider the views of our shareholders in designing our executive compensation program and value feedback on our compensation practices. At our 2025 Annual General Meeting of Shareholders, approximately 99% of the votes cast on our annual advisory vote on the compensation of our NEOs were in favor of this proposal. We believe that the level of support received for this proposal affirms our approach to executive compensation.
Compensation Committee Interlocks and Insider Participation
During fiscal 2025, the directors who served on the HRCC were Abbas Hussain (Chair), Katina Dorton, and Jon Zinman for the pre-merger portion of the year, and Katina Dorton (Chair), Leslie Donato, and Marc Yoskowitz for the post-merger portion of the year. During fiscal 2025, there were no members of the HRCC who were officers or employees of the Company or any of its subsidiaries, were formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

2026 Proxy Statement | 31

Human Resources and Compensation Committee Report on Executive Compensation
Human Resources and Compensation
Committee Report on Executive Compensation
The HRCC is responsible for the oversight of our compensation programs on behalf of the Board of Directors. In fulfilling these responsibilities, the HRCC has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.
Based on the review and discussions referred to above, the HRCC recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Keenova’s Proxy Statement for the 2026 Annual General Meeting of Shareholders, which will be filed with the SEC and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (including through incorporation by reference to this Proxy Statement).
Human Resources and Compensation Committee
Katina Dorton, Chair
Marc Yoskowitz
Leslie Donato

32 | 2026 Proxy Statement

Executive Compensation
Executive Compensation
Summary Compensation Table
The information presented in the Summary Compensation Table reflects compensation for our NEOs for fiscal 2025, 2024 and 2023.
Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Sigurdur O. Olafsson President and Chief Executive Officer	2025	1,176,923	—	5,999,962	37,832,847	2,341,876	47,351,608
	2024	1,100,000	6,712,720	11,864,619	7,066,923	506,930	27,251,192
	2023	1,100,000	—	10,000,012	2,750,000	239,744	14,089,756
Christiana Stamoulis President and Chief Financial Officer	2025	235,577	—	8,399,946	1,246,700	22,316	9,904,539
Henriette Nielsen Executive Vice President and Chief Transformation Officer	2025	658,977	—	—	7,394,845	500,923	8,554,745
	2024	636,693	—	2,372,923	1,739,844	275,400	5,024,860
	2023	620,000	930,000	2,200,017	2,365,125	168,841	6,283,983
Lisa French Executive Vice President and Chief Commercial Officer	2025	631,558	—	—	7,357,932	505,820	8,495,310
	2024	606,923	—	2,372,923	1,701,396	179,509	4,860,752
	2023	580,000	870,000	2,000,015	2,166,375	125,633	5,742,022
Mark A. Tyndall Executive Vice President and Chief Legal Officer and Corporate Secretary	2025	626,423	—	—	7,351,020	492,831	8,470,274
	2024	601,923	—	2,372,923	1,694,196	163,570	4,832,613
	2023	575,000	862,500	1,700,015	1,922,906	125,524	5,185,946
Bryan M. Reasons Former Executive Vice President and Chief Financial Officer	2025	506,079	—	213,718	8,134,616	1,263,780	10,118,193
	2024	646,962	—	2,966,191	1,958,697	194,759	5,766,609
	2023	630,000	945,000	2,500,016	2,613,563	152,185	6,840,764

(1)
The amount reported in 2024 for Mr. Olafsson includes (i) a one-time cash payment in the amount of $123,750 related to a one month extension of Mr. Olafsson’s employment under his employment agreement (as subsequently amended and restated, the “2022 CEO Agreement”) entered into on June 16, 2022, while the terms of a new employment agreement (the “2024 CEO Agreement”) we entered into with Mr. Olafsson in connection with our emergence from the 2023 bankruptcy proceedings were being negotiated and (ii) a sign-on bonus of $6,588,970 in connection with the 2024 CEO Agreement in which the amount is consistent with the severance payment Mr. Olafsson would have received under the 2022 CEO Agreement if he did not continue his employment. Notably, Mr. Olafsson declined to participate in the Company’s 2023 Key Employee Retention Program (“2023 KERP”) and 2023 Key Employee Incentive Program approved by the previous Board in June 2023. The amounts reported in 2023 for Ms. Nielsen, Ms. French, Mr. Tyndall, and Mr. Reasons represent a cash retention award earned and paid in 2023 pursuant to the 2023 KERP contingent upon remaining continuously employed with the Company through June 14, 2024, or, if earlier, the date the Company emerged from the 2023 bankruptcy proceedings.

(2)
The amounts reported in 2025 for Mr. Olafsson and Ms. Stamoulis represent the aggregate grant date fair value, computed in accordance with ASC 718, of RSUs granted as inducement awards during fiscal 2025, as further discussed in the sections entitled “Compensation Discussion and Analysis — Post-Merger 2025 Executive Compensation Decisions — Employment Agreement with Mr. Olafsson” and “Compensation Discussion and Analysis — Post-Merger 2025 Executive Compensation Decisions — Employment Agreement with Ms. Stamoulis.” Further information regarding the equity awards granted in fiscal 2025 are included in the sections entitled “— Grants of Plan-Based Awards,” “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “— Outstanding Equity Awards at Fiscal Year-End.” Amounts reported in 2025 do not correspond to the actual value that may be recognized by the NEOs, which may be higher or lower based on a number of factors, including our share price performance and applicable vesting. For additional information relating to assumptions made in the valuation for fiscal 2025 awards reflected in this column, see Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The amount reported in 2025 for Mr. Reasons, computed in accordance with ASC 718, represents the incremental fair value of an accounting modification made in 2025 to RSUs granted to Mr. Reasons during fiscal 2024 (the “2024 Reasons RSUs”). As previously disclosed, the 2024 Reasons RSUs were amended to provide that in the event of Mr. Reasons’s termination of employment by us without Cause (as defined in the 2024 Plan), the unvested 2024 Reasons RSUs would vest in full effective as of his execution of a release of claims in the Company’s customary form. The amounts reported in 2023 do not reflect the impact of the 2023 bankruptcy proceedings on equity awards. In connection with our emergence from the 2023 bankruptcy proceedings on November 14, 2023, each then-existing equity interest in the Company, including our ordinary shares and existing equity-based awards, was cancelled and extinguished. Accordingly, our NEOs did not ultimately realize the values related to their 2023 equity awards.

2026 Proxy Statement | 33

Executive Compensation
(3)
The amounts reported in 2025 for each NEO included Transaction Incentive Plan payments related to the 2024 Therakos Divestiture and the 2025 Business Combination of $34,436,542 for Mr. Olafsson, $6,507,693 for each of Ms. Nielsen, Ms. French and Mr. Tyndall, and $8,134,616 for Mr. Reasons. The remaining amounts reported in 2025 related to cash awards paid to the NEOs under our 2025 STIP. For information regarding the Transaction Incentive Plan and the calculation of the 2025 STIP awards, see the section entitled “Compensation Discussion and Analysis — Fiscal 2025 Executive Compensation — 2025 STIP Awards.”

(4)
The table below provides further detail on the amounts included in the All Other Compensation column of the Summary Compensation Table for fiscal 2025.

Name	Contributions to 401(k) Plan ($)	Credits to Supplemental Savings Plan ($)	Other ($)(a)(b)	Total ($)
Sigurdur O. Olafsson	22,250	2,280,808	38,818	2,341,876
Christiana Stamoulis	7,067	—	15,249	22,316
Henriette Nielsen	22,250	464,443	14,230	500,923
Lisa French	22,250	460,491	23,079	505,820
Mark A. Tyndall	22,250	459,751	10,830	492,831
Bryan M. Reasons	22,250	553,779	687,751	1,263,780

(a)
Includes (i) legal fee reimbursements for Mr. Olafsson and Ms. Stamoulis related to their 2025 employment agreements of $28,588 and $13,400, respectively, (ii) amounts related to long-term disability insurance payments of $9,060 for Mr. Olafsson, $1,849 for Ms. Stamoulis, $9,245 for Ms. Nielsen, $9,060 for Ms. French, $5,740 for Mr. Tyndall, and $6,459 for Mr. Reasons, (iii) amounts related to financial planning services of $3,815 for Ms. Nielsen, $3,920 for Mr. Tyndall, and $1,300 for Mr. Reasons, (iv) $12,849 grossed up for expenses incurred by Ms. French and her spouse for their requested attendance at an annual national sales recognition program, and (v) amounts related to data scrub services of $1,170 for each of the NEOs except Ms. Stamoulis.

(b)
Includes severance amounts totaling $678,822 related to Mr. Reasons’s departure. In connection with Mr. Reasons’s departure on September 30, 2025, he was entitled to receive certain severance-related payments, including (i) installment payments totaling $1,771,539, equal to 1.5 times the sum of his then-current base salary and target bonus (of which $265,731 was paid, and thus reported, in fiscal 2025), (ii) a lump sum payment of $385,178, representing a prorated portion of his 2025 bonus target under the 2025 STIP, (iii) a lump sum payment of $27,913, equal to 18 months’ of the difference between the applicable COBRA premium and the current benefit plan options in which Mr. Reasons was enrolled, and (iv) the cost of 12 months’ outplacement services, if Mr. Reasons elects to utilize such services. Does not include amounts in the “Stock Awards” column reflecting the incremental fair value of an accounting modification made in 2025 to the 2024 Reasons RSUs in connection with Mr. Reasons’s departure, as further described in footnote 2 to the Summary Compensation Table above.

34 | 2026 Proxy Statement

Executive Compensation
Grants of Plan-Based Awards
The following table provides information concerning the awards granted to each of our NEOs in fiscal 2025 under the STIP and 2025 Plan. For a more complete understanding of the table, please read the footnotes that follow the table, as well as the related discussion in the CD&A.
Fiscal 2025 Grants of Plan-Based Awards Table
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sigurdur O. Olafsson
STIP	7/31/2025	1,200,000	2,400,000(4)	4,800,000(4)
RSUs	8/14/2025							78,127(6)	5,999,962
Christiana Stamoulis
STIP	9/22/2025	—(5)	700,000(5)	700,000
RSUs	9/23/2025							109,378(6)	8,399,946
Henriette Nielsen
STIP	3/5/2025	249,060	498,120	996,240
Lisa French
STIP	3/5/2025	238,697	477,394	954,788
Mark A. Tyndall
STIP	3/5/2025	236,757	473,513	947,026
Bryan M. Reasons
STIP	3/5/2025	253,077	506,154	1,012,308
RSUs	(7)							(7)	213,718(7)

(1)
The amounts reported reflect threshold, target, and maximum award amounts for fiscal 2025 that were set in fiscal 2025 under the STIP. The actual amounts earned by each NEO pursuant to such awards are reported under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
Grants of RSUs scheduled to vest (i) in full on January 1, 2027 for Mr. Olafsson and (ii) in substantially equal installments on each of December 15, 2025, December 15, 2026, and December 15, 2027 for Ms. Stamoulis.

(3)
The amounts reported represent the aggregate grant date fair value, computed in accordance with ASC 718, of RSUs issued during fiscal 2025.

(4)
The amounts reported for Mr. Olafsson in the table above represent amounts in effect for Mr. Olafsson following his entrance into the 2025 CEO Agreement (target of 200% of base salary, maximum of 400% of base salary, and threshold of 50% of target). However, under the terms of the 2025 CEO Agreement, Mr. Olafsson’s 2025 target and maximum STIP amounts are determined separately on a prorated basis for the pre- and post-merger portions of fiscal 2025 based on (i) with respect to the pre-merger portion of fiscal 2025, the terms in effect immediately prior to effectiveness of the 2025 CEO Agreement (target of 135% of prorated base salary (equal to $936,493), and maximum of 250% of prorated base salary (equal to $1,734,247)) and (ii) with respect to the post-merger portion of fiscal 2025, the terms in effect following effectiveness of the 2025 CEO Agreement (target of 200% of prorated base salary (equal to $1,012,603), and maximum of 400% of prorated base salary (equal to $2,025,205)). Pursuant to the terms of the 2025 CEO Agreement, the Board determined to apply the post-merger cap to both the pre-merger and the post-merger periods. Further information on the 2025 CEO Agreement is provided in the section entitled “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements — Mr. Olafsson.”

(5)
Pursuant to the CFO Agreement, Ms. Stamoulis was guaranteed a cash incentive bonus amount of $700,000, which amount was to be to treated as her “target bonus” for purposes of the 2025 STIP.

(6)
Quantities reflect additional RSUs resulting from the adjustment of the RSUs that were held by the NEOs immediately prior to the Separation, pursuant to the terms of the Employee Matters Agreement.

(7)
The amount reported represents the incremental fair value of an accounting modification made in 2025 to the 2024 Reasons RSUs in connection with Mr. Reasons’s departure, as further described in footnote 2 to the Summary Compensation Table above.

2026 Proxy Statement | 35

Executive Compensation
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Mr. Olafsson
On February 2, 2024, we entered into the 2024 CEO Agreement, which superseded the 2022 CEO Agreement. Pursuant to the 2024 CEO Agreement, Mr. Olafsson received an annual base salary of $1,100,000, and was also eligible to receive a performance-based annual bonus with a target amount of 135% of base salary and a maximum amount of 250% of base salary. The 2024 CEO Agreement provided that Mr. Olafsson be granted a one-time award as described above under the section entitled “Compensation Discussion and Analysis — Fiscal 2025 Executive Compensation — Long-Term Incentive Compensation — 2024 Awards.” The 2024 CEO Agreement also provided that Mr. Olafsson would be a participant in the Transaction Incentive Plan, as described above under the section entitled “Compensation Discussion and Analysis — Fiscal 2025 Executive Compensation — Transaction Incentive Plan.”
On July 7, 2025, Mr. Olafsson entered into the 2025 CEO Agreement, which superseded the 2024 CEO Agreement. The 2025 CEO Agreement became effective upon completion of the Business Combination on July 31, 2025, for a term ending on January 1, 2027. Pursuant to the 2025 CEO Agreement, the parties agreed to discuss in good faith entering into a longer-term employment agreement in the first half of 2026.
The 2025 CEO Agreement provided that the Company would (i) pay Mr. Olafsson the CEO Cash Inducement Award on or within 30 days following January 1, 2027, subject to his continued service through such date and (ii) as soon as reasonably practicable following the effective date of the Business Combination, grant Mr. Olafsson the CEO Equity Inducement Award, subject to his continued service through such date.
On February 23, 2026, Mr. Olafsson entered into 2026 CEO Agreement. Pursuant to the 2026 CEO Agreement, Mr. Olafsson will remain in his role as CEO until the Expiration Date, and will be appointed as Chair of the Board not later than May 14, 2026, provided that if a successor CEO is appointed prior to the Expiration Date, Mr. Olafsson’s role will transition to Executive Chair. If the Company and Mr. Olafsson do not mutually agree to extend the term of Mr. Olafsson’s employment prior to the Expiration Date, Mr. Olafsson’s service as CEO, Chair and/or Executive Chair, as applicable, shall automatically terminate on the Expiration Date, which termination shall constitute a termination by the Executive with Good Reason (as defined in the 2026 CEO Agreement).
Pursuant to both the 2025 CEO Agreement and the 2026 CEO Agreement, Mr. Olafsson receives an annual base salary of $1,200,000. Mr. Olafsson is also eligible to receive a performance-based annual bonus with a target amount of 200% of base salary and a maximum amount of 400% of base salary. Pursuant to the 2025 CEO Agreement, for fiscal 2025, Mr. Olafsson was entitled to (i) a pro-rata bonus for the pre-merger portion of the year based on the performance metrics and target and maximum bonus amounts that were in effect for that period, with such performance metrics adjusted by the HRCC in its sole discretion after consultation with Mr. Olafsson and (ii) a pro-rata bonus for the post-merger portion of the year using performance metrics mutually established and agreed upon by the Committee and Mr. Olafsson and target and maximum bonus amounts that were in effect for that period.
Pursuant to the 2026 CEO Agreement, the actual bonus earned by Mr. Olafsson in respect of any given year, if any, will be based on performance metrics to be determined by the Board or the HRCC in its sole discretion, after consultation with Mr. Olafsson. For any year in which Mr. Olafsson transitions to Executive Chair, Mr. Olafsson will be entitled to receive an annual bonus (i) determined for the portion of the year prior to the transition on a pro-rata basis using the base salary that was in effect for that period and (ii) determined for the portion of the year following the transition on a pro-rata basis using the base salary that was in effect for the period following the transition, provided that the calculation of the bonus for any period when Mr. Olafsson is serving as Executive Chair will be prorated using a level of performance that is not less than target.
The 2026 CEO Agreement provides that, beginning in fiscal 2026, Mr. Olafsson is entitled to receive annual long-term incentive compensation grants, which (i) in 2026, include awards of 152,722 RSUs and PSUs and (ii) beginning in fiscal 2027, will have a grant date fair market value of no less than $11,500,000. The 2026 CEO Agreement also provides that Mr. Olafsson shall be entitled to participate in a one-time grant of RSUs to executive officers of Keenova (the “Founders Grant”) in an amount no less than 2.3 times the number of RSUs granted to the executive who receives the second largest RSU grant. The terms and conditions applicable to these awards shall be substantially consistent with the terms and conditions applicable to RSUs and PSUs (other than performance metrics) previously issued to Mr. Olafsson.
The 2025 CEO Agreement and the 2026 CEO Agreement provide that Mr. Olafsson’s receipt of severance compensation and benefits is subject to Mr. Olafsson’s execution and non-revocation of a general release of claims against us and his continued compliance with certain restrictive covenants.

36 | 2026 Proxy Statement

Executive Compensation
For information on such restrictive covenants, termination benefits under the 2025 CEO Agreement and the 2026 CEO Agreement and treatment of Mr. Olafsson’s incentive awards on a qualifying termination, see the section entitled “— Potential Payments Upon Termination or Change in Control.”
Ms. Stamoulis
On August 1, 2025, we entered into the CFO Agreement with Ms. Stamoulis. Pursuant to the CFO Agreement, Ms. Stamoulis received an initial annual base salary of $875,000. Ms. Stamoulis is also eligible to receive a performance-based annual bonus with a target amount of 80% of base salary. For fiscal 2025, Ms. Stamoulis’s annual bonus was guaranteed to equal $700,000 (which amount was to be to treated as her “target bonus” for purposes of the 2025 STIP) paid in accordance with the 2025 STIP.
In addition, the CFO Agreement provides that the Company would (i) pay Ms. Stamoulis the CFO Cash Inducement Award, half of which will vest and become payable on each of July 1, 2026 and July 1, 2027, subject to her continued service through each such vesting date and (ii) as soon as reasonably practicable following her start date, grant Ms. Stamoulis the CFO Equity Inducement Award to vest in substantially equal installments on each of December 15, 2025, December 15, 2026 and December 15, 2027, subject to her continued service through such dates. The CFO Equity Inducement Award is intended to partially compensate Ms. Stamoulis for forfeited equity awards granted prior to 2025 by her prior employer.
The CFO Agreement also provides that commencing in fiscal 2026, Ms. Stamoulis’s target annual long-term incentive compensation grant will be no less than $5,000,000 per year. The CFO Agreement also provided that, for fiscal 2026 only, Ms. Stamoulis would receive the Top-Up Award, intended to partially compensate her for forfeited equity awards granted in 2025 by her prior employer.
The CFO Agreement provides that receipt of severance compensation and benefits is subject to execution and non-revocation of a general release of claims against us and her continued compliance with certain restrictive covenants.
For information on such restrictive covenants, termination benefits under the CFO Agreement and treatment of incentive awards on a qualifying termination under the CFO Agreement, see the section entitled “— Potential Payments Upon Termination or Change in Control.”
Other NEOs
On February 2, 2024, we entered into amended and restated employment agreements with each of Ms. Nielsen, Ms. French, Mr. Tyndall and Mr. Reasons (the “2024 NEO Agreements”), which superseded the employment agreements we entered into with such NEOs upon our emergence from the 2020 Bankruptcy Proceedings on June 16, 2022.
The 2024 NEO Agreements established the initial base salary amounts for these NEOs. Pursuant to the 2024 NEO Agreements, each such NEO is also eligible to receive a performance-based annual bonus with a target amount of 75% of base salary and a maximum amount of 150% of base salary. In addition, the 2024 NEO Agreements provide for the grant of a one-time equity award, as described above under the section entitled “Compensation Discussion and Analysis — Fiscal 2025 Executive Compensation — Long-Term Incentive Compensation — 2024 Awards.” The 2024 NEO Agreements also provide for participation in the Transaction Incentive Plan, as described above under the section entitled “Compensation Discussion and Analysis — Fiscal 2025 Executive Compensation — Transaction Incentive Plan.”
The 2024 NEO Agreements provide that receipt of severance compensation and benefits is subject to execution and non-revocation of a general release of claims against us and the NEO’s continued compliance with certain restrictive covenants.
For information on such restrictive covenants, termination benefits under the 2024 NEO Agreements and treatment of incentive awards on a qualifying termination under the 2024 NEO Agreements, see the section entitled “— Potential Payments Upon Termination or Change in Control.”
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding unvested RSU awards (including the Converted PSUs) held by each NEO (other than Mr. Reasons who did not hold any unvested equity awards as of December 31, 2025) and the corresponding fair value as of December 31, 2025. For a more complete understanding of the table, please read the footnotes that follow the table.

2026 Proxy Statement | 37

Executive Compensation
OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Sigurdur O. Olafsson	341,154	25,688,896	—	—
Christiana Stamoulis	72,919	5,490,801	—	—
Henriette Nielsen	52,607	3,961,307	—	—
Lisa French	52,607	3,961,307	—	—
Mark A. Tyndall	52,607	3,961,307	—	—

(1)
The table below provides further detail on the RSUs included in this column.

		Outstanding Quantity (#) Scheduled to Vest On:
Name	Grant Date	1/1/2026	12/15/2026	12/25/2026	1/1/2027	12/15/2027
Sigurdur O. Olafsson	2/2/2024	32,878	—	197,270	32,879	—
	8/14/2025	—	—	—	78,127	—
Christiana Stamoulis	9/23/2025	—	36,459	—	—	36,460
Henriette Nielsen	2/2/2024	6,576	—	39,455	6,576	—
Lisa French	2/2/2024	6,576	—	39,455	6,576	—
Mark A. Tyndall	2/2/2024	6,576	—	39,455	6,576	—

(2)
Quantities reflect additional RSUs resulting from the adjustment of the RSUs that were held by the NEO immediately prior to the Separation, pursuant to the terms of the Employee Matters Agreement.

(3)
In accordance with SEC rules, payout value is based on the fair value of our ordinary shares at December 31, 2025, multiplied by the number of RSUs.

38 | 2026 Proxy Statement

Executive Compensation
Option Exercises and Stock Vested
The following table provides information regarding the vesting of RSUs during fiscal 2025. The Company has no outstanding options, and there were no option exercises during fiscal 2025. For a more complete understanding of the table, please read the footnotes that follow the table.
FISCAL 2025 OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Sigurdur O. Olafsson	—	—	27,355	1,990,076
Christiana Stamoulis(2)	—	—	36,459	2,745,363
Henriette Nielsen	—	—	5,470	397,943
Lisa French	—	—	5,470	397,943
Mark A. Tyndall	—	—	5,470	397,943
Bryan M. Reasons(3)	—	—	61,552	5,547,567

(1)
Amounts in this column were calculated by multiplying the number of shares issued in respect of awards vested by the fair value of our ordinary shares at vesting.

(2)
The quantity for Ms. Stamoulis reflects additional RSUs resulting from the adjustment of the RSUs that were held by Ms. Stamoulis immediately prior to the Separation, pursuant to the terms of the Employee Matters Agreement.

(3)
The quantities for Mr. Reasons include the vesting of 6,838 RSUs in the ordinary course on January 1, 2025 and the accelerated vesting of 54,714 RSUs, which Mr. Reasons was entitled to in connection with his departure on September 30, 2025.

Non-Qualified Deferred Compensation
The following table provides information with respect to non-qualified deferred compensation for fiscal 2025 for each NEO. For more information regarding information contained in the table and the material terms of our non-qualified deferred compensation plan, please read the CD&A and the footnotes that follow the table.
FISCAL 2025 NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Sigurdur O. Olafsson	—	2,280,808	87,605	—	2,999,013
Christiana Stamoulis	—	—	—	—	—
Henriette Nielsen	—	464,443	38,870	—	755,424
Lisa French	—	460,491	32,054	—	722,008
Mark A. Tyndall	—	459,751	67,114	—	1,054,636
Bryan M. Reasons	—	553,779	138,749	—	1,662,606

(1)
The amounts reported include amounts that we credited to the Supplemental Savings Plan on behalf of the NEOs during fiscal 2025. These amounts are included in the amounts set forth in the All Other Compensation column of the Summary Compensation Table for fiscal 2025.

(2)
The amounts reported include earnings credited to the NEO’s account in the Supplemental Savings Plan. Earnings on amounts credited to the Supplemental Savings Plan reflect investment selections made by each NEO in investment alternatives that generally mirror investment choices offered under the Company’s 401(k) plan.

(3)
The amounts reported for each NEO include the NEO’s total balance in the Supplemental Savings Plan as of December 31, 2025.

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Executive Compensation
Potential Payments Upon Termination or Change in Control
General Severance Provisions. Except where otherwise noted, the following descriptions of the severance provisions of 2024 NEO Agreements (which are further described above under the section entitled “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements”) describe the terms as in effect on December 31, 2025. The following descriptions do not apply to Ms. Stamoulis’s termination benefits or Mr. Olafsson’s termination benefits, which are further described below under the headings “Ms. Stamoulis’s Severance Provisions” and “Mr. Olafsson’s Severance Provisions”, respectively.
Under the 2024 NEO Agreements, in the event that the NEO’s employment is terminated by us without Cause or by the NEO with Good Reason (each as defined below), the NEO is entitled to the following severance compensation and benefits: (i) an amount equal to 1.5x the sum of his or her annual base salary and target annual bonus payable in installments; (ii) a lump sum payment of a prorated target annual bonus with respect to the year in which the termination occurs; (iii) a lump sum payment equal to 12 months of COBRA premiums that would have been payable by the NEO if he or she had elected to continue coverage under our health and welfare plans; and (iv) our coverage of the cost of outplacement services for up to 12 months. In March 2026, the 2024 NEO Agreements were amended to provide that the severance amount described in (i) in the immediately preceding sentence will be paid in lump sum rather than installments unless such payments must be paid in installments to avoid any taxes, interest or penalties under Internal Revenue Code Section 409A. The March 2026 amendments to the 2024 NEO Agreements also expanded the definition of “Good Reason” to include a material diminution of position, responsibilities, duties or authorities. These amendments were intended to create better alignment of certain contractual terms among the Company’s Executive Team.
In the event that the NEO’s employment is terminated by us without Cause or by the NEO with Good Reason during the period beginning 120 days prior to and ending 12 months after a Change in Control (as defined in the agreement), the NEO will receive the foregoing severance benefits with the following enhancements: cash severance will be paid in lump sum on the first payroll date following the effective date of the release or the Change in Control, if later, and all of the NEO’s unvested and outstanding RSUs, PSUs and other equity-based awards will immediately vest as of the effective date of the release or the Change in Control, if later.
The terms of the 2024 NEO Agreements provide for certain benefits upon the NEO’s termination of employment due to death or disability. NEOs are eligible to receive a prorated target bonus upon a termination of employment as a result of the NEO’s death or disability and, except upon termination of the NEO’s employment by us for Cause, any unpaid annual bonus earned in a prior calendar year, based on the actual level of achievement of the applicable targets or performance as determined by the HRCC or the Board at the end of such calendar year.
For purposes of the 2024 NEO Agreements, “Cause” means, as more fully described in the agreement, (i) substantial failure or refusal of the NEO to perform the duties and responsibilities of the NEO’s job as required by us other than due to disability; (ii) a material violation of any fiduciary duty or duty of loyalty owed to us; (iii) conviction of misdemeanor (other than a traffic offense) or felony; (iv) any acts of fraud, embezzlement or theft against us; (v) violation of a material rule or policy; (vi) unauthorized disclosure of any of our trade secrets or confidential information or (vii) other egregious conduct that has or could have a serious and detrimental impact on us or our employees.
For purposes of the 2024 NEO Agreements, the definition of “Good Reason” in effect on December 31, 2025 included, as more fully described in the agreements, a retirement or termination of employment by the NEO that is not initiated by us and that is caused by any one or more of the following events, in each case, without the NEO’s written consent: (i) we require the NEO to relocate to a principal place of employment more than fifty miles from the NEO’s existing place of employment, which materially increases the NEO’s commuting time; (ii) we materially reduce the NEO’s base salary or target annual bonus opportunity, other than a reduction of less than 10% that is made at the same time to the base salary or target annual bonus opportunity, as applicable, of all similarly situated employees; or (iii) a requirement that the NEO report to any other person, position or entity other than the CEO. Additionally, “Good Reason” will only exist if the NEO provides written notice stating the Good Reason event, we do not cure such event and the NEO terminates employment within a certain period of time after the end of the cure period. As noted above, the definition of Good Reason was expanded in March 2026 to include a material diminution in NEO’s position, responsibilities, duties or authorities.
All of the foregoing severance compensation and benefits are subject to the NEO’s execution and non-revocation of a general release of claims against us and his or her continued compliance with the restrictive covenants described below.
The 2024 NEO Agreements provide that the NEOs will be restricted from soliciting our employees and business partners during the 12-month period following termination of employment for any reason (the “Executive Restricted Period”). The 2024 NEO Agreements also provide that the NEOs will be restricted from competing with us during the Executive Restricted Period; provided that the Executive Restricted Period will be reduced to six months for terminations that occur after June 30, 2025, and the non-competition provisions shall not apply following termination of employment by us without Cause or by the NEO with Good Reason.
Ms. Stamoulis’s Severance Provisions. Under the CFO Agreement, Ms. Stamoulis is entitled to substantially the same severance benefits as the 2024 NEO Agreement described above, except that (i) the definition of “Good Reason” in the CFO Agreement also

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includes material diminution of Ms. Stamoulis’s title, responsibilities, duties or authorities and a material breach by the Company of the CFO Agreement, (ii) upon a termination without Cause or for Good Reason, Ms. Stamoulis is entitled to (a) a lump sum payment equal to 18 months of COBRA premiums that would have been payable by Ms. Stamoulis if she had elected to continue coverage under our health and welfare plans, (b) full vesting of the unvested portion of her CFO Equity Inducement Award and Top-Up Award, and (c) payment of any unpaid portion of her CFO Cash Inducement Award payable in lump sum on the first regular payroll date following the effective date of her general release of claims, and (iii) Ms. Stamoulis will be restricted from soliciting our employees and business partners during the 12-month period following termination of employment for any reason and will be restricted from competing with us during the 12-month period following termination of employment for any reason, provided that the restriction on competing with us will not apply in the event of her termination by the Company without Cause or termination by her for Good Reason.
Mr. Olafsson’s Severance Provisions. Under the 2025 CEO Agreement and the 2026 CEO Agreement, in the event that Mr. Olafsson’s employment is terminated by us without Cause, by Mr. Olafsson with Good Reason or as a result of his death or Disability (each as defined below), Mr. Olafsson will be entitled to the following severance compensation and benefits: (i) a lump sum payment of an amount equal to 2.5x the sum of his annual base salary and target annual bonus; (ii) a lump sum payment of the CEO Cash Inducement Award (if not yet paid) and a prorated target annual bonus with respect to the year in which the termination occurs; (iii) immediate vesting of the CEO Equity Inducement Award and the Founders Grant; (iv) in the case of the 2026 CEO Agreement, any Annual LTI Awards granted in 2026 or later will be treated in accordance with the applicable plan and related award agreements, provided that to the extent Mr. Olafsson’s termination without Cause or for Good Reason occurs following the parties failing to mutually agree to extend the term beyond the Expiration Date, Mr. Olafsson will immediately vest in any RSUs that would have otherwise vested in the first quarter of 2028 and will immediately vest in any prorated portion of any unvested PSUs as of the date of termination in the target amount of PSUs subject to the awards; and (v) continued COBRA coverage or, if no longer eligible for Company-provided COBRA, monthly cash payments equal to the applicable COBRA premium amount for up to 30 months following Mr. Olafsson’s termination.
For purposes of the 2025 CEO Agreement and the 2026 CEO Agreement, “Cause” means, as more fully described in the agreement: (i) substantial refusal of the CEO to perform the duties and responsibilities of his job as required by the Board other than due to incapacity; (ii) a material violation of any fiduciary duty or duty of loyalty owed to us; (iii) conviction of misdemeanor (other than a traffic offense) involving moral turpitude or felony; (iv) any willful act or omission of fraud, embezzlement or theft; (v) any uncured violation of a material rule or policy; or (vi) any unauthorized disclosure of any of our trade secrets or confidential information.
For purposes of the 2025 CEO Agreement and the 2026 CEO Agreement, “Good Reason” means, as more fully described in the agreements, a retirement or termination of employment by the CEO that is not initiated by us and that is caused by any one or more of the following events, in each case, without the CEO’s written consent: (i) a material reduction in his base salary or target bonus (as defined in agreement) opportunity; (ii) a material diminution in his title or authority, duties, reporting lines or responsibilities; (iii) a relocation of his principal place of employment by more than 50 miles; (iv) the CEO does not timely receive the CEO Inducement Awards; (v) failure of a successor to us to agree to assume and honor the agreement; or (vi) any other material breach of the agreement or any material compensation agreement by us or our affiliates. Additionally, “Good Reason” will only exist if the CEO provides written notice stating the Good Reason event, we do not cure such event, and the CEO terminates employment within a certain period of time after the end of the cure period.
All of the foregoing severance compensation and benefits are subject to Mr. Olafsson’s execution and non-revocation of a general release of claims against us and his continued compliance with the restrictive covenants described below.
The 2025 CEO Agreement provides that Mr. Olafsson will be restricted from soliciting our employees and business partners during the 12-month period following his termination of employment for any reason (the “Restricted Period”). The 2025 CEO Agreement also provides that Mr. Olafsson will be restricted from competing with us during the Restricted Period, provided that the non-competition provisions shall not apply following Mr. Olafsson’s termination of employment if the date of termination is on or after January 1, 2027 or if Mr. Olafsson’s employment is terminated by us without Cause or by Mr. Olafsson with Good Reason.
Equity Grants. As further described above under the section entitled “Compensation Discussion and Analysis — Fiscal 2025 Executive Compensation — Long-Term Incentive Compensation — 2024 Awards,” we granted certain post-emergence equity awards to each of our NEOs (except Ms. Stamoulis who was not employed by us at that time), which are subject to the 2024 Plan and individual written award agreements. Mr. Olafsson’s award agreements provide that in the event of his termination of employment by us without Cause (as defined in the 2025 CEO Agreement), or in the case of his departure for Good Reason (as defined in the 2025 CEO Agreement), his unvested RSUs (inclusive of the Converted PSUs) will vest in full. Mr. Olafsson’s award agreements provide that his RSUs (inclusive of the Converted PSUs) will become fully vested on a Change in Control (as defined the applicable award agreement), subject to his continued service through such Change in Control. In the event of the CEO’s death or disability, or, in the case of grants made prior to 2025, in the case of the CEO’s termination of employment for Normal Retirement (as defined in the 2024 Plan), the CEO’s unvested RSUs (inclusive of the Converted PSUs) will vest in full. In the event of the CEO’s termination of employment for Early Retirement (as defined in the 2024 Plan), a pro rata portion of the CEO’s unvested RSUs granted prior to

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Executive Compensation
2025 and the full number of the Converted PSUs will vest. Substantially the same terms apply to the 2025 CEO Equity Inducement Award, other than the retirement vesting provisions.
The equity award agreements, as amended, for Ms. Nielsen, Ms. French, Mr. Tyndall and Mr. Reasons provide that in the event of an NEO’s termination of employment by us without Cause, or in the case of an NEO’s departure for Good Reason (each as defined in the 2024 NEO Agreements), the NEO’s unvested RSUs (inclusive of the Converted PSUs) will vest in full. The NEOs’ 2024 award agreements provide that RSUs (inclusive of the Converted PSUs) will become fully vested on a Change in Control (as defined the applicable award agreement), subject to the NEO’s continued service through such Change in Control. In the event of an NEO’s death or disability, or, in the case of RSUs granted prior to 2025, in the case of an NEO’s termination of employment for Normal Retirement (as defined in the 2024 Plan), the NEO’s unvested RSUs (inclusive of the Converted PSUs) will vest in full. In the event of an NEO’s termination of employment for Early Retirement (as defined in the 2024 Plan), a pro rata portion of the NEO’s unvested RSUs granted prior to 2025 will vest and the full number of the Converted PSUs will vest.
Under the 2024 Plan, Normal Retirement occurs where an NEO terminates employment after attaining age 60 and the sum of the NEO’s age and years of service equals at least 70 and Early Retirement occurs where an NEO terminates employment after attaining age 55, the sum of the NEO’s age and years of service equals at least 60 and the NEO has completed at least five years of service to us.
The award agreement for the CFO Inducement Equity Award provides that in the event of the CFO’s termination of employment by us without Cause, or in the case of the CFO’s departure for Good Reason (each as defined in the CFO Agreement), the CFO’s unvested RSUs will vest in full. In the event of CFO’s death or disability, the CFO’s unvested RSUs will vest in full. The award agreement for the CFO Inducement Equity Award provides that RSUs will become fully vested on a Change in Control, if the RSUs are not substituted with comparable awards payable in shares of publicly traded stock after the Change in Control. In February 2026, the award agreement for the CFO Inducement Equity Award was amended to provide for full vesting upon a Change in Control. This amendment was intended to create better alignment of certain contractual terms among the Company’s Executive Team.
Tabular Disclosure. The table below reflects the amount of compensation that would become payable to each of our NEOs (except Mr. Reasons), under existing employment agreements and plans if the NEO’s employment had terminated on December 31, 2025, the last day of fiscal 2025, given the NEO’s service levels as of such date and, where applicable, based on a fair value of equity as of fiscal year end at $75.30 per share. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including benefits available generally to salaried employees, such as distributions under the Company’s 401(k) plan. Mr. Reasons departed the Company on September 30, 2025. Severance benefits to which Mr. Reasons was entitled are described above in the Summary Compensation Table and accelerated vesting of outstanding RSUs to which he was entitled is described above in the Fiscal 2025 Option Exercises and Stock Vested table.
The actual amounts that would be paid upon an NEO’s termination of employment or in connection with a change in control can be determined only at the time of any such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our share price, the executive officer’s age and years of service, the attained level of performance for performance units and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment. For a more complete understanding of the table, please read the footnotes that follow the table.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
Name and Termination Scenario	Cash Severance ($)	Cash Inducement Awards ($)(1)	Stock Awards ($)(2)(3)	Benefits and Outplacement ($)	Total ($)(4)
Involuntary Termination for Cause or Voluntary Termination Not for Good Reason:
Sigurdur O. Olafsson	—	—	—	—	—
Christiana Stamoulis	—	—	—	—	—
Henriette Nielsen	—	—	—	—	—
Lisa French	—	—	—	—	—
Mark A. Tyndall	—	—	—	—	—
Involuntary Termination without Cause or Voluntary Termination for Good Reason:
Sigurdur O. Olafsson	11,400,000	6,000,000	25,688,896	54,179	43,143,075
Christiana Stamoulis	3,062,500	1,000,000	5,490,801	46,824	9,600,125
Henriette Nielsen	2,241,540	—	3,961,307	51,723	6,254,570
Lisa French	2,148,272	—	3,961,307	40,444	6,150,023
Mark A. Tyndall	2,130,806	—	3,961,307	51,729	6,143,842
Death and Disability:
Sigurdur O. Olafsson	11,400,000	6,000,000	25,688,896	54,179	43,143,075
Christiana Stamoulis	700,000	—	5,490,801	—	6,190,801
Henriette Nielsen	498,120	—	3,961,307	—	4,459,427
Lisa French	477,394	—	3,961,307	—	4,438,701
Mark A. Tyndall	473,513	—	3,961,307	—	4,434,820
Change in Control:
Sigurdur O. Olafsson	—	—	25,688,896	—	25,688,896
Christiana Stamoulis	—	—	5,490,801	—	5,490,801
Henriette Nielsen	—	—	3,961,307	—	3,961,307
Lisa French	—	—	3,961,307	—	3,961,307
Mark A. Tyndall	—	—	3,961,307	—	3,961,307
Change in Control Termination:
Sigurdur O. Olafsson	11,400,000	6,000,000	25,688,896	54,179	43,143,075
Christiana Stamoulis	3,062,500	1,000,000	5,490,801	46,824	9,600,125
Henriette Nielsen	2,241,540	—	3,961,307	51,723	6,254,570
Lisa French	2,148,272	—	3,961,307	40,444	6,150,023
Mark A. Tyndall	2,130,806	—	3,961,307	51,729	6,143,842

(1)
Amounts relate to CEO Cash Inducement Award and the CFO Cash Inducement Award provided for in the 2025 CEO Agreement and the CFO Agreement, respectively.

(2)
Reflects the aggregate value of RSUs subject to vesting (inclusive of the Converted PSUs) based on the fair value of our ordinary shares at December 31, 2025.

(3)
The amounts in this column for Ms. Stamoulis relate entirely to the CFO Inducement Equity Award. Pursuant to the award agreement governing the CFO Inducement Equity Award as of December 31, 2025, the vesting of such RSUs would only accelerate upon a change in control if the RSUs were not, in connection with such change in control, substituted with comparable awards payable in shares of publicly traded stock after the change in control. In February 2026, this award agreement was amended to provide for full vesting upon a Change in Control as defined in the 2025 Plan.

(4)
The 2025 CEO Agreement, the CFO Agreement and the 2024 NEO Agreements each include a Code Section 280G “best-net cutback” provision that provides that, in the event any payment or benefit provided under such employment agreement or any other arrangement with us or our affiliates constitutes “parachute payments” within the meaning of Section 280G of the Code, then such payments and/or benefits will either be (i) provided to the NEO in full or (ii) be reduced to the extent necessary to avoid the excise tax imposed by Section 4999 of the Code, whichever results in the executive receiving a greater amount on an after-tax basis.” Adjustments have not been made to the amounts shown to either reflect any amounts that would be paid as excise taxes or any reductions in payments as a result of the greater after-tax provision.

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Executive Compensation
CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are presenting the ratio of our CEO’s annual total compensation to our median employee’s annual total compensation.
As permitted under the SEC rules, we used annual gross wages as reported in our payroll system as our consistently applied compensation measure to determine our median employee. We maintained the same determination date as reported in prior years of October 1 to determine our employee workforce. Approximately 3,030 employees as of that date were individuals who had become employees of the Company as a result of the Business Combination with Endo in July 2025 (such employees, “Legacy Endo Employees”). We have omitted Legacy Endo Employees from our employee population for the purpose of determining our median employee, as permitted by Instruction 7 to Item 402(u) of Regulation S-K. We annualized pay for those employees included in our employee population who commenced work during the twelve-month period wages were considered. We identified employees who were paid within a 2% range of the median. We selected an employee from that group and determined that person’s total 2025 compensation was $108,968. Based on the total 2025 compensation of Mr. Olafsson of $47,351,608 reported in the Summary Compensation Table, our ratio of CEO pay to median worker pay for 2025 is approximately 435:1. This ratio was determined using reasonable estimates as permitted by the SEC’s rules and should not be used as a comparison with pay ratios disclosed by other companies.
Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the HRCC views the link between the Company’s performance and its NEO’s pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see the discussion at the beginning of the section entitled “Compensation Discussion and Analysis.”
In accordance with SEC rules, the following table and supporting narrative contain information regarding compensation actually paid (“CAP”). Neither CAP nor the amount reported in the Summary Compensation Table (“SCT”) reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting SCT total compensation values for the applicable year as described in the footnotes to the following table.
The HRCC did not consider the pay versus performance data presented below in making its pay decisions for any of the years shown.
PAY VERSUS PERFORMANCE TABLE
Year	SCT Total for CEO #1 ($)(1)	SCT Total for CEO #2 ($)(2)	CAP to CEO #1 ($)(1)	CAP to CEO #2 ($)(2)	Average SCT Total for Other NEOs ($)(3)	Average CAP to Other NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:		GAAP Net Income (Loss) (millions)	Consolidated Net Sales (millions)(6)
							Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)
2025	N/A	$47,351,608	N/A	$60,074,922	$9,108,612	$11,235,687	N/A	N/A	$(490)	$2,371
2024	N/A	$27,251,192	N/A	$24,342,316	$5,121,209	$4,503,031	N/A	N/A	$478	$1,980
2023	N/A	$14,089,756	N/A	$524,667	$6,659,753	$3,028,813	N/A	N/A	$(1,670)	$1,623
2022	$6,626,033	$6,431,741	$6,626,033	$5,514,924	$2,854,557	$2,650,330	$42	$111	$(911)	$1,914
2021	$8,975,983	N/A	$8,978,348	N/A	$3,329,371	$3,327,359	N/A	N/A	$(717)	$2,209

(1)
Mark Trudeau served as our CEO in 2021 and 2022.

(2)
Sigurdur O. Olafsson served as our CEO in 2022, 2023, 2024, and 2025.

(3)
Our other NEOs serving in 2021 were Hugh M. O’Neill and Dr. Steven J. Romano. Our other NEOs serving in 2022 were Bryan M. Reasons, Mr. O’Neill, Dr. Romano, Mark A. Tyndall, Stephen Welch and Henriette Nielsen. Our other NEOs serving in 2024 were Mr. Reasons and Dr. Peter Richardson. Our other NEOs serving in 2025 were Ms. Stamoulis, Ms. Nielsen, Ms. French, Mr. Tyndall and Mr. Reasons.

(4)
Assumes a hypothetical initial investment of $100 in new ordinary shares issued on June 17, 2022. The 2022 Total Shareholder Return (“TSR”) covers the period from June 17, 2022 through December 30, 2022, reflecting the portion of fiscal 2022 after our emergence from the 2020 Bankruptcy Proceedings. TSR is not applicable for fiscal 2021 as the Company’s stock ceased being traded in connection with the 2020 bankruptcy proceedings. TSR is not applicable for fiscal 2023, 2024 and 2025 as the Company’s stock ceased being traded in connection with the 2023 bankruptcy proceedings.

(5)
The Peer Group used for TSR comparisons reflects the NYSE Pharmaceuticals Index in the period presented.

(6)
SEC rules require us to designate a “company-selected measure” that in our assessment represents the most important financial performance measure (other than total shareholder return, stock price, or net income) used by us to link the CAP of our NEOs, for the most recently completed fiscal year, to our performance. For purposes of the table above, we selected consolidated net sales, which includes net sales from both continuing and discontinued operations.

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To calculate CAP for our CEOs and other NEOs, the following adjustments were made to SCT total pay.
	PEO #1: Mr. Trudeau					PEO #2: Mr. Olafsson
	2021	2022	2023	2024	2025	2021	2022	2023	2024	2025
SCT Total	$8,975,983	$6,626,033	N/A	N/A	N/A	N/A	$6,431,741	$14,089,756	$27,251,192	$47,351,608
Deduction for amounts reported in the “Stock Awards” column in the SCT for applicable fiscal year	0	0	N/A	N/A	N/A	N/A	(4,580,263)	(10,000,012)	(11,864,619)	(5,999,962)
Deduction for amounts reported in the “Option Awards” column in the SCT for applicable fiscal year	0	0	N/A	N/A	N/A	N/A	0	0	0	0
Year End Fair Value of Current Year Equity Awards	0	0	N/A	N/A	N/A	N/A	3,663,446	0	8,955,743	5,882,963
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	0	0	N/A	N/A	N/A	N/A	0	0	0	12,840,313
Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year	2,365	0	N/A	N/A	N/A	N/A	0	(483,585)	0	0
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the year	0	0	N/A	N/A	N/A	N/A	0	0	0	0
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	0	0	N/A	N/A	N/A	N/A	0	(3,081,492)	0	0
Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value of Total Compensation	0	0	N/A	N/A	N/A	N/A	0	0	0	0
CAP	$8,978,348	$6,626,033	N/A	N/A	N/A	N/A	$5,514,924	$524,667	$24,342,316	$60,074,922

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Executive Compensation
	Average Other NEOs
	2021	2022	2023	2024	2025
SCT Total	$3,329,371	$2,854,557	$6,659,753	$5,121,209	$9,108,612
Deduction for amounts reported in the “Stock Awards” column in the SCT for applicable fiscal year	0	(1,017,838)	(2,728,094)	(2,521,240)	(1,722,733)
Deduction for amounts reported in the “Option Awards” column in the SCT for applicable fiscal year	0	0	0	0	0
Year End Fair Value of Current Year Equity Awards	0	814,101	0	1,903,063	1,098,155
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	(3,253)	(352)	0	0	1,540,857
Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year	1,241	(138)	(132,472)	0	661,723
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the year	0	0	0	0	549,073
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	0	0	(770,375)	0	0
Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value of Total Compensation	0	0	0	0	0
CAP	$3,327,359	$2,650,330	$3,028,813	$4,503,031	$11,235,687
The equity awards included above consist of PSUs, RSUs and stock options granted from 2017 through 2025. The following assumptions underpin the fair value calculations.
Fair values for PSUs subject to market-based measures such as Relative TSR have been calculated using a Monte Carlo valuation model.
CAP and Financial Performance Measures
In accordance with SEC rules, the following are graphical comparisons of CAP and the financial performance measures, net income and consolidated net sales, shown in the pay versus performance table. The Company believes that there would not be a meaningful comparison in showing CAP compared to TSR or TSR comparisons to a peer group given that TSR is only determinable for the period from June 17, 2022 through December 30, 2022, between the Company’s two sets of bankruptcy proceedings.

46 | 2026 Proxy Statement

Executive Compensation
CEO compensation actually paid versus GAAP Net Income

$1,500
$1,000
$500
$0
-$500
-$1,000
-$1,500
-$2,000
Net Income ($mm)
$70
$60
$50
$40
$30
$20
$10
$0
Compensation Actually Paid ($mm)
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
CAP - CEO #1
CAP - CEO #2
Net Income

Other NEO compensation actually paid versus GAAP Net Income

$1,500
$1,000
$500
$0
-$500
-$1,000
-$1,500
-$2,000
Net Income ($mm)
$14
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid ($mm)
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
CAP - Other NEOs
Net Income

2026 Proxy Statement | 47

Executive Compensation
CEO compensation actually paid versus Consolidated Net Sales

$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Consolidated Net Sales ($mm)
$70
$60
$50
$40
$30
$20
$10
$0
Compensation Actually Paid ($mm)
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
CAP - CEO #1
CAP - CEO #2
Consolidated Net Sales

Other NEO compensation actually paid versus Consolidated Net Sales

$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Consolidated Net Sales ($mm)
$14
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid ($mm)
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
CAP - Other NEOs
Consolidated Net Sales

48 | 2026 Proxy Statement

Executive Compensation
List of Company Performance Measures
The following table lists the measures we believe are most important in linking compensation actually paid to Company performance during fiscal 2025 (unranked). For further details on these measures and how they feature in our compensation plans, see the section entitled “Compensation Discussion and Analysis — Fiscal 2025 Executive Compensation.”
Measure:
Consolidated net sales
Adjusted EBITDA
Adjusted operating cash flow

2026 Proxy Statement | 49

Security Ownership and Reporting
SECURITY OWNERSHIP AND REPORTING
Security Ownership of Management and Certain Beneficial Owners
The following tables show the number of our ordinary shares beneficially owned as of March 23, 2026 by (i) each current director and nominee for director, each NEO named in the Summary Compensation Table and our current directors and executive officers as a group and (ii) each person who we know or have reason to believe is the beneficial owner of more than 5% of our outstanding ordinary shares, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, and notices delivered to us pursuant to the Irish Companies Act.
A person is deemed to be a beneficial owner of ordinary shares if such person, either alone or with others, has the power to vote or to dispose of those ordinary shares or the right to acquire such power within 60 days of March 23, 2026. We have assumed that ordinary shares subject to stock options that by their terms are presently exercisable or exercisable within 60 days of March 23, 2026, and RSUs that by their terms have vested or vest within 60 days of March 23, 2026, are deemed to be outstanding and beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person. There were 39,581,987 ordinary shares outstanding as of March 23, 2026, and the calculations of percentage ownership below are based on such number of outstanding shares regardless of the date of the information regarding beneficial ownership reported below.
Directors and Executive Officers
Name of Beneficial Owner	Number of Keenova Ordinary Shares Beneficially Owned	Percentage Ownership
Non-Employee Directors
Marc Yoskowitz	7,296	*
Paul M. Bisaro	9,060	*
Leslie Donato	4,882	*
Katina Dorton	7,387	*
Paul Efron	14,975	*
Scott Hirsch	5,337	*
Sophia Langlois	5,677	*
Jonathan Zinman(1)	12,913	*
Named Executive Officers
Sigurdur (Siggi) O. Olafsson	31,718	*
Christiana Stamoulis	17,828	*
Henriette Nielsen	7,538	*
Lisa French	8,390	*
Mark A. Tyndall	8,167	*
Bryan M. Reasons(2)	36,541	*
All current directors and executive officers as a group (19 persons)	161,060	*

*
Less than 1%

(1)
Held indirectly through JZ Advisors LLC, a limited liability company, of which Mr. Zinman is 100% owner and managing member.

(2)
Mr. Reasons ceased to serve as the Company’s Chief Financial Officer as of September 22, 2025.

50 | 2026 Proxy Statement

Security Ownership and Reporting
Other Beneficial Owners
Name and Address of Beneficial Owner(1)	Number of Keenova Ordinary Shares Beneficially Owned	Percentage Ownership
Goldentree Asset Management LP(2) 300 Park Avenue, 21st Floor New York, NY 10022	7,926,176	20.02%
Silver Point Capital, L.P.(3) 2 Greenwich Plaza, Suite 1 Greenwich, CT 06830	5,637,714	14.24%
Marathon Asset Management GP, L.L.C.(4) c/o Marathon Asset Management, L.P. 1 Bryant Park, 38th Floor, New York, NY 10036	3,030,311	7.66%
Hein Park Capital Management LP(5) 888 Seventh Avenue 41st Floor, New York, NY 10019	2,146,733	5.42%
Hudson Bay Capital Management(6) 28 Havemeyer Place, 2nd Floor Greenwich, CT 06830	2,049,739	5.18%

(1)
The information for beneficial owners is based on filings with the SEC and is not derived solely from, or necessarily reflective of, the Company’s Register of Members as of March 23, 2026. Please refer to the section entitled “Questions and Answers About Our Annual Meeting” for more information on the Company’s Register of Members and relevant rights of holders of the Company’s ordinary shares in connection with the Annual General Meeting.

(2)
Based on information contained in a Schedule 13D filed with the SEC on August 7, 2025 by Goldentree Asset Management LP, GoldenTree Asset Management LLC, and Steven A. Tananbaum, disclosing 7,906,176 shares held directly by certain funds and separate accounts managed by Goldentree Asset Management LP and 20,000 shares held directly by Mr. Tananbaum.

(3)
Based on information contained in a Schedule 13D/A filed with the SEC on April 17, 2026 by Silver Point Capital, L.P., Edward A. Mulé, and Robert O’Shea, disclosing shared voting and dispositive power with respect to 5,637,714 shares.

(4)
Based on information contained in a Schedule 13G/A filed with the SEC on November 14, 2025 by Marathon Asset Management GP, L.L.C., Marathon Asset Management, L.P., Marathon Blue Grass Credit Fund, LP, Marathon Centre Street Partnership, L.P., Marathon StepStone Master Fund LP, MCSP Sub LLC, Quaestio Alternative Funds S.C.A., SICAV-FIS: CMAB-SIF-Credit Multi Asset Pool B, TRS Credit Fund, LP, MDCF II Investment Fund A SCSp, Marathon Distressed Credit Fund, L.P., Marathon Special Opportunity Master Fund Ltd, Bruce Richards and Louis Hanover, disclosing shared voting and dispositive power with respect to 3,030,311 shares.

(5)
Based on information contained in a Schedule 13G/A filed with the SEC on February 11, 2026 by Hudson Bay Capital Management LP, as an investment advisor, and Sander Gerber, as the managing member of the general partner of Hudson Bay Capital Management LP, disclosing shared voting and dispositive power with respect to 2,049,739 ordinary shares.

(6)
Based on information contained in a Schedule 13G filed with the SEC on February 13, 2026 by Hein Park Capital Management LP, Hein Park Capital Management GP LLC and Courtney W. Carson, disclosing shared voting and dispositive power with respect to 2,146,733 ordinary shares.

2026 Proxy Statement | 51

Audit and Audit Committee Matters
AUDIT AND AUDIT COMMITTEE MATTERS
Audit and Non-Audit Fees
The following table discloses fees billed or expected to be billed by PricewaterhouseCoopers LLP for services rendered to us for fiscal 2025 and 2024.
	Fiscal 2025	Fiscal 2024
Audit Fees	$21,424,000	$6,840,000
Audit-Related Fees	$15,467,000	$172,039
Tax Fees	$3,874,000	$969,491
All Other Fees	$2,000	$57,000
Total	$40,767,000	$8,038,530
Audit Fees for fiscal 2025 and 2024 include fees for professional services rendered for the year-end audits of our consolidated financial statements, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, statutory audits, and assistance with, and review of, documents filed with the SEC.
Audit-Related Fees for fiscal 2025 and 2024 include certain services performed in support of our statutory audits. Audit-Related Fees for 2025 also include fees associated with carve-out audits supporting the Separation.
Tax Fees for fiscal 2025 and 2024 include fees for professional services rendered by our auditor for tax compliance, consultation and support services.
All Other Fees for fiscal 2025 and 2024 include fees related to the annual purchase of accounting research software licenses. All Other Fees for fiscal 2024 also include fees related to advisory services.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee has adopted a pre-approval policy that provides guidelines for audit, audit-related, tax and other permissible non-audit services that may be provided by our independent auditors. Pursuant to the policy, our Corporate Controller supports the Audit Committee by providing a list of proposed services to the Audit Committee, monitoring the services and fees pre-approved by the Audit Committee, providing periodic reports to the Audit Committee with respect to pre-approved services and coordinating with management and the independent auditors to support compliance with the policy.
Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. The Audit Committee also annually approves a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. The independent auditors may not begin work on any engagement without confirmation of Audit Committee pre-approval from our Corporate Controller or his or her delegate.
Pursuant to the policy, the Audit Committee has delegated to its Chair the authority to pre-approve the engagement of the independent auditors in the Chair’s discretion. The Chair reports all such pre-approvals to the Audit Committee at the next Audit Committee meeting.
In compliance with the Audit Committee’s internal policy and auditor independence rules of the SEC, all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP to Keenova for fiscal 2025 and 2024 were pre-approved by the Audit Committee. References to the Audit Committee reflect committee composition of Katina Dorton (Chair), Paul M. Bisaro, and Wesley P. Wheeler for the pre-merger portion of the year, and Sophia Langlois (Chair), Katina Dorton, and Jon Zinman for the post-merger portion of the year.
Audit Committee Report
As more fully described in its charter, which is available on our website, investor.keenova.com/corporate-governance/highlights, the Audit Committee oversees Keenova’s financial reporting process on behalf of the Board. Management has day-to-day responsibility for the Company’s financial reporting process, including assuring that the Company develops and maintains adequate financial controls and procedures and monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. Keenova’s independent auditors are responsible for auditing the annual consolidated financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and

52 | 2026 Proxy Statement

Audit and Audit Committee Matters
discussing with the Audit Committee any issues they believe should be raised. The independent auditors are also responsible to the Audit Committee and the Board for testing the financial accounting and reporting control systems and for such other matters as the Audit Committee and Board determine.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management, the internal auditors and the independent auditors the consolidated financial statements for the fiscal year ended December 31, 2025, filed with the SEC. Management represented to the Audit Committee that these consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). In addition, the Audit Committee has:
•
Discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•
Received from the independent auditors the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence;

•
Discussed with the independent auditors their independence from the Company and its management; and

•
Considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Keenova’s audited consolidated financial statements prepared in accordance with U.S. GAAP be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and filed with the SEC.
Audit Committee
Sophia Langlois, Chair
Katina Dorton
Jonathan Zinman

2026 Proxy Statement | 53

Equity Compensation Plan Information
Equity Compensation Plan Information
The following table contains the information specified by Item 201(d) of Regulation S-K as of the end of Fiscal 2025 with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant were authorized for issuance.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	735,860	—	6,725,391
TOTAL	735,860	—	6,725,391

(1)
Includes RSUs and the Converted PSUs. Additionally, 104,920 ordinary shares are issuable in respect of outstanding RSUs pursuant to the Endo Plan.

(2)
Includes ordinary shares reserved for future issuance under the 2025 Plan.

2025 Plan
On August 13, 2025, the Board adopted the 2025 Plan, which provides for the grant of stock options, stock appreciation rights, long-term performance awards and other share-based awards. The maximum number of ordinary shares to be issued as awards, subject to adjustment as provided under the terms of the 2025 Plan, is 6,936,576 ordinary shares (which reflects the adjustment for the Separation).
For descriptions of the treatment of the RSUs granted under the 2025 Plan under certain termination events or a change in control of our company, please see the sections entitled “Compensation of Non-Employee Directors — Post-Business Combination — 2025 Equity Awards,” “Compensation Discussion and Analysis — Post-Merger 2025 Executive Compensation Decisions — Employment Agreement with Mr. Olafsson” and “Compensation Discussion and Analysis — Post-Merger 2025 Executive Compensation Decisions — Employment Agreement with Ms. Stamoulis.”
Awards granted to executives under the 2025 Plan are subject to forfeiture and recoupment upon a termination of the executive for Cause (as defined in the 2025 Plan) or certain other circumstances under the terms of Keenova’s recoupment policy. For additional information, see the section entitled “Compensation Discussion and Analysis — Compensation Governance, Risk Mitigation and Shareholder Matters — Executive Financial Recoupment Program (“Clawback”).”
As described in more detail in the 2025 Plan, during the 12-month period following a participant’s termination of employment or service for any reason other than for Cause (and the absence of any Covenant Breach, as defined below), Keenova has a right but not an obligation to repurchase all or any portion of the participant’s vested ordinary shares at Fair Market Value (as defined in the 2025 Plan). In the event of a termination of the participant’s employment or service for Cause or for the material breach by the participant of any restrictive covenants in their operative agreements with Keenova (a “Covenant Breach”), Keenova has the right to repurchase the vested ordinary shares at the lesser of the price paid by the participant for the ordinary shares, which is expected to be $0, and the Fair Market Value of the ordinary shares. In recognition of the expected illiquidity of the ordinary shares, as further described in the applicable award agreements, grantees also have certain rights to require Keenova to repurchase at the Fair Market Value the vested ordinary shares within ninety days after each of the third and fifth anniversaries of the grant date of the award, provided the ordinary shares are not listed on a national securities exchange (within the meaning of the U.S. securities laws) and subject to, among other conditions, availability of sufficient distributable reserves under Irish law, such purchase not violating the terms of Keenova’s debt instruments and the Board’s determination that doing so would neither reasonably be expected to result in an event of default under Keenova’s debt instruments or otherwise impair Keenova’s ability to meet its obligations or operating goals.

54 | 2026 Proxy Statement

Equity Compensation Plan Information
2024 Plan
On February 2, 2024, the Board adopted the 2024 Plan and reserved an aggregate of 1,036,649 ordinary shares of the Company (subject to adjustment in accordance with the terms of the 2024 Plan) for the issuance of equity awards thereunder to executive officers and directors. Effective with the adoption of the 2025 Plan, no further awards may be granted under the 2024 Plan. While the 2024 Plan was not approved by the Company’s shareholders, it was adopted by the Board and the number of shares reserved was determined pursuant to the terms of the 2023 Plan of Reorganization, which required the Board to adopt a management incentive plan. The 2023 Plan of Reorganization was supported by the Company’s creditors holding a substantial majority of the Company’s first and second lien funded debt, and those creditors received 100% of the Company’s post-emergence equity (subject to dilution by CVRs and the 2024 Plan) in connection with emergence from the 2023 Bankruptcy Proceedings.
Pursuant to the terms of the 2024 Plan and the applicable award agreements thereunder, in February 2024, the Board granted equity awards to the Company’s executive officers and directors in an aggregate amount of 820,689 ordinary shares. For descriptions of the treatment of such equity awards under certain termination events, a change in control of our company or certain other significant events, please see the sections entitled “Compensation of Non-Employee Directors — Pre-Business Combination — 2024 Equity Awards” and “Executive Compensation — Potential Payments Upon Termination or Change in Control — Equity Grants.”
Awards granted to executives under the 2024 Plan and the applicable award agreements, are subject to forfeiture and recoupment upon a termination of the executive for Cause (as defined in the 2024 Plan) or certain other circumstances under the terms of Keenova’s recoupment policy. For additional information, see the section entitled “Compensation Discussion and Analysis — Compensation Governance, Risk Mitigation and Shareholder Matters — Executive Financial Recoupment Program (“Clawback”).”
As described in more detail in the 2024 Plan, during the 12-month period following a participant’s termination of employment or service for any reason other than for Cause (and the absence of any Covenant Breach), the Company has a right but not an obligation to repurchase all or any portion of the participant’s vested ordinary shares at Fair Market Value (as defined in the 2024 Plan). In the event of a termination of the participant’s employment or service for Cause or for a Covenant Breach, the Company has the right to repurchase the vested ordinary shares at the lesser of the price paid by the participant for the ordinary shares, which is expected to be $0, and the Fair Market Value of the ordinary shares. In recognition of the expected illiquidity of the ordinary shares following the vesting of certain awards granted under the 2024 Plan, grantees also have certain rights to require the Company to repurchase at the Fair Market Value the vested ordinary shares within ninety days after each of the third and fifth anniversaries of the grant date of the award, subject to, among other conditions, availability of sufficient distributable reserves under Irish law, such purchase not violating the terms of the Company’s debt instruments and the Board’s determination that doing so would neither reasonably be expected to result in an event of default under the Company’s debt instruments or otherwise impair the Company’s ability to meet its obligations or operating goals.

2026 Proxy Statement | 55

Proposals Requiring Your Vote
Proposals Requiring Your Vote
Proposals 1(a) Through 1(i): Election of Directors
In accordance with the terms of the Memorandum and Articles of Association and upon the recommendation of the Governance and Compliance Committee, the Board has nominated for election at the 2026 Annual General Meeting a slate of nine nominees, all of whom are currently serving on the Board. The nominees are Paul M. Bisaro, Leslie Donato, Katina Dorton, Paul Efron, Scott Hirsch, Sophia Langlois, Sigurdur O. Olafsson, Marc Yoskowitz and Jonathan Zinman. Biographical information, including qualifications, regarding each of the nine nominees is set forth below.
The election of directors will take place at the Annual General Meeting. In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the nine nominees. We are not aware of any reason why any of the nominees will not be able to serve if elected. Each of the directors elected will serve until the conclusion of the 2027 Annual General Meeting or until his or her earlier death, resignation or removal.
PAUL M. BISARO
Proposal 1(a)
Paul M. Bisaro served as the Chairman of the Board of Directors from February 2024 to July 2025, a position he previously held from June 2022 until November 2023. Mr. Bisaro currently serves on the boards of directors of Pleo Pharma, Zoetis Inc., and Myriad Genetics, Inc., positions he has held since April 2020, May 2015 and October 2022, respectively. Mr. Bisaro also served on the boards of directors of TherapeuticsMD, from 2020 to 2022, and Zimmer Biomet Holdings, Inc., from 2013 to 2017. Mr. Bisaro’s executive work experience also includes serving as executive chairman of Amneal Pharmaceuticals, Inc., from 2018 to 2019, and Allergan, from 2014 to 2016. He also served as chief executive officer of Actavis plc (formerly Watson Pharmaceuticals) and Impax Laboratories. Mr. Bisaro holds an undergraduate degree from the University of Michigan and a Juris Doctor degree from Catholic University of America. Mr. Bisaro’s qualifications to serve on our Board include more than 30 years of business, management and leadership experience in the pharmaceutical industry.

LESLIE DONATO
Proposal 1(b)
Leslie Donato has served as a director since July 2025. She most recently served as executive vice president and chief strategy officer of Cencora Inc., a pharmaceutical wholesaler, distribution and solutions company, from 2019 to 2024. Prior to joining Cencora, she held various leadership roles at Bayer Healthcare Pharmaceuticals from May 2009 to June 2019, including as vice president of strategy, pharmaceuticals division, vice president of strategy, Bayer Healthcare US and vice president and general manager of neurology & hematology. She also worked for McKinsey & Company where she was a partner in the Healthcare Practice. Ms. Donato currently serves on the board of Elusa Health, a privately held IT services provider, since 2025, on the board of trustees of Virtua Health System, a nonprofit healthcare system, since 2022, and on the board of RIS Rx, a healthcare technology company, since December 2025. She previously served on the board of One Oncology, management services organization, from 2023 to 2024, and Edmund Optics, a global optical solutions provider, from 2019 to 2022. Ms. Donato earned a Bachelor of Arts degree with distinction from Swarthmore College and a Master of Business Administration from the Wharton School of the University of Pennsylvania. Ms. Donato’s qualifications to serve on our Board include her 30 years of experience in the healthcare industry and her broad expertise across strategy, corporate development, global marketing, commercialization and new product development.

56 | 2026 Proxy Statement

Proposals Requiring Your Vote
KATINA DORTON
Proposal 1(c)
Katina Dorton has served as a director since February 2024. Ms. Dorton most recently served as chief financial officer of NodThera, a private biotechnology company, from 2020 to 2022. She previously served as chief financial officer of Repare Therapeutics, from 2019 to 2020, AVROBIO, from 2017 to 2019 and Inmatics, from 2015 to 2017. Earlier in her career, she was a healthcare investment banker at Morgan Stanley and Needham, and she practiced M&A and securities law at Sullivan and Cromwell. In addition to the Keenova Board, Ms. Dorton currently serves on the boards of directors of Fulcrum Therapeutics, TScan Therapeutics, Sonoma Bio, and Prelude Therapeutics, positions she has held since 2020, 2021, 2024 and 2025 respectively, and previously served on the boards of directors of Pandion Therapeutics, from 2020 until its acquisition by Merck in 2021, and US Ecology, from 2015 until its acquisition by Republic Services in 2022. Ms. Dorton holds a Bachelor of Arts degree from Duke University, a Master of Business Administration degree from George Washington University and a Juris Doctor degree from the University of Virginia. Ms. Dorton’s qualifications to serve on our Board include more than 30 years of finance and healthcare experience in leadership positions in areas of fundraising, mergers and acquisitions and business development. Ms. Dorton is NACD Directorship Certified.

PAUL EFRON
Proposal 1(d)
Paul Efron has served as a director since July 2025 and served as a director of Endo from April 2024 to July 2025. He has served as a senior adviser to Star Mountain Capital since February 2026. Mr. Efron previously served as executive chairman of Oodles Energy, Inc., which installs and operates fast DC chargers in apartments and hotels. He served in that role from when he co-founded the company in December 2020 until December 2024. From 1984 to 2022, Mr. Efron worked in a variety of capacities at Goldman Sachs & Company. He was elected general partner of the firm in 1998. He ran a variety of businesses for the firm, including Debt Capital Markets in London, New Product Development for the Investment Banking Division and Leveraged Finance. Mr. Efron served for 20 years on the firmwide capital committee, which reviewed the firm’s underwriting and fixed income capital commitments. Mr. Efron has served on the board of directors of a number of private entities and was the Chairman of the Board of Trustees of his Alma Mater, Pomona College. Mr. Efron holds a Bachelor of Arts degree from Pomona College, where he graduated cum laude and a Master of Business Administration degree from the Wharton School of the University of Pennsylvania, where he was on the Director’s Honor List. Mr. Efron’s qualifications to serve on our Board include his extensive leadership and management experience and his extensive capital markets experience.

SCOTT HIRSCH
Proposal 1(e)
Scott Hirsch has served as a director since July 2025. He served as a director of Endo from April 2024, and interim CEO of Endo from August 2024 to July 2025. Mr. Hirsch has over 20 years of experience in healthcare operations, investment management and financial services. He has served as an executive operator and board member for privately held companies within Blackstone, Bain Capital and Lauder Partner portfolios. From March 2023 to May 2024, Mr. Hirsch served as an operating officer of Quva Pharmaceuticals. From September 2021 to August 2022, Mr. Hirsch was the chief executive officer of Solta Medical, where he led the global company operating in over 50 countries. Prior to Solta, Mr. Hirsch was the president of the Ortho Dermatologics and OraPharma business segments and the chief business officer of Bausch Health/Bausch & Lomb. Prior to Bausch, Mr. Hirsch was a portfolio manager at Citadel’s Surveyor Capital fund overseeing investment and risk management decisions for a healthcare portfolio. Mr. Hirsch started his career on Wall Street in the investment banking group of Credit Suisse, where he was recognized by Institutional Investor magazine as a top Equity Research Analyst. Mr. Hirsch holds a Master of Business Administration in Healthcare Management and Finance from the Wharton School and Bachelor of Fine Arts with honors from The Rhode Island School of Design. Mr. Hirsch’s qualifications to serve on our Board include his extensive leadership and management experience in the healthcare industry.

2026 Proxy Statement | 57

Proposals Requiring Your Vote
SOPHIA LANGLOIS
Proposal 1(f)
Sophia Langlois has served as a director since July 2025. She served as a director of Endo from April 2024 to July 2025. She has served as a board member, a compensation committee member and chair of the audit committee for Alaris Equity Partners, since July 2020, and also a board member, chair of the corporate governance and nomination committee and audit committee member of Pason Systems Inc. since May 2024. Ms. Langlois has also served on the board of TELUS Spark Science Centre, since May 2020 and was appointed the chair of the Board in June 2025. Her previous board experience includes Loop Energy Inc., from February 2021 to July 2024, and Essential Energy Services Ltd., from November 2022 to November 2023, where she chaired both audit committees. As a public company audit partner with KPMG LLP in Calgary from 2006 to 2020, she served domestic, cross-border and international companies across numerous industry sectors. She also led the corporate services group for KPMG Calgary and was the KPMG national audit partner in charge of people strategy for three years. She received her Bachelor of Commerce degree from the University of Calgary, holds a Chartered Professional Accountant designation and is a member of the Human Resources Institute of Alberta. Ms. Langlois has been granted an ICD.D Designation by the Institute of Corporate Directors. Her qualifications to serve on our Board include extensive management experience and her experience serving as a director and audit committee member for various public and private companies.

SIGURDUR O. OLAFSSON
Proposal 1(g)
Sigurdur (Siggi) O. Olafsson has been our President, Chief Executive Officer and a director since June 2022. Before joining Keenova, Mr. Olafsson served as chief executive officer of Hikma Pharmaceuticals plc, a multinational pharmaceutical company publicly traded on the London Stock Exchange, from February 2018 to June 2022. Prior to Hikma, Mr. Olafsson served as president and chief executive officer of the Global Generic Medicines Group of Teva Pharmaceuticals, from 2014 to 2017. Before that, he was President of Actavis plc (formerly, Watson Pharmaceuticals, Inc.) from 2010 to 2014 and served in other leadership roles at Actavis ehf from 2003 to 2010. Mr. Olafsson previously held a number of positions of increased responsibility in Pfizer’s Global R&D organization in the U.K. and U.S., focused on branded drug development, and served as head of drug development for Omega Farma in Iceland. Mr. Olafsson previously served as a director on the boards of directors of Hikma from 2018 to 2022, Pfenex Inc. from 2017 to 2019 and as chairman of Oculis ehf from 2017 to 2018. Mr. Olafsson holds a Master of Science degree in pharmacy (Cand Pharm) from the University of Iceland, Reykjavik. Mr. Olafsson’s qualifications to serve on our Board include his more than 30 years of diverse pharmaceutical experience, in-depth knowledge of all aspects of our business, extensive and diverse industry and managerial expertise and a proven record of leadership to serve as our President, Chief Executive Officer and director.

MARC YOSKOWITZ
Proposal 1(h)
Marc Yoskowitz has served as the Chair of our Board since September 17, 2025. He served as a director of Endo, where he chaired the compliance committee and sat on the nomination and governance committee and the product portfolio committee, from April 2024 to July 2025. Since January 2024, Mr. Yoskowitz has served as chief executive officer and director of Evozyne, Inc., a venture capital backed biotech company leveraging the power of generative AI to design novel protein therapeutics in immunology. He has served as a member of the board of directors at Mereo BioPharma, since 2022 where he is a member of the R&D Committee. Previously, from February 2019 to January 2024, he served as executive vice president and chief strategy officer, Life Sciences at Tempus AI, Inc. Prior to Tempus, Mr. Yoskowitz was chief business officer, Pfizer Essential Health. Prior to Pfizer, he served as senior vice president, Strategy and Corporate Development at Hospira, and was a member of the executive committee. Earlier in his career, Mr. Yoskowitz led business development at a specialty pharmaceutical company, spent eight years at McKinsey & Company where he was an associate principal, and began his career as an M&A lawyer at Davis, Polk & Wardwell in New York. Mr. Yoskowitz received a bachelor’s degree magna cum laude from Washington University in St. Louis and holds a Juris Doctor from Columbia University School of Law. Mr. Yoskowitz’s qualifications to serve on our Board include his extensive leadership and management experience in the pharmaceutical industry.

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JONATHAN ZINMAN
Proposal 1(i)
Jonathan Zinman has served as a director since November 2023. Mr. Zinman currently serves as the managing member of JZ Advisors LLC (“JZA”), a firm that invests in and provides strategic advice to businesses and investors across a diverse set of industries. Mr. Zinman has more than 17 years of industry experience, including as an investment analyst specializing in event-driven, process-intensive and post-reorganization situations, a board member for growing companies emerging from various forms of distress, and as a restructuring lawyer. Prior to founding JZA, Mr. Zinman served as a managing director at Silver Point Capital, from November 2019 to September 2024. He also served as a managing director at Solus Alternative Asset Management LP from August 2012 to November 2019 and as an attorney at Kirkland & Ellis from 2007 to 2012. He served as a board observer for Endo Inc. from April 2024 to January 2025. In addition to our Board, Mr. Zinman currently serves on the boards of directors of MP Topco Holdings, LLC (also known as Maker’s Pride), a food solutions company, since March 2025, Belk, an American department store chain, since October 2024, Tradesmen International, a construction company, since June 2024, Azul Airlines, a Brazilian airline company, since May 2025, Helium Holdings, an AI-generated hiring platform, since November 2025, Par Health since its spin-off from Keenova in November 2025, as well as Sterling Enterprise Holdings, a regional sports network, since January 2026. Mr. Zinman received a Bachelor of Arts degree from Duke University, a Juris Doctor degree from the University of Michigan Law School and a Master of Business Administration degree from the Stephen M. Ross School of Business. Mr. Zinman’s qualifications to serve on our Board include his leadership, strong track record of maximizing shareholder value, and expertise in strategies that optimize financial and operational execution and transformation for companies emerging from holistic reorganizations.

Unless otherwise instructed, the proxies will vote “FOR” each of these directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTORS NOMINATED FOR ELECTION IN PROPOSALS 1(a) THROUGH 1(i)

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Proposal 2: Advisory Non-Binding Vote to Approve the Re-Appointment of the Independent Auditors and Binding Vote to Authorize the Audit Committee to Set the Independent Auditors’ Remuneration
The Audit Committee has selected and re-appointed PricewaterhouseCoopers LLP to audit our financial statements for the fiscal year ending December 31, 2026. The Board of Directors, upon the recommendation of the Audit Committee, is asking our shareholders to approve, in a non-binding advisory vote, the re-appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2026, and to authorize, in a binding vote, the Audit Committee to set the independent auditors’ remuneration. Although approval is not required by the Memorandum and Articles of Association or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for approval in a non-binding advisory vote because we value our shareholders’ views on our independent auditors. If the re-appointment of PricewaterhouseCoopers LLP is not approved by shareholders, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the re-appointment is approved, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of Keenova and its shareholders.
The Audit Committee and the Board recommend that shareholders approve, in a non-binding advisory vote, the re-appointment of PricewaterhouseCoopers LLP as our independent auditors to audit our accounts for the fiscal year ending December 31, 2026, and authorize, in a binding vote, the Audit Committee to set the auditors’ remuneration. Authorization of the Audit Committee to set the independent auditors’ remuneration requires the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy.
Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual General Meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
Unless otherwise instructed, the proxies will vote “FOR” this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2

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Proposal 3: Advisory Non-Binding Vote to Approve the Company’s Executive Compensation
As described in the section entitled “Compensation Discussion and Analysis” in this Proxy Statement, the HRCC’s goal in setting executive compensation is to provide a compensation package that attracts, motivates and retains executive talent and rewards executive officers for superior Company and individual performance, while encouraging behaviors that are in the long-term best interests of Keenova and its shareholders. Consistent with this goal, a significant portion of the total compensation opportunity for each of our executives is performance-based and dependent upon our achievement of specified goals.
Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses our compensation practices, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers during fiscal 2025. The HRCC and the Board believe that Keenova’s compensation practices, policies and procedures are effective in implementing our compensation objectives and that the compensation of our named executive officers during fiscal 2025 reflects such policies and procedures and supports our objectives.
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Section 14a of the Exchange Act), shareholders will be asked at the 2026 Annual General Meeting to approve the following advisory resolution:
RESOLVED, that the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis section of the Proxy Statement, the Summary Compensation Table and related compensation tables and narrative disclosure that describe the compensation of our named executive officers during fiscal 2025 included in the Proxy Statement is approved.
We have determined to hold this advisory vote every year and, subject to considering the voting results on Proposal 4, expect to hold our next advisory vote at our 2027 Annual General Meeting of shareholders. This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. Although non-binding, the Board and the HRCC will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.
Unless otherwise instructed, the proxies will vote “FOR” this resolution.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 3

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Proposal 4: Advisory Non-Binding Vote on Frequency of Future Advisory Non-Binding Votes to Approve the Company’s Executive Compensation
In addition to the “say-on-pay” advisory vote described above and in accordance with Section 14A of the Exchange Act, we are asking shareholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years. The shareholders last voted on “say-on-pay” frequency at the Company’s Annual General Meeting in 2020.
After careful consideration, the Board recommends that future shareholder “say-on-pay” advisory votes on executive compensation continue to be conducted every year so that shareholders may annually express their views on the Company’s executive compensation program.
Although this advisory vote regarding the frequency of future “say-on-pay” advisory votes is non-binding on the Board, the Board and the HRCC will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” advisory votes.
Unless otherwise instructed, the proxies will vote for “ONE-YEAR” on this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE “ONE-YEAR” ALTERNATIVE IN PROPOSAL 4 (I.E., FOR THE ADVISORY NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION TO OCCUR EVERY YEAR)

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Proposal 5: Reduction of Company Capital
It is common for Irish companies to seek shareholder approval to create additional “distributable reserves” in particular, to allow for flexibility in the Irish company’s future allocations of capital, should such flexibility be needed. Under Irish law, in general, dividends and distributions to shareholders, as well as share repurchases and redemptions and spin-off or split-off transactions may only be made from “distributable reserves” by reference to Keenova’s unconsolidated balance sheet prepared in accordance with the Irish Companies Act. Distributable reserves broadly means the accumulated realized profits of Keenova less accumulated realized losses of Keenova and includes reserves created by way of a reduction of a capital account of the Company (including its capital redemption reserve account or share premium account). Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Keenova’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Keenova’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.
The amount of distributable reserves at December 31, 2025 is set out in our Irish Statutory Accounts (which will be available at www.proxyvote.com and in the Investor Relations section of our website at investor.keenova.com at least 21 days prior to the Annual General Meeting). As at the date of this Proxy Statement, Keenova also has a redemption reserve account of approximately $1,796,196,992.09 and accumulated share premium account of approximately $709,894.68, neither of which is considered part of distributable reserves under Irish law.
In this proposal, Keenova shareholders are being asked to approve a reduction of the Company capital by the entire amount (or such lesser amount as the directors of Keenova or the Irish High Court may determine) of the share premium account and redemption reserve account as at the date of this Proxy Statement or such other lesser amount as the Board of Directors or the Irish High Court may determine, to create additional “distributable reserves.”
The creation of distributable reserves of Keenova as proposed requires confirmation by the Irish High Court. Until the Irish High Court approval is obtained, the ability of Keenova to pay dividends or to repurchase or redeem any shares will be limited to (i) its currently available distributable reserves; and (ii) any further additional distributable reserves created as a result of the profitable operation of Keenova. In addition, although Keenova is not aware of any reason why the Irish High Court would not approve the creation of distributable reserves, the issuance of the required order is a matter for the discretion of the Irish High Court and there is no guarantee of such confirmation from the Irish High Court.
In addition, even if Keenova shareholders approve this proposal and the Irish High Court approves the creation of distributable reserves, there is no guarantee that dividends, share repurchases and/or share redemptions, spin-off or split-off transactions or other forms of distributions to shareholders will occur. Any such transactions will depend on prevailing market conditions, Keenova’s liquidity requirements and other factors and any dividends or distributions will be made only at the discretion of the Board. As of the date of this Proxy Statement, Keenova does not anticipate commencing any share repurchases or dividends or making any distributions for the foreseeable future.
As required under Irish law, the resolution in respect of Proposal 5 is a special resolution that requires the affirmative vote of the holders of at least three-fourths (75%) of the votes cast by the holders of Keenova ordinary shares present and voting, either in person or by proxy, to approve the resolution.

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Special Resolution
The text of the resolution in respect of Proposal 5 (which is proposed as a special resolution) is as follows:
RESOLVED THAT:
(a)
subject to and with the consent of the Irish High Court in accordance with sections 84 and 85 of the Irish Companies Act 2014 (the “Irish Companies Act”), the entire amount (or such lesser amount as the directors of Keenova or the Irish High Court may determine) standing to the credit of Keenova’s redemption reserve account (being the undenominated capital account of Keenova created pursuant to section 106(4) of the Irish Companies Act) and share premium account as at April 27, 2026 (the “Authorized Amount”) be canceled and extinguished such that the reserve resulting from such cancellation be treated as profits available for distribution as defined by section 117 of the Irish Companies Act (and/or any corresponding provision of any amended or replacement legislation); and

(b)
subject to the adoption of resolution 5(a), each director, secretary or executive officer of Keenova, be and is hereby authorized on behalf of Keenova, to proceed to seek the confirmation of the Irish High Court to a reduction of company capital by the Authorized Amount.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 5

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Proposal 6: Amendment to the Company’s Articles of Association
The Company has publicly disclosed its intention to pursue a listing of its ordinary shares on the NYSE in 2026, subject to approval by the Company’s Board and other considerations and conditions.
At present, all of the Company’s shares are held directly in registered form i.e. the names of the holders are directly recorded on the Company’s register of members as owners of their respective shares. In the event of a listing of the Company’s shares on a U.S. stock exchange, Keenova shares must be eligible for trading and settlement within the DTC clearing and settlement system used for equity trading in the U.S. The DTC clearing system is an intermediated securities settlement system, where legal title to shares is held by a nominee of DTC (Cede & Co.) on the Company’s register of members and trades in underlying shares are recorded electronically through DTC’s book entry system, rather than by updating the Company’s register of members.
Accordingly, the Company’s shareholders are being asked to approve an amendment to the Company’s Articles of Association to prepare for any future U.S. listing by including a new article 28 to facilitate the eligibility of Keenova shares for deposit in the DTC clearing and settlement system.
The proposed amendment provides for the automatic transfer at the effective time of any U.S. listing (a “U.S. Listing”) of legal title to all Keenova shares that are currently held in registered form to Cede & Co. in its capacity as nominee for DTC, to be held by Cede & Co. on behalf of DTC eligible participant(s) nominated by the Board for that purpose (a “Designated DTC Participant”). Such Designated DTC Participant(s) will hold interests in all the transferred Keenova shares on behalf of the underlying Original Holders (subject to the interests of the underlying beneficial owner (if any) of such shares). This transfer involves a change in legal title only; there is no change to the underlying beneficial ownership of the relevant Keenova shares.
While the transfer will happen automatically, without any action being required from shareholders:
a)
prior to a U.S. Listing, holders of Keenova shares will be entitled to elect to have their interests in Keenova shares transferred to a bank, broker or other nominee selected by that holder (who is a participant in DTC) rather than a Designated DTC Participant, by submitting a specified instruction to the Company (or such agent as the Company may designate) along with such other information as may be reasonably requested by the Company (or the Company’s agent) in connection therewith;

b)
prior to a U.S. Listing, holders may also elect to retain their Keenova shares directly in “registered form” by submitting a specified instruction to the Company (or such agent as the Company may designate). However, shareholders should be aware that they will not be able to immediately settle trades in respect of their shares on the NYSE (or other applicable U.S. stock exchange) in the ordinary course unless and until they subsequently arrange for those shares to be transferred into the DTC clearing system; and

c)
following a U.S. Listing, the Company may grant a further election period of up to 6 months or such greater or shorter time period as the Directors determine is appropriate) (the “Post-Listing Election Deadline”) during which time, Original Holders whose interests are held by a Designated DTC Participant may elect to (i) have their interests in Keenova shares transferred to another bank, broker or other nominee selected by that holder (who is a participant in DTC) or (ii) transfer their interests into registered form to be held in their own name on the Company’s register of members, by submitting a specified instruction to the Company (or such agent as the Company may designate). If no election is made prior to the expiry of the Post-Listing Election Period, any shares held through a Designated DTC Participant will be transferred into the registered name of the Original Holder to which such shares related.

We expect to communicate the relevant procedures to shareholders in advance of any U.S. Listing.
Certain shares may not be eligible for transfer into the DTC clearing and settlement system, for example, because of restrictions under US federal securities laws, DTC’s own rules, or other applicable law. There may also be shares which the Board considers, in its absolute discretion, would be inappropriate or inadvisable to transfer to DTC (the “Restricted Shares”). Restricted Shares will not automatically transfer to DTC at the effective time of a U.S. Listing. Instead, the proposed amendment would authorize the Board to put in place alternative arrangements for those shares to be held in a manner consistent with the requirements of a U.S. Listing (including potentially leaving such shares in registered form).
The Board will set a date and time (the “U.S. Listing Record Date”) to determine each shareholder’s holding for the purposes of the arrangements described above. The U.S. Listing Record Date will be announced to shareholders in advance of a U.S. Listing. All shares in issue as at the U.S. Listing Record Date (other than any Restricted Shares or where the holder has elected to retain their registered form shares) will be subject to the automatic transfer and other arrangements described above.
Amending the Company’s Articles of Association is, in the Board’s view, the most practical way to enable the Company to make Keenova shares eligible for deposit in the DTC clearing system to facilitate a U.S. Listing in the future. The amendment proposed to the Company’s Articles of Association will have no effect until immediately prior to or upon a U.S. Listing.

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Even if Keenova shareholders approve this proposal, there is no guarantee that a U.S. Listing will occur. A decision to proceed with a U.S. Listing will be subject to Board approval at the relevant time, as well as to obtaining relevant stock exchange clearances and completing any SEC process.
As required under Irish law, the resolution in respect of Proposal 6 is a special resolution that requires the affirmative vote of the holders of at least three-fourths (75%) of the votes cast by the holders of Keenova ordinary shares present and voting, either in person or by proxy, to approve the resolution.
The description of the proposed amendment is only a summary and is qualified in its entirety by reference to the complete text of the resolution below. You are therefore strongly urged to read carefully the full text of the resolution below before casting your vote.
Special Resolution
The text of the resolution in respect of Proposal 6 (which is proposed as a special resolution) is as follows:
RESOLVED THAT:
The Constitution of the Company be amended by the insertion of the following new article in its Articles of Association, to be numbered as article 28, and the current article 28 to be renumbered as article 29, and the subsequent articles to be sequentially renumbered:
28. Arrangements in respect of a listing of the Company’s Shares in the U.S.
(a)
Subject to article 28(c), 28(d), 28(f) and 28(h), immediately prior to or upon a listing of the Company’s shares on the New York Stock Exchange or the Nasdaq Stock Market (as the Directors may determine) (the “U.S. Listing”) becoming effective (the “Effective Time”) legal title to all shares of the Company (or such classes thereof as the Directors may determine) which are held in registered form at the U.S. Listing Record Date shall automatically be transferred from their Holders (the “Original Holders”) to Cede & Co. (as nominee for DTC) to be held by Cede & Co. pursuant to the rules and regulations of DTC and in accordance with article 28(b). The transfer will not give rise to any change to the underlying beneficial ownership of such shares which will remain unaffected by such transfer.

(b)
Subject to article 28(c), 28(d), 28(f) and 28(h), Cede & Co will hold the shares on behalf of one or more DTC Participants designated by the Directors (acting in their absolute discretion) for this purpose (a “Designated DTC Participant”), which will hold interests in such shares on behalf of the relevant Original Holder, subject to the interests of the underlying beneficial owner (if any) of such shares.

(c)
Any Original Holder (or any beneficial owner nominated by such Original Holder in respect of shares held by the Original Holder on the US Listing Record Date) whose shares are transferred in accordance with article 28(a) may, no later than the 15th business day prior to the effectiveness of the U.S. Listing (or such earlier or later deadline as the Directors may determine is appropriate having regard to the orderly facilitation of the U.S. Listing) (the “Pre-Listing Election Deadline”), elect to have their interests transferred at the Effective Time to a designated DTC Participant account nominated by it by submitting an instruction in a form specified by the Company (or such agent as the Company may designate) (a “Specified Instruction”) to the Company (or the Company’s agent) specifying the DTC Participant account to which such holdings should be transferred at the Effective Time, together with such other information as may be reasonably requested by the Company (or the Company’s agent) in connection therewith. The Directors are irrevocably instructed and authorised to make such arrangements as they, acting in their absolute discretion, consider necessary, desirable or appropriate to give effect to any Specified Instructions.

(d)
Any shares transferred to a Designated DTC Participant at the Effective Time (in accordance with article 28(a)) (that have not otherwise been transferred in accordance with article 28(c) prior to the Pre-Listing Election Deadline), shall be held by a Designated DTC Participant pursuant to article 28(b) for a period of up to 6 months from the Effective Time (or such other greater or shorter time period as the Directors may determine is appropriate) (the “Post-Listing Election Period”), during which period, the Company may extend a facility to Original Holders (or any beneficial owner nominated by such Original Holder) to elect to (i) have their interests transferred to a designated DTC Participant account nominated by it by submitting a Specified Instruction to the Company (or such agent as the Company may designate) specifying the DTC Participant account to which such holdings should be transferred, together with such other information as may be reasonably requested by the Company (or the Company’s agent), or (ii) transfer their interests in the Company into registered form and be recorded in the Register as the Holder of such shares. Subject to the discretion of the Directors to extend the Post-Listing Election Period or to put other arrangements in place for the holding of relevant shares, any shares remaining in a Designated DTC Participant account on the expiry of the Post-Listing Election Period shall be transferred into the registered name of the Original Holder to which such shares related. The Directors are irrevocably instructed and authorised to make such arrangements as they acting in their absolute discretion, consider necessary, desirable or appropriate to give effect to any Specified Instructions or to transfer shares into the registered name of the Original Holder to which such shares related on (A) the election of the Original Holder prior to the expiry of the Post-Listing Election Period or (B) the expiry of the Post-Listing Election Period.

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(e)
Any transfers pursuant to article 28(a), 28(c) or 28(d) shall be made in accordance with such procedures, timelines and eligibility requirements as the Directors may determine and communicate from time to time.

(f)
Each Holder shall, prior to the Pre-Listing Election Deadline have the right to expressly opt out from the automatic transfer to DTC provided for in article 28(a) by delivering a Specified Instruction to the Company (or such agent as the Company may designate). Any such Holder who validly opts out of the transfer in accordance with this article 28(f) shall not have their shares transferred pursuant to article 28(a) at the Effective Time and such shares shall remain in registered on the Register (until such time as they are otherwise transferred, transmitted or cancelled).

(g)
Any outstanding share certificate(s) in respect of shares transferred pursuant to this article 28 shall be automatically cancelled without any further action by the Holder of such shares or the Company (or by the Company’s appointed Registrar or transfer agent).

(h)
Article 28(a) shall not apply to any share in the Company which the Directors, acting in their absolute discretion on or before the Effective Time, determine to be a Restricted Share. Instead, the Directors are irrevocably instructed and authorised to make such arrangements as they, acting in their absolute discretion, consider necessary, desirable or appropriate in relation to any Restricted Share(s) so that, following the Effective Time, such Restricted Share(s) are held in a manner that facilitates the effectiveness of a U.S. Listing (including potentially leaving such Restricted Shares in registered form). The power conferred on the Directors pursuant to this article 28(h) shall include, but is not limited to the power to transfer, as attorney and/or agent on behalf of any Restricted Shareholder, legal title to any Restricted Share to such third party as the Directors may reasonably determine, in each case in order to comply with applicable U.S. federal securities laws, contractual restrictions, the rules and regulations of DTC or any other applicable law and without any change to the underlying beneficial ownership.

(i)
All mandates, preferences, elections and instructions of Holders of U.S. Migrating Shares relating to the payment currency of dividends, notices and other communications which are in force immediately prior to the Effective Time will, to the extent reasonably possible, be continued after the Effective Time unless and until varied or revoked by such Holder at any time thereafter.

(j)
Each Holder of U.S. Migrating Shares is deemed to have irrevocably consented and agreed to the following with immediate effect from the adoption of this article 28:

(i)
the Company is irrevocably instructed and authorised to appoint any person (including any officer or employee of the Company or the Registrar or DTC) as attorney or agent for the Holders of U.S. Migrating Shares (or any subsequent Holder or any nominee of such Holder) to take all such actions and to do all such other things and execute and deliver all such documents and electronic communications as may be required or as may, in the opinion of such attorney or agent, be necessary or desirable to give full effect to the provisions of article 28 including but not limited to executing and delivering as or on behalf of, the transferor any instrument of transfer, form of register removal or instructions of transfer, whether in written or electronic form on behalf of the relevant Holder of shares (or any subsequent Holder or any nominee of such Holder) in favour of any person, including any transfer of legal title to shares to or from Cede & Co. (as nominee for DTC), without any change to the underlying beneficial ownership of the relevant shares, as contemplated in article 28(a) or article 28(d). Each Holder of U.S. Migrating Shares is deemed to have consented to and authorises the attorney or agent to release such personal data of the Holder as is required to affect the transfer of the legal title to the shares as contemplated by this article 28; and

(ii)
the Registrar and/or the Secretary may complete the registration of the transfer of the legal title to any share as described in this article 28 by registering the relevant shares in the name of the transferee in the Register without having to furnish the former Holder of the U.S. Migrating Shares with any evidence of transfer of the legal title to the shares or receipt of any consideration for the transfer of the legal title to the shares.

(k)
The Holders of the U.S. Migrating Shares agree that none of the Company, the Directors, the Registrar, or the Secretary shall be liable in any way in connection with:

(i)
any of the actions taken in respect of the transfer of the legal title to the shares to Cede & Co., or to any other person or as otherwise permitted, without any change to the underlying beneficial ownership of the relevant shares, whether pursuant to the authorities granted by the Holders of the shares pursuant to this article 28 or otherwise;

(ii)
any failures and/or errors in the systems, processes or procedures of the Registrar or DTC which adversely affect the transfer of legal title to the shares to Cede & Co. or as otherwise permitted by this article 28;

(iii)
any action taken in respect of any Restricted Share(s) in accordance with this article 28.

(l)
Nothing in this article 28 will be deemed to affect or transfer any beneficial interest in the U.S. Migrating Shares.

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(m)
In this article 28:

(i)
“Designated DTC Participant” has the meaning given to such term in article 28(b);

(ii)
“DTC”, means the Depository Trust Company, a central securities depository which provides book-entry and depository and settlement services for companies including those whose securities are listed on the New York Stock Exchange and Nasdaq Stock Market;

(iii)
“DTC Participant” means a broker, dealer, bank, trust company, clearing corporation or other organisation that has established an account with DTC for the clearing and settlement of securities transactions in accordance with the rules and regulations of DTC;

(iv)
“Effective Time” has the meaning given to such term in article 28(a);

(v)
““Original Holder” has the meaning given to such term in article 28(a);

(vi)
“Pre-Listing Election Deadline” has the meaning given to that term in article 28(c);

(vii)
“Post-Listing Election Period” has the meaning given to that term in article 28(d);

(viii)
“Registrar”, means the person or persons appointed from time to time to maintain the Register in the capacity as a registrar or transfer agent;

(ix)
“Restricted Shareholder” means any Holder of a Restricted Share;

(x)
“Restricted Share(s)” means any share of the Company which, by reason of the application of US federal securities laws, contractual restrictions, the rules and regulations of DTC or any other applicable law, is either incapable of, or ineligible for, admission to DTC for any period of time or any share of the Company which the Directors consider, in their absolute discretion, would be inappropriate or inadvisable for transfer in accordance with article 28(a);

(xi)
“Specified Instruction” has the meaning given to that term in article 28(c);

(xii)
“U.S. Listing” has the meaning given to that term in article 28(a);

(xiii)
“U.S. Listing Record Date”, means a date and time, to be determined by the Directors, by reference to which the treatment of the shares subject to the provisions of this article 28 at the Effective Time will be determined;

(xiv)
“U.S. Migrating Shares”, means all of the shares of the Company in issue at the U.S. Listing Record Date;

(xv)
References to Cede & Co. shall include any replacement or successor entity of Cede & Co. or other entity acting as nominee for DTC in respect of the substantive functions carried out by Cede & Co. as at the date of the first adoption of this article 28.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 6

68 | 2026 Proxy Statement

Other Matters
Other Matters
Change in Auditor
The Audit Committee of the Board of the Company conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2024. As a result of this process, on April 3, 2024, upon the recommendation of the Audit Committee, the Board approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, effective immediately. Also, on April 3, 2024, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2024, effective immediately.
The audit reports of Deloitte on the Company’s financial statements as of December 29, 2023 (Successor Company balance sheet) and December 30, 2022 (Predecessor Company balance sheet), and for the period from November 15, 2023 through December 29, 2023 (Successor Company operations), for the period from December 31, 2022 through November 14, 2023 (Predecessor Company operations), for the period from June 17, 2022 through December 30, 2022 (Predecessor Company operations), and for the period from January 1, 2022 through June 16, 2022 (Predecessor Company operations) (the “Audit Periods”), did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
During the Audit Periods and during the period from December 30, 2023 through April 3, 2024, the Company had: (i) no disagreements with Deloitte of the type contemplated by Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The Company provided Deloitte with a copy of the disclosures it made in its Current Report on Form 8-K prior to its filing on April 8, 2024, and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not Deloitte agreed with such disclosures. A copy of Deloitte’s letter to the SEC in response to the foregoing request is attached as Exhibit 16.1 to the Current Report on Form 8-K.
During the Audit Periods, and during the period from December 30, 2023 through April 3, 2024, neither the Company nor anyone on its behalf consulted PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (ii) any matter that was the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a “reportable event” (within the meaning of Item 304(a)(1)(v) of Regulation S-K).
Presentation of Irish Statutory Accounts
Our Irish Statutory Accounts for the fiscal year ended December 31, 2025, including the reports of the directors and auditors thereon, will be presented at the Annual General Meeting, after approval by our Board. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting. Our Irish Statutory Accounts will be available at www.proxyvote.com and in the Investor Relations section of our website at investor.keenova.com at least 21 days prior to the Annual General Meeting.
Registered and Principal Executive Offices
Our registered office and principal executive offices are located at College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland. The telephone number there is +353 1 696 0000.
Shareholder Proposals for the 2027 Annual General Meeting
In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the Proxy Statement for the 2027 Annual General Meeting must be received by us no later than December 28, 2026. However, if the date of the 2027 Annual General Meeting is changed by more than 30 days from the date of the 2026 Annual General Meeting, then the deadline will be a reasonable time before we begin to print and send our proxy materials. Such proposals should be sent to our Corporate Secretary at Keenova Therapeutics plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland. To be included in the Proxy Statement pursuant to Rule 14a-8, the proposal must be a proper subject for shareholder action under Irish law and otherwise comply with the requirements of Rule 14a-8, including as to eligibility, form and substance.

2026 Proxy Statement | 69

Other Matters
A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with the Memorandum and Articles of Association, without seeking to have the proposal included in our Proxy Statement pursuant to Rule 14a-8 under the Exchange Act. To bring a proposal before the 2027 Annual General Meeting, a shareholder must deliver written notice of the proposed business to our Corporate Secretary at our registered office not earlier than the close of business on February 2, 2027 and not later than the close of business on March 4, 2027; provided, that in the event the date of the 2027 Annual General Meeting is more than 30 days before or more than 60 days after the anniversary of the 2026 Annual General Meeting, notice must be received no earlier than the close of business on the 120th day prior to the date of the 2027 Annual General Meeting and no later than the close of business on the later of the 90th day prior to the date of the 2027 Annual General Meeting or, if the first public announcement of the date of the 2027 Annual General Meeting is less than 100 days prior to the date of the 2027 Annual General Meeting, the 10th day following the day on which public announcement of the date of the 2027 Annual General Meeting is first made, and otherwise comply with the requirements of the Memorandum and Articles of Association.
In addition to satisfying the foregoing requirements under our Articles, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 4, 2027.
U.S. Securities and Exchange Commission Reports
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC (without exhibits), is available to shareholders free of charge on our website at investor.keenova.com or by writing to our Corporate Secretary at Keenova Therapeutics plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland.
Delivery of Documents to Shareholders Sharing an Address
Our Annual Report, including our audited financial statements for the year ended December 31, 2025, is being mailed to you along with this Proxy Statement. If you are one of multiple record holders who share the same address, and believe you have not received such materials, we will deliver promptly a separate copy of such documents to any shareholder who contacts us at +353 1 696 0000 or sends a written request to Keenova Therapeutics plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, Attention: Corporate Secretary. If you are receiving multiple copies of our annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Keenova Therapeutics plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, Attention: Corporate Secretary.
General
Your proxy is solicited on behalf of the Board. Unless otherwise directed, proxies held by the CEO and the Corporate Secretary or their appointed substitutes will be voted at the 2026 Annual General Meeting (or an adjournment or postponement thereof), FOR Proposals 1 – 6. If any matter other than those described in this Proxy Statement properly comes before the 2026 Annual General Meeting, or with respect to any adjournment or postponement thereof, the CEO or the Corporate Secretary or their appointed substitutes will vote the ordinary shares represented by such proxies in accordance with his or her discretion.
©2026 KEENOVA THERAPEUTICS OR ONE OF ITS AFFILIATES. ALL RIGHTS RESERVED.

70 | 2026 Proxy Statement

Annex A
Annex A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures
Adjusted EBITDA
Adjusted EBITDA represents net income or loss prepared in accordance GAAP and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income tax expense; depreciation and amortization; combination, integration, and other related expenses; restructuring charges, net; liabilities management and separation costs; gains/losses on debt extinguishment; gains/losses on divestitures; fresh-start inventory-related expenses; business combination inventory-related expense; share-based compensation; and other items identified by the Company.
Adjusted EBITDA from Continuing Operations
Adjusted EBITDA from continuing operations represents Adjusted EBITDA (as defined above) and as adjusted for income (loss) from discontinued operations.
Pro Forma Combined Net Sales and Pro Forma Combined Adjusted EBITDA
Keenova pro forma combined net sales and pro forma combined Adjusted EBITDA reflect Keenova’s continuing operations as if the merger with Endo and the separation of Par Health had each occurred at the beginning of the respective periods presented. Pro forma combined results for 2025 exclude Endo’s International Pharmaceuticals business, which was sold in 2025.
The following table summarizes pro forma combined net sales for the periods presented.
(Unaudited, $ in millions)	FY25(1)	Endo Pre-Merger(2)	Other(3)	Pro Forma FY25
Acthar Gel	$677.5	$—	$—	$677.5
Xiaflex	246.6	299.7	—	546.3
INOmax	244.8	—	—	244.8
Amitiza	70.6	—	—	70.6
Other Products	160.6	188.3	(1.8)	347.1
License Revenues	30.6	13.6	—	44.2
Total	$1,430.6	$501.6	$(1.8)	$1,930.4
Totals may not add due to rounding.
(1)
FY25 Keenova Net Sales.

(2)
Addition of Endo Brands Net Sales for the pre-merger period January 1 to July 31, 2025, as derived from Endo accounting records.

(3)
Removes Endocet (a discounted Gx Product) net sales included in “FY25.”

2026 Proxy Statement | A-1

Annex A
The following table summarizes pro forma combined Adjusted EBITDA for the periods presented.
($ in millions)	FY25(1)	Endo Pre-Merger(2)	Other(3)	Pro Forma FY25
Net Income (loss)	$(489.5)	$(375.9)	$(0.6)	$(865.9)
Net (income) loss from discontinued operations	32.0	26.2		58.2
Interest expense, net	149.2	124.3		273.5
Income tax (benefit) expense	(23.8)	117.9		94.1
Depreciation	15.1	6.2		21.4
Amortization	115.5	108.7		224.2
Combination, integration, and other related expenses	141.2	66.0		207.2
Restructuring charges, net	(2.2)			(2.2)
Liabilities management and separation costs	—			—
Loss (gain) on extinguishment of debt	(15.9)			(15.9)
Loss (gain) on divestiture	5.9	—		5.9
Fresh-start inventory-related expenses	183.8	140.7		324.5
Business combination inventory-related expenses	209.0			209.0
Share-based compensation	43.7	5.0		48.7
Change in fair value of contingent consideration	14.3	1.3		15.6
Change in derivative asset and liabilities fair value	5.2			5.2
Unrealized loss (gain) on equity investment	1.7			1.7
Reorganization items, net	—			—
Other	(0.1)	3.5		3.4
Adjusted EBITDA from continuing operations	$385.1	$224.1	$(0.6)	$608.6

(1)
FY25 Keenova results.

(2)
Addition of Endo Brands Net Sales for the pre-merger period January 1 to July 31, 2025, as derived from Endo accounting records.

(3)
Removes Endocet (a discontinued Gx product) results included in “FY25”.

A-2 | 2026 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V92146-P49782 For Against Abstain For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title. KEENOVA THERAPEUTICS PLC The Board of Directors recommends a vote FOR the nominees listed under Item 1. Item 1 - Election of Directors NOMINEES: Item 3 - Advisory non-binding vote to approve the Company's executive compensation. The Board of Directors recommends a vote FOR Items 2 and 3. The Board of Directors recommends a vote for 1 Year for Item 4. The Board of Directors recommends a vote FOR Items 5 and 6. Item 2 - Advisory non-binding vote to approve the re-appointment of the independent auditors and binding vote to authorize the Audit Committee to set the independent auditors' remuneration. Item 4 - Advisory non-binding vote on frequency of future advisory non-binding votes to approve the Company's executive compensation. Item 5 - Approve the reduction of Company capital (Special Resolution). Item 6 - Approve an amendment to the Company’s articles of association (Special Resolution). 1a. Paul M. Bisaro 1b. Leslie Donato 1c. Katina Dorton 1d. Paul Efron 1e. Scott Hirsch 1f. Sophia Langlois 1g. Sigurdur O. Olafsson 1h. Marc Yoskowitz 1i. Jonathan Zinman 1 Year 2 Years 3 Years Abstain ! ! ! Please indicate if you plan to attend the meeting. Yes No ! ! ! ! ! ! ! ! ! SCAN TO KEENOVA THERAPEUTICS PLC VIEW MATERIALS & VOTE w COMPANY SECRETARY COLLEGE BUSINESS & TECHNOLOGY PARK CRUISERATH, BLANCHARDSTOWN DUBLIN 15, IRELAND VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. U.S. Eastern Time on June 1, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. U.S. Eastern Time on June 1, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Keenova Therapeutics plc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. U.S. Eastern Time on June 1, 2026. If you transmit your voting instructions by the internet or by telephone, you do NOT need to mail back your proxy card.

V92147-P49782Annual General Meeting of Shareholders Tuesday, June 2, 2026, 12:30 p.m., local timeArthur Cox LLPTen Earlsfort TerraceDublin 2, D02 T380, IrelandImportant Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: Notice and Proxy Statement, including resolutions, and Annual Report on Form 10-K are available at www.proxyvote.com and in the Investor Relations section of our website at www.keenova.com.Irish Statutory Accounts will be available at www.proxyvote.com and in the Investor Relations section of our website at www.keenova.com at least 21 days prior to the Annual General Meeting.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL GENERAL MEETING OF SHAREHOLDERS JUNE 2, 2026 The undersigned hereby appoint(s) Sigurdur O. Olafsson and Mark A. Tyndall, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote all of the Ordinary Shares of Keenova Therapeutics plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 12:30 p.m., local time on Tuesday, June 2, 2026, at the office of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement and, in their discretion, upon any and all other matters that may properly come before the meeting or any adjournment or postponement of the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Continued and to be signed on reverse side